No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise. This prospectus constitutes a public offering of these securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such securities. These securities have not been and will not be registered under the United States Securities Act of 1933, as amended (the "1933 Act") or any state securities laws. Accordingly, these securities may not be offered or sold within the United States or to a U.S. Person (as such term is defined in Regulation S under the 1933 Act) unless registered under the 1933 Act and applicable state securities laws or an exemption from such registration is available. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of these securities within the United States. See "Plan of Distribution".

PROSPECTUS

New Issue	May 27, 2005

SUTCLIFFE RESOURCES LTD. Maximum Offering: 8,000,000 Units ($2,000,000) Minimum Offering: 6,000,000 Units ($1,500,000) Price: $0.25 per Unit

This prospectus qualifies the distribution of a minimum of 6,000,000 units (the "Units") (the "Minimum Offering") and a maximum of 8,000,000 Units (the "Maximum Offering") of Sutcliffe Resources Ltd. ("Sutcliffe" or the "Corporation") at a price of $0.25 per Unit for gross proceeds of a minimum of $1,500,000 and a maximum of $2,000,000 (collectively, the "Offering"). Each Unit is comprised of (1) one common share ("Common Share") and (1/2) one-half of (1) one Common Share purchase warrant ("Warrant"), each whole Warrant entitling the holder thereof to acquire an additional Common Share at a price of $0.35 per Common Share for a period of two years from the date of issuance.

The Units will separate into Common Shares and Warrants upon issue. Up to a maximum of 3,000,000 Common Shares comprising a part of the Units distributed under the Offering to purchasers will be issued as "flow-through shares" (the "Flow-Through Shares") within the meaning of the Income Tax Act (Canada) (the "Tax Act"). See "Plan of Distribution".

The Corporation will use commercially-reasonable efforts to incur and renounce to each such subscriber of Units consisting of Flow-Through Shares, effective on or before December 31, 2005, Canadian exploration expense ("CEE") (that qualify as a "flow-through mining expenditure" as defined in the Tax Act) in an amount equal to the aggregate purchase price paid by such subscriber for such Units, less the portion of the price allocated to Warrants comprised therein. The CEE the Corporation will incur will qualify as "flow-through mining expenditures", as defined in the Tax Act, for the purposes of the 15% non-refundable investment tax credit for individuals (other than trusts) who subscribe for Units. Further, to the extent that the Corporation will incur such CEE in British Columbia, it will qualify as "BC flow-though mining expenditures", as defined in the Income Tax Act (British Columbia) (the "BC Tax Act"), for the purposes of the 20% non-refundable tax credit for individuals (other than trusts) who are subject to the BC Tax Act and who subscribe for Units. See "Plan of Distribution", "Canadian Federal Income Tax Considerations" and "British Columbia Tax Considerations".

The TSX Venture Exchange (the "Exchange") has conditionally approved the listing of the Common Shares, subject to the Corporation fulfilling the requirements of such Exchange, including the distribution of the Common Shares to a minimum number of public shareholders.

The offering price of the Units offered under this prospectus was determined by negotiation between the Corporation and the Agents (as defined below). There is no market through which the Warrants may be sold and holders may be unable to dispose of the Warrants on a timely basis. See "Plan of Distribution".

Canaccord Capital Corporation (the "Agent") conditionally offers the Units, on a "commercially reasonable efforts" basis subject to the completion of the Minimum Offering, if, as and when issued by the Corporation and delivered to and accepted by the Agent in accordance with the conditions contained in an agency agreement between the Agent and the Corporation (the "Agency Agreement") referred to under "Plan of Distribution" and subject to the approval of certain legal matters relating to the Offering on behalf of the Corporation by Burnet, Duckworth & Palmer LLP and on behalf of the Agent by Miller Thomson LLP. Subscriptions for Units will be received subject to rejection or allotment in whole or in part and the right is reserved to close the subscription books at any time without notice. It is expected that closing will occur on or about June 17, 2005 or such other date as the Corporation and the Agent may agree. Definitive certificates representing the Common Shares and Warrants will be available for delivery at closing. Subject to applicable laws, the Agent may, in connection with the Offering, effect transactions which stabilize or maintain the market price of the Common Shares at levels other than those which might otherwise prevail on the open market. See "Plan of Distribution".

			Agent's	Net Proceeds to the
	Number of Units	Price to Public	Commission(1)	Corporation(2)

Per Unit	1	$0.25	$0.02	$0.23
Minimum Offering	6,000,000	$1,500,000	$120,000	$1,380,000
Maximum Offering	8,000,000	$2,000,000	$160,000	$1,840,000

Notes:

(1)

A commission of 8% of the gross proceeds of the Offering will be paid in cash to the Agent in addition to being issued that number of Common Share purchase warrants (the "Agent's Warrants") equal to 12% of the total number of Units sold pursuant to the Offering, which will be a minimum of 720,000 Agent's Warrants under the Minimum Offering and a maximum of 960,000 Agent's Warrants under the Maximum Offering. Each Agent Warrant entitles the Agent to acquire an additional Common Share at a price of $0.25 per Common Share for a period of two years from the date of issuance. The Agent will also be paid Corporate Finance Units to be paid by the Corporation by the issuance of 500,000 Units (which have the same terms as those sold under the Offering) to the Agent at the closing of the Offering (the "Corporate Finance Units") and will be reimbursed by the Corporation for its reasonable out-of-pocket expenses including its legal fees and disbursements. No Common Shares which may be issued to the Agent will qualify as "flow-through shares". The Agent has been paid a non-refundable work fee of $20,000 and an advance retainer of $20,000 to be applied to the Agent's expenses. See "Plan of Distribution".

(2)

Before deducting expenses of the Offering, which includes legal fees and other expenses of the Corporation, the Agent's fees, expenses, legal fees and the listing fee payable to the Exchange and filing fees payable to the applicable securities regulatory authorities, estimated at approximately $85,000 to be paid from the general funds of the Corporation.

Pursuant to the Agency Agreement, the Agent will be granted a non-transferable over-allotment option (the "Agent's Option") to obtain additional subscriptions for that number of Units equal to 15% of the number of Units sold pursuant to the Offering at a price of $0.25 per Unit. If the Agent's Option is exercised in full, Agent's commission and net proceeds to the corporation would be $184,000 and $2,116,000, respectively, assuming the Maximum Offering. The Agent's Option is qualified for distribution under this prospectus. This prospectus also qualifies the distribution of the Corporate Finance Units and Agent's Warrants. See "Plan of Distribution".

The Offering hereunder should be considered highly speculative due to the Corporation's present stage of development, its business and its proposed future involvement in mineral exploration and certain other factors. Investments in small businesses involve a high degree of risk and investors should not invest any funds in the Offering unless they can afford to lose their entire investment. Investors should consult with their professional advisors to assess an investment in the Units. The Corporation has written off all the mineral properties it previously held and anticipates that any mineral properties it acquires in the future would be exploratory only, which increases the degree of risk substantially as compared to properties in the development stage. There is no assurance that the Corporation's mineral exploration activities will result in any discoveries of commercial ore. Many competitors have substantially greater financial, technical, sales, marketing and other resources. The ongoing success of the Corporation will be dependent upon key personnel and there is no assurance that the Corporation will be able to hire additional technical and administrative personnel to enable it to expand, or to retain its existing personnel in a highly competitive industry. The Corporation has never paid a dividend on its Common Shares and does not intend to pay dividends on its Common Shares for the foreseeable future. See "Risk Factors".

This Offering is subject to the sale of 6,000,000 Units on or before 90 days from the final receipt date of this Prospectus, unless consent is obtained from the subscribers and the regulatory authorities to extend such date.

Canaccord Capital Corporation
#2200 – 609 Granville Street
Vancouver, British Columbia
V7Y 1H2

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus constitute forward-looking statements. The use of any of the words "anticipate", "continue", "estimate", "expect", "may", "will", "project", "should", "believe" and similar expressions are intended to identify forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results or events to differ materially from those anticipated in such forward-looking statements. The Corporation believes the expectations reflected in these forward-looking statements are based on reasonable assumptions but no assurance can be given that these expectations will prove to be correct and the forward-looking statements included in this prospectus should not be unduly relied upon. These statements speak only as of the date of this prospectus.

In particular, this prospectus contains forward-looking statements pertaining to the following:

  operating costs and commercial ore production levels;
  capital expenditure programs;
  the recoverable quantity of mineral reserves;
  projections of commodity prices and costs;
  supply and demand for commercial ore;
  expectations regarding the Corporation's ability to raise capital and to continually add to reserves through acquisitions, exploration and development; and
  treatment under governmental regulatory regimes and tax laws.

The Corporation's actual results could differ materially from those anticipated in these forward-looking statements as a result of the risk factors set forth below and elsewhere in this prospectus:

  volatility in market prices for commercial ore;
  liabilities inherent in mining operations;
  uncertainties associated with estimating mineral reserves;
  competition for, among other things, capital, acquisitions of mineral reserves, undeveloped lands and skilled personnel;
  incorrect assessments of the value of acquisitions;
  geological, technical and processing problems;
  fluctuations in foreign exchange or interest rates and stock market volatility;
  the Corporation's inability to obtain required mineral licenses, permits and regulatory approvals required to proceed with mining operations; and
  the other factors discussed under "Risk Factors" in this prospectus.

These factors should not be construed as exhaustive. The Corporation undertakes no obligation to update or revise any forward-looking statements.

SUMMARY OF THE PROSPECTUS

The following is a summary of the principal features of this distribution and should be read together with the more detailed information and financial data and statements contained elsewhere in this prospectus. Reference is made to the Glossary of Terms and Glossary of Technical Terms for the definitions of certain terms used in this prospectus and in this summary.

Sutcliffe Resources Ltd.

Business:

Sutcliffe is a junior issuer based in Vancouver, British Columbia that is presently engaged in the business of pursuing the acquisition of and participation in mining properties and mineral exploration projects in Canada. The Corporation formerly carried on mining operations in Brazil. Due to the poor state of the mining markets through 1997 and 1998, and the Corporation's limited cash resources, in 1998, the Corporation wrote off its interests in all properties held by it, and ceased to carry on any active operations. Due to the Corporation's limited access to cash, it ceased to prepare and deliver financial statements to its shareholders for a significant period of time and, accordingly, on February 23, 2000, each of the Commissions issued cease trade orders against the Corporation, and the Corporation took on a "dormant issuer" status under both the Alberta Act and the British Columbia Act. On December 12, 2003 and December 11, 2003, the ASC and the BCSC, respectively, approved the revocation of the Cease Trade Orders imposed on the Corporation's securities by the Commissions. The Corporation has been in the process of reactivating its operations and as such has acquired options to acquire interests in the Harrison Lake Nickel Copper Massive Sulphide Project and in the Beale Lake Property in British Columbia. See "Sutcliffe's Business".

Management and Directors	Sutcliffe's directors and senior officers are listed in the following table.

	Name	Position Held

	Laurence Stephenson	President and Director
	Glen Indra	Director
	Robert Maddigan	Director
	Susan Wong	Chief Financial Officer

The Offering

Offering:

A minimum of 6,000,000 Units (6,900,000 Units if the Agent's Option is exercised in full) and a maximum of 8,000,000 Units (9,200,000 Units if the Agent's Option is exercised in full) are being offered and qualified for distribution under this prospectus at a price of $0.25 per Unit. Each Unit is comprised of (1) one Common Share and (1/2) one-half of (1) one Warrant, each whole Warrant entitling the holder thereof to acquire an additional Common Share at a price of $0.35 per Common Share for a period of two years from the date of issuance. Up to a maximum of 3,000,000 Flow-Through Shares comprising a part of the Units will be issued pursuant to the Offering and the Corporation will use commercially-reasonable efforts to incur and renounce to each subscriber of Units consisting of Flow-Through Shares, effective on or before December 31, 2005 CEE in an amount equal to the aggregate purchase price paid by such subscriber for such Units, less the portion of such price allocated to Warrants comprised therein. The CEE the Corporation will incur will qualify as "flow-through mining expenditures", as defined in the Tax Act, for the purposes of the 15% non-refundable investment tax credit for individuals (other than trusts) who subscribe for Units. Further, to the extent that the Corporation will incur such CEE in British Columbia, it will qualify as "BC flow-through mining expenditures", as defined in the BC Tax Act, for the purposes of the 20% non-refundable tax credit for individuals (other than trusts) who are subject to the BC Tax Act and who subscribe for Units. In addition, the Corporation will grant to the Agent the Agent's Option (a non-transferable option to obtain additional subscriptions for that number of Units equal to 15% of the total number of Units sold pursuant to the Offering at a price of $0.25 per Unit. The Agent's Option is qualified for distribution under this prospectus. This prospectus also qualifies the distribution of the Corporate Finance Units and the Agent's Warrants. See "Plan of Distribution".

Price:	$0.25 per Unit for gross proceeds of a minimum of $1,500,000 and gross proceeds of a maximum of $2,000,000, excluding exercise of the Agent's Option.

Closing:	On or about June 17, 2005 or such other date as may be agreed to by the Corporation and the Agent. See "Plan of Distribution".

Use of Proceeds:

The net proceeds to the Corporation from the sale of Units pursuant to the Offering, before deducting all Offering expenses (which includes legal fees and other expenses of the Corporation, the Agent's expenses and legal fees, the listing fee payable to the Exchange and filing fees payable to the applicable securities regulatory authorities, estimated in the aggregate to be $85,000 (the "Offering Expenses")), will be approximately $1,380,000 under the Minimum Offering and $1,840,000 under the Maximum Offering. If the Agent's Option is exercised in full, the net proceeds to the Corporation from the sale of Units pursuant to the Offering, net of all the Offering Expenses, will be approximately $2,031,000. The net proceeds of the Offering will be used by the Corporation to fund various resource exploration projects and for general corporate purposes, with the funds raised from the issuance of Flow-Through Shares being used for CEE. See "Use of Proceeds".

The net proceeds to be received by the Corporation from the Offering, less the Corporation's working capital deficiency of $337,252 as at December 31, 2004, will result in available funds of $1,042,748 under the Minimum Offering and $1,502,748 under the Maximum Offering which funds will be used as follows:

	Minimum	Maximum
	($)	($)
To pay the cost of the Harrison Lake	330,000	330,000
Mineral Claims exploration program(1)
To pay the cost of the Beale Lake	235,000	235,000
exploration Mineral Claims work program
Administration costs for 12 months	198,000	198,000
To pay the cost of the Offering	85,000	85,000
Further unallocated working capital	194,748	654,748
TOTAL	1,042,748	1,502,748

Readers are also directed to the discussion of the Corporation's proposed business objectives contained under the heading "Corporate Strategy and Objectives". Although it is the Corporation's intention to apply the Available Funds as set forth above, management will regularly review its budget with respect to the success of the business and with respect to other opportunities which may become available from time to time. In the event that management determines that expenditures as originally planned are unwarranted, the remaining Available Funds may be used for other purposes. However, the Corporation will ensure that funds equal to the purchase price of Units allocated to Flow-Through Shares comprised therein will be used to incur CEE which qualifies as "flow-through mining expenditures", as defined in the Tax Act, for the purposes of the 15% non-refundable investment tax credit for individuals (other than trusts) who subscribe for Units.

Summary of Consolidated Financial Information

The following is a summary of selected consolidated financial information of the Corporation as at and for the periods indicated and should be read in conjunction with the consolidated financial statements of the Corporation and the notes thereto included elsewhere in this prospectus.

	Year ended December 31,
	2004	2003	2002
	($)	($)	($)
	(audited)	(audited)	(audited)

Revenue	$ Nil	$ Nil	$ Nil
Deferred Exploration & Development	357,680	129,585	Nil
Expenses for the Period
General and Administrative Expenses	70,631	224,806	125,788
Net Income (Loss)	(105,843)	(224,806)	(125,909)
Working Capital (Deficiency)	(337,252)	(139,519)	(877,429)
Current Assets	114,686	103,344	16,285
Long Term Liabilities	Nil	Nil	Nil
Shareholders’ Equity	5,753,710	4,631,400	4,631,400
Shares outstanding	11,633,900	2,412,500	2,412,500

Risk Factors

Risk Factors:	An investment in the Units may be considered highly speculative due to the Corporation's limited operating history and the inherent risks associated with mineral exploration and certain other factors.

Investments in small businesses involve a high degree of risk and investors should not invest any funds in the Offering unless they can afford to lose their entire investment. Investors should consult with their professional advisors to assess an investment in the Common Shares.

Assuming the Corporation is successful in proceeding with the Offering, it intends to negotiate further interests in mineral exploration projects in Canada. If the Corporation is successful in this regard, management anticipates that any interests in mining properties and mineral exploration projects which the Corporation acquires would be exploratory only, without a known body of commercial ore, which increases the degree of risk substantially as compared to properties in the development stage. There is no assurance that the Corporation's mineral exploration activities will result in discoveries of commercial ore. The mining industry is intensely competitive in all of its phases and the Corporation competes directly with other companies that have greater resources.

For the Corporation to continue its operations it may have to seek out additional financing to conduct exploration or continue its operations over the longer term. The future of the Corporation depends upon being able to raise further capital to finance its capital budget and there is no assurance that the Corporation will be successful in raising such capital.

The Corporation's success depends on certain of its executive officers and key technical and other staff, the loss of one or more of whom would have a material adverse affect on the Corporation's financial condition and results of operations. Most of the above factors are beyond the control of the Corporation. See "Risk Factors".

Dividend Policy

Dividend Policy:

The Corporation has not paid any dividends on its Common Shares to the date hereof. It is the present policy of the board of directors of the Corporation to retain any earnings to finance the Corporation's ongoing activities and, therefore, the Corporation does not anticipate paying any dividends in the immediate or foreseeable future. See "Dividend Record and Policy".

GLOSSARY OF TERMS

In this prospectus, unless the context otherwise requires, the following words and phrases shall have the meanings set forth below:

"606896" means 606896 B.C. Ltd.;

"ABCA" means the Business Corporations Act (Alberta), together with any amendments thereto and all regulations promulgated thereunder;

"Advance Royalty" means a royalty payable by the Corporation and IMM to 606896 of $18,000 and a further $18,000 on July 31 each year in the event commercial production has not commenced on the Harrison Lake Mineral Claims on or before July 31, 2008 if the Corporation and IMM continue to hold an interest in the Harrison Lake Mineral Claims;

"Agency Agreement" means the agency agreement dated May 27, 2005 between the Corporation and the Agent;

"Agent" means Canaccord Capital Corporation;

"Agent's Option" means the non-transferable over-allotment option to be granted by the Corporation to the Agent entitling the Agent to accept additional subscriptions for that number of Units equal to 15% of the total number of Units sold pursuant to the Offering at a price of $0.25 per Unit;

"Agent's Warrants" means that number of Common Share purchase warrants to be issued by the Corporation to the Agent equal to 12% of the total number of Units sold pursuant to the Offering, which warrants entitle the Agent to acquire an additional Common Share at a price of $0.25 per Common Share for a period of 2 years from the date of issue;

"Alberta Act" means the Securities Act (Alberta);

"ASC" means the Alberta Securities Commission;

"Available Funds" means the funds which will be available to the Corporation after giving effect to the Offering;

"Beale Lake Mineral Claims" means the 2 mineral claims consisting of 18 units situated in the Liard Mining Division in the Province of British Columbia, near Beale Lake.

"BCSC" means the British Columbia Securities Commission;

"Beale Lake Report" means, collectively, the geological-geochemical summary report on the Beale Lake Property dated May 2003 and the Addendum relating to sampling method, sample preparation and data verification dated July 16, 2004 prepared by John A. Nicholson for Sutcliffe;

"British Columbia Act" means the Securities Act (British Columbia);

"Cease Trade Orders" means the cease trade orders issued against the Corporation by the ASC dated effective February 4, 2000 and the BCSC dated February 23, 2000;

"CEE" means Canadian exploration expense as defined in subsection 66.1(6) of the Tax Act; "Closing" means the completion of the Offering; "Closing Date" means the closing date of this offering;

"Commissions" means the Alberta Securities Commission and the British Columbia Securities Commission;

"Common Shares" means the common shares in the capital of the Corporation, as presently constituted, and, where the context requires, includes the Common Shares offered hereunder;

"company" unless specifically indicated otherwise, means a corporation, unincorporated association or organization, body corporate, partnership, trust, association or other entity other than an individual;

"Consolidation" means the consolidation of the Corporation's issued and outstanding share capital, which occurred on January 5, 1999, whereby one (1) new Common Share was issued for each ten (10) common shares formerly issued and outstanding;

"Corporate Finance Units" means the Corporate Finance Units to be paid by the Corporation by the issuance of 500,000 Units to the Agent at the closing of the Offering;

"Corporation" means Sutcliffe Resources Ltd., a corporation continued under the ABCA, having an office in the City of Vancouver, in the Province of British Columbia;

"Debt Holders" means Barbara Krueger and Catalina Trading Ltd. which held unsecured debts of approximately $210,575;

"Debt Settlement Agreement" means the debt settlement agreement dated March 30, 2001 among the Debt Holders and the Corporation, pursuant to which the Corporation agreed, subject to satisfaction of certain conditions, to issue an aggregate of 1,200,000 Common Shares, each at a deemed price of $0.15 per Common Share, in order to extinguish outstanding debts in the aggregate principal amount of $180,000 currently owing to the Debt Holders;

"Escrow Agreement" means collectively the escrow agreement dated December 31, 2003 among Sutcliffe, the Trustee and each Laurence Stephenson, Glen Indra and Robert Maddigan, in respect of 2,100,000 Common Shares issued for nominal consideration and the escrow agreement to be dated as of the Closing Date among Sutcliffe, the Trustee and each of Laurence Stephenson, Glen Indra, Floralynn Investments Ltd. (a private company wholly-owned by Glen Indra) and Robert Maddigan in respect of an aggregate 1,572,000 Common shares held by the directors and officers of the Corporation;

"Exchange" means the TSX Venture Exchange Inc.;

"Flow-Through Shares" means up to 3,000,000 Common Shares comprising a part of the Units distributed under the Offering to be issued as "flow-through" shares within the meaning of the Tax Act;

"GAAP" means Canadian generally accepted accounting principles;

"Gross Rock Revenue" means, for any period the difference between:

(a)	The sum of:

(i)

the gross proceeds received by the Corporation and IMM in that period from the sale of sand, rock or gravel (collectively the "Rock") produced from the Harrison Lake Mineral Claims, excepting those mineral claims subject to the Leader Option, to a party that is an arm's length to the Corporation and IMM, or that would have been received by the Corporation and IMM if the purchaser of Rock were at arm's length to the Corporation and IMM; and

(b)	and the sum of:

	(i)	the sum of any Advance Royalties paid and not subtracted from the Net Smelter Return gross proceeds;

	(ii)	any insurance costs in connection with shipping such Rock;

(iii)	any costs of transport;

(iv)	all costs of the Corporation and IMM associated with such sales involving handling, weighing, sampling, determination of water content, insuring and packaging;

(v)	the costs of marketing, adjusted for rebates or allowance made or given;

(vi)	any sales, severance, gross production, privilege or similar taxes (other than income taxes or mining taxes based on income) assessed on or in connection with the Rock or the value thereof; and

(vii)	any treatment, beneficiation or other charges or penalties deducted by any purchaser to whom such Rock is shipped that have not been previously deducted in the computation of gross proceeds;

"Harrison Lake Mineral Claims" means the 92 contiguous mineral claims consisting of 906 claim units situated in the New Westminster Mining District, in the Province of British Columbia near Harrison Lake.

"Harrison Report" means the geological, geochemical, geophysical report on the Harrison Lake Nickel Copper Massive Sulphide Project dated January 2005 prepared by George E. Nicholson for IMM and the Corporation;

"IMM" means International Millennium Mining Corp.;

"Joint Venture Agreement" means the arm's-length agreement dated August 27, 2003, as amended December 31, 2003, January 5, 2004 and November 5, 2004, between IMM and the Corporation;

"Letter of Intent" means the arm's-length agreement dated February 5, 2003, as amended September 15, 2004, between David Fleming and the Corporation;

"Letter Option" means the option/joint venture agreement dated October 15, 2001 between Leader Mining International Inc. and IMM whereby Leader was granted the right and option to earn up to 70% interest in 12 mineral claims of the Harrison Lake Mineral Claims.

"Maximum Offering" means the offering of up to 8,000,000 Units under this prospectus raising maximum gross proceeds of $2,000,000;

"Minimum Listing Requirements" means the minimum financial, distribution and other standards that must be met by applicants seeking a listing on a particular tier of the Exchange;

"Minimum Offering" means the offering of a minimum of 6,000,000 Units under this prospectus raising minimum gross proceeds of $1,500,000;

"Net Smelter Return" means, for any period the difference between:

(a)	the sum of

(i)

the gross proceeds received by the Corporation and IMM in that period from the sale of Products produced from the Harrison Lake Mineral Claims, excepting those mineral claims subject to the Leader Option, to a party that is arm's length to the Corporation and IMM, or that would have been received by the Corporation and IMM if the purchaser of the Products were at arm's length to the Corporation and IMM; and

	(ii)	in the case of the sale of the Products that are ores that have not been processed in a mill, the estimated cost that would have been incurred in crushing and beneficiating such

Products in a mill as agreed by the parties or otherwise determined by a competent mining or metallurgical engineer;

(b)	and the sum of:

	(i)	the sum of any Advance Royalties paid and not subtracted from the Gross Rock Revenue gross proceeds;

	(ii)	any insurance costs in connection with shipping such Products;

	(iii)	any costs of transport;

	(iv)	all costs of the Corporation and IMM associated with such sales involving handling, weighing, sampling, determination of water content, insuring and packaging;

	(v)	the costs of marketing, adjusted for rebates or allowance made or given;

	(vi)	any sales, severance, gross reduction, privilege or similar taxes (other than income taxes or mining taxes based on income) assessed on or in connection with the Products or the value thereof; and

(vii)

any treatment, beneficiation or other charges penalties deducted by any smelter or refinery to which such Products are shipped that have not been previously deducted in the computation of gross proceeds.

"NI 43-101" means National Instrument 43-101 – Standards of Disclosure for Mineral Projects;

"Offering" means the offering of Units in accordance with the terms of this prospectus;

"Offering Expenses" means the legal fees and other expenses of the Corporation, the Agent's expenses and legal fees, the listing fee payable to the Exchange and filing fees payable to the applicable securities regulatory authorities estimated in the aggregate to be $85,000;

"Person" means a company or individual;

"Private Placement" means the non-brokered private placement of 6,771,400 units in the capital of the Corporation, each unit being comprised of (1) one common share and (1) one common share purchase warrant of the Corporation, which warrant is exercisable to purchase one common share at a price of $0.25 for a period of two years from the date of issuance, at a price of $0.15 per unit for gross proceeds to the Corporation of $1,015,710;

"Production Royalty" means the amount in dollars calculated by multiplying the 2% royalty reserved for 606896 times the Net Smelter Return.

"Products" means all ores, minerals and mineral resources produced from the Harrison Lake Mineral Claims;

"Promoter" has the meaning specified in section 1(rr) of the Securities Act (Alberta);

"Rock Royalty" means the amount in dollars calculated by multiplying the 7.5% royalty reserved for 606896 times the Gross Rock Revenue;

"Sale, Purchase and Assignment Agreement" means the arm's-length agreement dated March 7, 2003, as amended December 31, 2003, January 5, 2004 and November 5, 2004, among 606896, the Corporation and IMM;

"SEDAR" means System for Electronic Document Analysis and Retrieval;

"Sutcliffe" or "Corporation" means Sutcliffe Resources Ltd.;

"Tax Act" means the Income Tax Act (Canada), R.S.C. 1985, c. 1 (5th Supp.), as amended;

"Trustee" means Computershare Trust Corporation of Canada;

"Units" means the units offered hereunder at a price of $0.25 per Unit, each Unit comprised of one (1) Common Share and (1/2) one-half of (1) one Warrant; and

"Warrants" means the Common Share purchase warrants comprising a part of the Units, each Warrant entitling the holder thereof to acquire one (1) Common Share at an exercise price of $0.35 per Common Share for a period of two years from the Closing Date.

Words importing the singular number, where the context requires, include the plural and vice versa and words importing any gender include all genders.

In this prospectus, unless otherwise specified, all references to "dollars" or to "$" are Canadian dollars.

GLOSSARY OF TECHNICAL TERMS

The following are definitions of certain of the geological terms and references which may be contained in this prospectus.

"Ag" means silver;

"anomaly" and "anomalous" means a value higher or lower than the expected; outlining a zone of potential exploration interest but not necessarily of commercial significance;

"anorthositic" means a plutonic rock compositionally containing at least 90% plagioclase feldspar commonly associated with gabbros in stocks, dykes and batholiths;

"Au" means gold;

"blebs" are small rounded to elongate inclusions;

"bornitic" refers to rock containing the copper sulphide mineral bornite Cu5FeS4, an important copper ore mineral;

"breccia" is a course grained clastic rock composed of angular broken rock fragments held together by a mineral;

"chalococite" is a copper sulphide (Cu2S);

"chalcopyrite" is a copper sulphide (Cu5FeS5);

"copper equivalent" means the percentage of marketable metals or minerals contained in mineralized material, determined by converting all other metals other than copper to equivalent copper on the basis of a market price for such metals at a given time;

"Cu" means copper;

"cuprite" is a copper oxide (Cu2O);

"decline" means a downward sloping tunnel providing road access from the surface to underground mine operations;

"development" means the work of preparing a mineral deposit for commercial production including installation of plant and machinery and the construction of all related facilities;

"diorite" is a plutonic rock composed essentially of sodic plagioclase and hornblended, biottie or pyroxene with minor if any quartz or orthoclase;

"disseminated ore" means a scattered distribution of generally fine-grained metal bearing minerals throughout a rock body, in sufficient quantity to make the deposit an ore;

"exploration" means prospecting, drilling and other work involved in searching for ore bodies;

"fault" means a fracture or fracture zone along which there has been displacement of the sides ;

"gabbro" is a group of dark-coloured, basic intrusive igneous rocks, the approximate intrusive equivalent of basalt;

"gangue" is the valueless rock or mineral aggregates in an ore;

"grade" is the weight of valuable minerals in each tonne of ore;

"g/t" means grams per tonne;

"hypogene" means primary mineral deposits formed by generally ascending solutions in or from below the earth's crust;

"Indicated Mineral Resource" means that part of a mineral resource for which quantity, grade or quality, densities, shape and physical characteristics, can be estimated with a level of confidence sufficient to allow the appropriate application of technical and economic parameters, to support mine planning and evaluation of the economic viability of the deposit. The estimate is based on detailed and reliable exploration and testing information gathered through appropriate techniques from locations such as outcrops, trenches, pits, workings and drill holes that are spaced closely enough for geological and grade continuity to be reasonably assumed;

"intrusive" a rock formed by the process of emplacement of magma in pre-existing rock;

"mafic" means igneous rock primarily composed of dark coloured iron and magnesium bearing minerals;

"magmatic" means rock derived from cooling magma emplaced in the earth's crust;

"mineralization" means rock containing an undetermined amount of minerals or metals;

"Mineral Reserve" means the economically mineable part of a Measured or Indicated Mineral Resource demonstrated by at least a Preliminary Feasibility Study. This Study must include adequate information on mining, processing, metallurgical, economic and relevant factors that demonstrate, at the time of reporting, that economic extraction can be justified. A Mineral Reserve includes diluting materials and allowances for losses that may occur when the material is mined;

"Mineral Resource" means a concentration or occurrence of natural, solid, inorganic or fossilized organic material in or on the earth's crust in such form and quantity and of such a grade or quality that it has reasonable prospects for economic extraction. The location, quantity, grade, geological characteristics and continuity of a Mineral Resources are known, estimated or interpreted from specific geological evidence and knowledge;

"mineral zone" means a mineral-bearing belt or area;

"Ore" is a natural aggregate of one or more minerals which, at a specified time and place, may be mined, processed and sold at a profit, or from which some part may profitably be separated;

"oz/t" means Troy ounces per short ton;

"Pd" means palladium;

"Paleozoic" is an era of geological time extending from approximately 540 to 250 million years before the present;

"percussion drill" means a drill that operates by having the drill bit fall with force onto the rock;

"petrographic study" is the identification of minerals with the aid of a microscope;

"plutonic" means a phaneritic igneous rock that has crystallized at depth within earth's crust;

"porphyry" means an igneous rock containing conspicuous crystals or phenocrysts in a fine-grained groundmass; it refers to a type of mineral deposit in which ore minerals are widely disseminated, generally of low grade but large tonnage;

"porphyry copper" is a type of deposit in which the copper mineralization occurs as discrete grains and veins throughout a large volume of rock;

"Reserve" means that part of a resource which can be legally mined at a profit under specified economic conditions that are generally accepted by the mining industry as reasonable under current economic conditions, demonstrated by at least a preliminary feasibility study based on measured resources and indicated resources only;

"resource" means a concentration of naturally occurring materials in such form that economic extraction is currently or potentially feasible;

"short ton" a unit of weight which equals 2,000 pounds;

"sulphides" or "sulfides" are a group of minerals consisting of metals combined with sulphur; common metallic ores;

"supergene" means a secondary enrichment of a rock body by a re-precipitation of oxides and sulphides from descending ground water; and

"tonne" means metric tonne (2,204 pounds).

CONVENTIONS

Certain terms used herein are defined in the "Glossary of Terms" and "Glossary of Technical Terms". All historical financial information with respect to the Corporation has been presented in Canadian dollars in accordance with GAAP.

ABBREVIATIONS

As	Arsenic	Mn	Manganese
Au	Gold	Ni	Nickel
Ba	Barium	Os/t	Osmium per tonne
Ca	Calcium	Pd/t	palladium per tonne
Cd	Cadmium	Pt/t	platinum per tonne
Cr	Chromium	Sb	Antimony
F	Fluorine	Sn	Tin
Fe	Iron	U	Uranium
Hg	Mercury	V	Vanadium

CONVERSION FACTORS

Measurements in this prospectus are generally given in metric units. The following table sets forth standard conversions between metric units of measure and imperial units of measure.

To Convert From	To	Multiply By
Cubic metres	cubic yards	1.308
Metres	Feet	3.281
Kilometres	Miles	0.621
Hectares	Acres	2.471
Kilograms	Pounds	2.205
Tonnes	long tons	0.984
KJ/kg	Btu/lb	0.430

SUTCLIFFE RESOURCES LTD.

General

The Corporation was incorporated as Latin American Mining Investment Corp. on February 6, 1996 under the Company Act (British Columbia) (now the Business Corporations Act (British Columbia)) and was subsequently continued under the Business Corporations Act (Ontario) effective June 3, 1996. On November 4, 1996, the Corporation was continued from Ontario to Alberta as Latin American Mining Investment Corp. The Corporation was extra-provincially registered to carry on business in British Columbia effective February 18, 1997. Through Articles of Amendment dated effective January 5, 1999, the Corporation effected a consolidation of its issued and outstanding share capital on the basis of one (1) new Common Share for each ten (10) common shares formerly issued and outstanding and changed its name to "Sutcliffe Resources Ltd.".

The Corporation's principal office is located at Suite 420, 625 Howe Street, Vancouver, British Columbia, V6C 2T6, with its registered and records office located at 1400, 350 – 7th Avenue S.W., Calgary, Alberta, T2P 3N9. The Corporation has no subsidiaries.

SUTCLIFFE'S BUSINESS

General

The Corporation is presently engaged in the business of pursuing the acquisition of and participation in mining properties and mineral exploration projects in Canada. Historically, the Corporation had sought to develop mineral properties in Brazil, but abandoned such activities in 1998. Currently, the Corporation has been in the process of reactivating its operations and as such has acquired options to acquire interests in the Harrison Lake Nickel Copper Massive Sulphide Project and in the Beale Lake Property in British Columbia and is searching for interests in other exploration properties and projects. The ability to continue such activities depends upon, among other things, continued creditor support and the ability of the Corporation to obtain necessary financing.

Corporate History

The Corporation commenced operations on February 6, 1996 and principally focussed on fundraising efforts in order to satisfy its work commitments on the mining operations which it had previously pursued. On March 2, 1996, the Corporation entered into an agreement with Bolivar Mineral Fund Ltd. ("Bolivar"), as amended by agreements dated December 9, 1996, February 24, 1997, September 12, 1997, and May 6, 1998, whereby the Corporation acquired the option to an undivided 100% interest in the "Serrita Gold Project" in Brazil. On December 4, 1996, the Corporation completed a private placement of 10,408,000 pre-Consolidation units, each unit consisting of one pre-Consolidation common share and one share purchase warrant at a price of $0.25 per unit. Each two warrants entitled the holder thereof to acquire an additional pre-Consolidation common share at an exercise price of $0.50 at any time on or before the date that was 21 months from the issuance of the receipt for a final prospectus qualifying the distribution of such securities. The funds raised pursuant to this offering were utilized for option payments and exploration expenses on the now abandoned Serrita Gold Project.

During 1997, the Corporation issued 3,017,000 pre-Consolidation units at a price of $0.25 per unit, thereby raising proceeds of $754,250.

In 1997, the Corporation issued 320,000 special warrant units (the "Special Units") at a price of $0.50, thereby raising cash proceeds of $160,000. Each Special Unit was convertible, for no additional consideration, into one pre-Consolidation common share and one-half of one warrant, each whole warrant entitling the holder to purchase one pre-Consolidation common share at $0.75 at any time before June 1, 1999.

In 1998, due to the poor state of the mining markets and the Corporation's inability to raise any additional capital, the Corporation abandoned all mining activities and up to 2003 had not conducted any active operations since that time.

Effective January 5, 1999, the Corporation effected a consolidation of its issued and outstanding share capital, on the basis of one (1) new Common Share for each ten (10) common shares formerly issued and outstanding. At the same time, the Corporation changed its name to "Sutcliffe Resources Ltd.".

On February 4, 2000 and February 23, 2000, the ASC and the BCSC, respectively, each issued cease trade orders against the Corporation, and the Corporation existed as a "dormant issuer" under both the Alberta Act and the British Columbia Act until December, 2003. On December 12, 2003 and December 11, 2003, the ASC and the BCSC, respectively, approved the revocation of the Cease Trade Orders imposed on the Corporation's securities by the Commissions. On March 1, 2001, Mr. Laurence Stephenson was appointed the President and a director of the Corporation. Since that time significant steps have been taken in order to deal with the Corporation's creditors and to re-establish the Corporation as a viable going concern that is able to pursue potential acquisitions. The Corporation has proceeded to update and file all of its outstanding financial statements, has been successful in having the Cease Trade Orders revoked, has negotiated the Debt Settlement Agreement, has settled the debt owing to the balance of the Corporation's creditors and has acquired options to acquire interests in the Harrison Lake Nickel Copper Massive Sulphide Project and the Beale Lake Property in British Columbia. On March 31, 2004, the Corporation closed a non-brokered private placement of 6,771,400 units in the capital of the Corporation, each unit being comprised of (1) one common share and (1) one common share purchase warrant of the Corporation, which warrant is exercisable to purchase one common share at a price of $0.25 for a period of two years from the date of issuance at the price of $0.15 per unit for gross proceeds to the Corporation of $1,015,710 (the "Private Placement"). The proceeds of the Private Placement were used to fund general working capital and for extinguishing the debt owed to the Debt Holders. By completing each of these steps, management is of the view that the Corporation will be a viable entity which will be in a position to proceed with equity financing to fund future corporate operations.

Corporate Strategy and Objectives

Milestones Achieved

To date, the Corporation has been successful in meeting a number of business milestones in order to commence the reactivation of the Corporation. Specifically, the following tasks and milestones have been accomplished to date:

  the Corporation has been successful in retaining Mr. Laurence Stephenson as the President of the Corporation in order to assist the Corporation with its reactivation efforts;

  the Corporation has completed all of its required financial statements for the past three fiscal years and has filed these with the Commissions and disseminated the same to its shareholders;

  the Corporation has been successful in having the Cease Trade Orders revoked;

  the Corporation has been successful in negotiating the Debt Settlement Agreement which have resulted in the extinguishment of outstanding debts owed to the Debt Holders in the approximate aggregate amount of $210,575 and in extinguishing the debt owed to the balance of the Corporation's creditors;

  the Corporation has acquired options to acquire interests in the Harrison Lake Nickel Copper Massive Sulphide Project and the Beale Lake Property in British Columbia;

  the Corporation has completed the Private Placement, the proceeds of which were used to satisfy outstanding loans of the Corporation owing to the Debt Holders and to the balance of the Corporation's creditors and to fund general working capital; and

  the Corporation has engaged the Agent to proceed with the present prospectus offering with a view to garnering sufficient working capital for the Corporation to proceed with active operations in the pursuit of mineral exploration projects.

Milestones Moving Forward

The milestones that the Corporation hopes to fulfill in the future include the following:

  to complete the Offering and obtain Exchange listing which is expected to be completed by June 30, 2005 to continue the exploration and development of the mineral potential of exploration projects at both the Beale Lake and Harrison Lake properties to continue the investigation into other potential mineral properties that will be suitable for acquisition and further development by the Corporation

Harrison Lake Property

On March 7, 2003, 606896, the Corporation and IMM entered into the Sale, Purchase and Assignment Agreement, as amended, with respect to the purchase of certain mineral claims in the New Westminster Mining District near Harrison Lake located in the Southwest British Columbia. Pursuant to the Sale, Purchase and Assignment Agreement, the Corporation was granted an option from 606896 to acquire a 50% undivided right, title and interest in 92 contiguous mineral claims (the "Harrison Lake Mineral Claims"), consisting of 906 claim units (as described in Tables below) in this area. The Harrison Lake Mineral Claims were subject to a previous option/joint venture agreement between 606896 and Leader Mining International Inc. ("Leader") whereby 606896 granted Leader the right and option to earn up to a 70% interest in 12 of the Harrison Lake Mineral Claims comprised of 26 claim units (the "Leader Option Agreement"). The Leader Option Agreement was terminated in September, 2003. The Sale, Purchase and Assignment Agreement are also subject to a pro-rated 50% obligation with respect to the Advance Royalty, the Production Royalty equal to 50% of 2% Net Smelter Returns on production from the Harrison Lake Mineral Claims and to the Rock Royalty equal to 50% of 7.5% of Gross Rock Revenues reserved for 606896. The Advance Royalty stipulates that in the event commercial production has not commenced on the Harrison Lake Mineral Claims, with the exception of the mineral claims subject to the Leader Option, on or before July 31, 2008, and if IMM and the Corporation continue to hold an interest in the Harrison Lake Mineral Claims, IMM and the Corporation is to pay a royalty of $18,000 on July 31 each year thereafter until commercial production has commenced on the Harrison Lake Mineral Claims, as long as IMM and the Corporation hold an interest in the Harrison Lake Mineral Claims.

The acquisition of the Harrison Lake Mineral Claims is conditional upon the following: the payment to 606896 of $5,000 to be payable on or before September 5, 2003 (which payment has been made), the payment to 606896 of $20,000 to be payable on or before November 30, 2004 (which payment has been made) and, for the Corporation incurring not less than $300,000 of exploration and property maintenance expenditures upon or in relation to the Harrison Lake Mineral Claims on or before December 31, 2005 (of which such expenditures have not been incurred as of the date hereof). It is also a condition of the Sale, Purchase and Assignment Agreement that the Corporation, upon the commencement of commercial production upon the Harrison Lake Mineral Claims, issue to 606896 a pro-rata portion of 1,000,000 Common Shares equal in number to the percentage interest the Corporation holds in the Harrison Lake Mineral Claims times 1,000,000. Commercial production on the Harrison Lake Mineral Claims shall be deemed to have commenced on the first day following 30 days of continuous production of a commercially saleable mineral product from the Harrison Lake Mineral Claims.

The Harrison Lake Mineral Claims are set forth in the following tables:

Table 1. Settler Property - Harrison Lake Claims

Status as of: December 15, 2004

Claim Name	Units	Map Sheet	Record #	Expiry Date
PD 1 PD 2 PD 3 PD 4 PD 5 PD 6 PD 7 PD 8 PD 9 PD 10 PT 10 LS 2 PT 2 LS 5 LS 6 TWO LS 1 LS 3 LS 4 CLIFF JV OLD SETTLER 2 JV 2 Yale 1 Yale 6 Yale 7	1 1 1 1 1 1 1 1 1 1 4 18 12 9 6 1 18 6 9 18 18 4 12 8 16 18	M092H052
M092H052
M092H052
M092H052
M092H052
M092H052
M092H052
M092H052
M092H052
M092H052
M092H052
M092H052
M092H052
M092H052
M092H052
M092H052
M092H052
M092H052
M092H052
M092H052
M092H052 & 63
M092H052 & 53
M092H053
M092H053
M092H043, 53
M092H053	378836 378837 378838 378839 378840 378841 378842 378843 378844 378845 383430 379906 380426 383628 383629 383627 379905 383310 383311 389213 389212 391725 392208 400330 392206 392207	15-December-05
15-December-05
15-December-05
15-December-05
15-December-05
15-December-05
15-December-05
15-December-05
15-December-05
15-December-05
15-December-05
15-December-05
15-December-05
15-December-05
15-December-05
15-December-05
15-December-05
15-December-05
15-December-05
15-December-05
15-December-05
15-December-05
15-December-05
15-December-05
15-December-05
15-December-05
26 claims	187 units

Note:
(1)	These claims have been grouped given the common anniversary date and cash in lieu of the assessment work was paid to extend the expiry date of these claims to December 15, 2005.

Table 2. Buffer Property - Harrison Lake Claims(1)(3)

Status as of: December 15, 2004

Claim Name	Units	Map Sheet	Record #	Expiry Date(2)
BUFFER 6
BUFFER 7
BUFFER 5
PT 6
BUFFER 4
BUFFER 8
BUFFER 9
BUFFER 10
AO 6
AO 7
OLD FORK 1
OLD FORK 2
OLD FORK 3
OLD FORK 4
OLD FORK 5
OLD FORK 6
VI
VIA
URQ 1
URQ 2
Jackie 5
DH 1
DB1
Bloom 1
Bloom 2
Bloom 3
Bloom 4
Bloom 5
Bloom 6
Bloom 7
Bloom 8
Bloom 9
Bloom 10	20 15 16 20 14 16 16 14 1 1 1 1 1 1 1 1 15 5 20 20 14 1 16 12 16 4 18 1 1 1 1 1 1	M092H062
M092H062
M092H062
M092H052 & 62
M092H052 & 62
M092H052
M092H052
M092H052
M092H052
M092H052
M092H052
M092H052
M092H052
M092H052
M092H052
M092H052
M092H052 & 62
M092H052 & 62
M092H062
M092H062
M092H062
M092H062
M092H062
M092H061
M092H061
M092H061
M092H061
M092H061
M092H061
M092H061
M092H061
M092H061
M092H061	385458
385459
385457
378834
385456
386339
386340
386140
386848
386849
389892
389893
389894
389895
389896
389897
391726
391939
391940
391941
392613
392968
409913
401407
401408
401409
401410
401411
401412
401413
401414
401415
401416	15-December-05
15-December-05
15-December-05
15-December-05
15-December-05
15-December-05
15-December-05
15-December-05
15-December-05
15-December-05
15-December-05
15-December-05
15-December-05
15-December-05
15-December-05
15-December-05
15-December-05
15-December-05
15-December-05
15-December-05
15-December-05
15-December-05
15-December-05
15-December-05
15-December-05
15-December-05
15-December-05
15-December-05
15-December-05
15-December-05
15-December-05
15-December-05
15-December-05
33 claims	286 units

Note:
(1)	These claims have been grouped given the common anniversary date and cash in lieu of the assessment work was paid to extend the expiry date of these claims to December 15, 2005.
(2)	These claims originally expired in February 2004 as a result of an oversight by the Corporation.
(3)	These claims are currently held in the name of Laurence Stephenson, the President of the Corporation, in trust for the Corporation, pursuant to a trust declaration dated September 15, 2004.

Table 3. Hornet Property - Harrison Lake Claims(1)

Status as of: December 15, 2004

Claim Name	Units	Map Sheet	Record #	Expiry Date
AT 2 AT 1 CU 3 CU 1 CU 4 NI 1 NI 2 NI 4 Bowl NI 5 CU 2 NF 1 Duff Duff 1 Duff 2 Duff 3	20 6 16 6 18 18 9 20 6 20 8 16 15 18 6 8	M092H052 & 62 M092H052 & 62 M092H052 & 62 M092H062 M092H062 M092H062 M092H062 M092H062 M092H062 M092H061, 62 M092H062 M092H052 M092H062 M092H062 M092H062 M092H062	386842 386841 380432 380430 380433 380434 380435 380437 391486 380438 380451 391539 389891 389889 389891 389214	15-December-05
15-December-05
15-December-05
15-December-05
15-December-05
15-December-05
15-December-05
15-December-05
15-December-05
15-December-05
15-December-05
15-December-05
15-December-05
15-December-05
15-December-05
15-December-05
16 claims	210 units

Note:
(1)	These claims have been grouped given the common anniversary date and cash in lieu of the assessment work was paid to extend the expiry date of these claims to December 15, 2005.

Table 4. Clear Creek Property - Harrison Lake Claims(1)

Status as of: December 15, 2004

Claim Name	Units	Map Sheet	Record #	Expiry Date
NI 3 NI 6 CO 1 CO 2 CO 3 CO 4 LAHNA 1 LAHNA 2 LAURA 1 LAURA 2 LAURA 9 LAURA 6 LAURA 4 LAURA 5 CR 1 CR 2 LAURA 3	12 20 12 20 8 16 16 20 15 10 20 14 16 16 1 1 6	M092H062 M092H061 & 62 M092H061, 62, 71 & 72 M092H061 & 62 M092H061 M092H061 & 71 M092H071 & 72 M092H071 M092H062 M092H062 M092H062 M092H062 & 72 M092H062 & 72 M092H062 & 72 M092H062 M092H062 M092H062	380436 380439 380440 380441 380442 380443 385365 385366 383987 383988 383991 383995 383993 383994 383997 383998 383989	15-December-05
15-December-05

15-December-05
15-December-05
15-December-05
15-December-05
15-December-05
15-December-05
15-December-05
15-December-05
15-December-05
15-December-05
15-December-05
15-December-05
15-December-05
15-December-05
15-December-05
17 claims	223 units

Note:
(1)	These claims have been grouped given the common anniversary date and cash in lieu of the assessment work was paid to extend the expiry date of these claims to December 15, 2005.

Joint Venture Agreement

On August 27, 2003, IMM, a development stage company engaged in the acquisition and exploration of mineral properties in Canada and internationally, and the Corporation entered into the Joint Venture Agreement, as amended, governing the conduct of operations of the Harrison Lake Mineral Claims. Pursuant to the agreement, the Corporation and IMM contribute their interests in the Harrison Lake Mineral Claims. The initial contribution of the Corporation and IMM pursuant to the Joint Venture Agreement is their respective interests in the Harrison Lake Mineral Claims, each having a deemed value of $685,000.00.

Beale Lake Property

On February 5, 2003, David Fleming and the Corporation entered into the Letter of Intent with respect to the purchase of certain mineral claims in the Liard Mining Division of British Columbia, near Beale Lake. Pursuant to the Letter of Intent, the Corporation was granted an option from David Fleming to acquire a 100% interest 2 mineral claims (the "Beale Lake Mineral Claims"), consisting of 18 units (as described in the Table below) in this area. The Beale Lake Mineral Claims are subject to 2.5% net smelter royalty reserved for David Fleming with a buyout of 1% of 2.5% of the royalty (or 40% of the total net smelter royalty) for $1 million.

The acquisition of the Beale Lake Mineral Claims is conditional upon the payment to David Fleming of $120,000 (of which $40,000 has been paid by the Corporation), the issuance of 350,000 Common Shares of the Corporation to David Fleming and expending an aggregate of $1,550,000 on a work program which commenced June 15, 2003 and must be completed on or before October 31, 2008. In addition, should a positive feasibility study be completed and/or any commercial production from the Beale Lake Mineral Claims be attained, a bonus of 650,000 Common Shares shall be payable to David Fleming. A finders fee to be negotiated between the Corporation and David Fleming is also payable to David Fleming for the acquisition by the Corporation of the Beale Lake Mineral Claims.

The Beale Lake Mineral Claims are set forth in the following table:

Claim Name	Number	NTS Map Sheet	Units	Expiry Date
BLT 1	374633	104I/14E	18	July 21, 2005
BLT 2	374634	104I/14E	18	July 21, 2005

Notes:
(1)	All claims are registered in the name of David Fleming.
(2)	All claims occur within the Liard Mining District.

Principal Properties and Assets

The Corporation has entered into the Sale, Purchase and Assignment Agreement and Letter of Intent through which it may acquire interests in each of the Harrison Lake Mineral Claims and the Beale Lake Mineral Claims located in British Columbia. Other than options to acquire interests in the Harrison Lake Nickel Copper Massive Sulphide Project and the Beale Lake Property, the Corporation currently does not own any mining properties or material projects and does not have material assets of any nature, but is in the process of searching for exploration properties.

George E. Nicholson, Charles J. Greig and John A. Nicholson were retained by the Corporation to carry out a technical review and to produce reports on the Harrison Lake Nickel Copper Massive Sulphide Project and the Beale Lake Property in compliance with NI 43-101 standards. The Harrison Report and the Beale Lake Report and any amendments there to have been filed on SEDAR.

Consulting Geologist Reports – Qualified Persons

All disclosure of a technical nature in this prospectus respecting the Corporation's interests is derived from the Harrison Report and the Beale Lake Report. Such information has been included in this prospectus with the consent and prior review of George E. Nicholson, P.Geo. and Charles J. Greig, M.Sc., P.Geo. authors of the Harrison Report and John A. Nicholson, P.Geo. author of the Beale Lake Report. Messrs. Nicholson, Greig and Nicholson are "Qualified Persons" under NI 43-101. The Corporation does not presently have on its Board of Directors or in management an individual who is a "Qualified Person" under NI 43-101. However, Mr. Stephenson, a director of the Corporation, is an engineer by profession with a number of years experience in the industry. This individual has also reviewed all the disclosure of a technical nature in this document.

The Harrison Report and the Beale Lake Report have been posted on SEDAR and are available for inspection in Calgary at the offices of Burnet, Duckworth & Palmer LLP, (counsel to the Corporation) at Suite 1400, 350 – 7th Avenue S.W., Calgary, Alberta, Canada, T2P 3N9, during normal business hours.

Harrison Property - New Westminster Mining District - British Columbia

Property Acquisitions

The Harrison Lake Project was initiated by David Deering, P. Eng. in March of 2000. After careful research for local potential for Pd-Pt deposits, he focused on the Pacific Nickel Mine, 7 kilometres north of Hope, BC which was the fourth most productive Nickel-Copper area of Canada after Sudbury, Ontario; Thompson, Manitoba; and Lynn Lake, Manitoba.

In July 2000, Mr. Deering and other private parties staked 1,654 units, representing approximately 41,850 hectares covering most of the East Harrison Lake ultramafic belt, on behalf of 606896. Pursuant to an option agreement with 606896, dated July 30, 2001, amended by an amending agreement dated September 26, 2001 (collectively, the "Option Agreement"), IMM acquired a 100% interest in the north portion of the 606896 ground covering approximately 60% of the claims (976 units; representing 91 claims, approximately 24,400 hectares) (hereafter referred to as the "Harrison Lake Property").

Effective March 7, 2003, 606896 and IMM agreed to terminate the Option Agreement and replace it with the sale and purchase agreement between 606896 and IMM, whereby IMM acquired a direct fifty percent (50%) interest in 81 mineral claims (834 units) for cash, shares and net smelter royalty, and with Sale, Purchase and Assignment Agreement the Corporation acquired a direct fifty percent (50%) interest in the same claims for cash, shares and a net smelter royalty. Upon acquisition of the undivided fifty percent (50%) interests in the 81 mineral claims, but in any event not later than March 31, 2006, IMM and the Corporation shall be deemed to have entered into the Joint Venture Agreement. The original option blocks held by IMM pursuant to the Option Agreement comprising 91 claims (976 units) was reduced when it was determined through prospecting that one block (Fagervik) did not yield sufficient potential to justify further expenditures at this time.

Other companies including Stellar Pacific Ventures Ltd. and Leader Mining International Inc. have acquired mineral properties in the area – contiguous to IMM/and the Corporation’s ground.

To date, IMM has contracted Garex International Exploration Corp. to manage and carry out the exploration work on the Harrison Lake Properties.

Environmental and Socioeconomic Issues

The area surrounding Harrison Lake has been and continues to be an active logging region and at times active for mineral exploration. One area on the west side of North Fork drainage currently covered by the Krof claims had previously been clear cut and now the second growth is the site of a proposed spotted owl protective area although mining activities are still permitted.

All the parks in the area have been designated and set aside and occur well outside the claim boundaries, principally to the south by the town of Harrison Lake. One deemed recreation site occurs in the northeast of the claim block within the Laura 7 claim covering the Clear Creek hot springs. A partially developed road accessible site with rudimentary hot tubs is frequented regularly during late spring until the fall. This is a small site protected by a 100 metre buffer which has recently been clear cut around its perimeter.

While native land issues continue to be a problematic within British Columbia, and several native groups have overlapping land claims within the area of the claims, there is nothing to suggest it may become a problem for the Harrison Lake Project.

Property Description and Location

The Harrison Lake Property is located east of Harrison Lake in southwestern British Columbia (UTM Zone 10, Map Sheets M092H0 52, 53, 61, 62, 63, 71, 72) and has been continuously opened by ongoing logging operations, thereby providing very good access within the region enabling efficient staking in the area and a high level of accessibility for prospecting, mapping and sampling. Logging roads are found throughout the optioned claim group and open some 70% of it to vehicle supported exploration. Permitting for initial exploration work has been obtained and further permitting for development has been initiated for the Harrison Lake Property.

The Harrison Lake Property consists of 92 unpatented mineral claims, representing 906 units that have been staked and recorded by both two post and four post claims. The claims are contiguous. The authors of the Harrison Report reviewed claim-posts while in the field and found the optioned claims to be properly located and staked. An examination of the relevant claim forms found them also to be in order. The claims have not been legally surveyed.

Each claim block was formed based on geology, showings, operational logistics, and grouping practicality.

There are no known environmental concerns or parks designated for any area contained within the Harrison Lake Property. The Harrison Lake area is used extensively for recreational pursuits; however, it has no official designation.

The Harrison Lake Property has no encumbrances. As advanced exploration proceeds there may be bonding requirements for reclamation.

As set forth in the Sale, Purchase and Assignment Agreement, the Harrison Lake Property has been segmented in 4 geological blocks. Under the terms and conditions of the Sale, Purchase and Assignment Agreement the following acquisition costs apply for each party for their respective 50% interests: Lake Property mineral claims (approximately five percent of the Harrison Lake Property) by making cash payments of $131,917, and incurring exploration expenditures of $1 million on or before December 31, 2006, and by completing a feasibility study by December 31, 2007. The Sale, Purchase and Assignment Agreement remains in good standing and will transfer with the sale of claims to IMM and the Corporation.

Access, Climate, Local Resources, Infrastructure and Physiography

Access throughout the Harrison Lake Property is by well maintained logging roads which lead from the town of Harrison Hot Springs at the south end of Harrison Lake, British Columbia. Harrison Hot Springs is about two hours drive east of Vancouver in the Fraser Valley. The area has been permitted for mining in the past and a major hydroelectric line runs just south of the claim area. Not all logging roads on the Harrison Lake Property are currently accessible because they have been overgrown, locally washed-out, or reclaimed. No great difficulties were experienced, however, in accessing the optioned claim blocks throughout the Harrison Lake Property using 4-wheel drive trucks or all-terrain vehicles.

Topography in the Harrison Lake area is rugged rising from Harrison Lake at under 200 metres to the top of Settler Peak at over 1800 metres. The valleys are steep sided coastal mountain type with typical rain forest vegetation of the coastal ranges of British Columbia. There is a mix of cedar, hemlock, spruce trees with alder, willow and cottonwood on old roads and poorly drained areas. Undergrowth brush is typical with salal, devil’s club and assorted berry bushes. Climate is also typical of the Lower British Columbia Mainland area and is such that the lower and middle elevations will be workable year round with little difficulty. Higher ground may require snow machines or similar track mounted vehicles. The most snow observed on roads during the work periods was three metres in late January 2002 at the back end of Charles Creek and the top of Settler Creek. Small avalanches have been observed to only occur in defined stream drainages on an erratic basis and never of any magnitude.

All the major river drainages flow year round as do many subsidiary creeks. Harrison Lake area is an active logging region with plenty of heavy equipment and operators available for hire. Most of these operators live in Harrison Hot Springs, Agassiz, Mission, Chilliwack or Hope. These population centres total almost 50,000 people, are within a one hour drive of the project and provide all amenities including police, hospitals, groceries, fuel, helicopter services, hard-ware and other necessary items. Drilling companies are present in communities nearby, while assay facilities are located in Vancouver, British Columbia. The distances set out above do not include the Harrison East Forest Service Road, the main road departing from Harrison Lake from which all logging roads begin. This main road extends some 50 kilometres from the town of Harrison Hot Springs and is maintained year round. It should also be noted that all the logging operations utilize the Fraser River – Harrison River – Harrison Lake waterway to barge the majority of their equipment into the area as a cost saving measure.

History

The first indications of a significant ore deposit in the Harrison Lake region were discovered in 1923 along the Stulkawhits Creek and by 1926 the BC Nickel Corporation had been formed to develop the prospect. Subsequent exploration through the 1920’s and 1930’s discovered the main open pit Pride of Emory zone and led to initial mine development and bulk testing. By 1936 a 22.7 ton sample from the 1600 level was reported carrying 2.74 grams per tonne Pd and Pt and 0.68 grams per tonne Au while earlier samples reported 3.98 grams per ton Pt and Pd and 7.89 grams per ton Au. Further work was curtailed by the Second World War and it was not until the 1950’s that additional exploration and development work was completed. Reserves from this work were reported by A. Aho in 1954 to be 1.8 million tons. Full scale production was achieved in 1958/59 by Pacific Nickel Mines Ltd.

From 1959 to the curtailment of operations in 1974 a total of 4.2 million tonnes (of 4.7 million tonnes from the government records suggesting a 0.5 million tonnes left in the mine) of ore was mined and milled at the Pacific Nickel Mine with a mill grade of 0.77 % Ni and 0.34% Cu per ton or tonne with "reported grades" of Pt and Pd in the 0.6 grams per ton range. The average grades for the ore pods listed in government records were 1.19% Ni and 0.46% Cu per ton or tonne. Only minor values of the platinum group minerals were "reported" from the smelter but in addition to the values reported above, one sample from the "1500" pod reported 2.85 grams per tonne Pt and 4.94 grams per tonne Pd (the sample type and description is not available). The 0.1% Co per ton grade was not paid for initially and payment for the 1.0% Cr is un-known. The value of only the Ni/Cu 4.2 million tonnes ore recovered in today’s prices would be in excess of US $455 million US.

The ore was contained in 26 pods of various sizes and was accessed by an audit along the 2600 level and from the surface glory hole on the Pride of Emory zone. Mining continued until 1974 when a variety of factors interceded to curtail operations – the mill burned down, a mine accident caused loss of life and most significantly the Japanese smelters that were processing the Ni-Cu ore in "brist" form, curtailed their nickel smelting operations. Alternative smelting facilities were not economically available and the mining operations ceased. In the last year of operations, the mine recorded almost $1 million in profit.

In 1974/75 Giant Mascot Inc., the successor company to Pacific Nickel Mines Ltd., embarked on a limited exploration program of the ultramafic belt to the north and west of the mine area and of the intrusive Spuzzum Diorite. A regional contour soil, stream sediment survey was completed. Access was limited at that time and Giant Mascot Mine concentrated on the stream sediment anomaly to the west of the mine area defining a resource of 100 million tonnes grading 0.22% Ni and 0.22% Cu. This resource figure is reported in government publications but no technical data is available and there are no parameters on its calculation; therefore, it is regarded as highly speculative. Leader Mining currently holds the property which encompasses this resource.

Another zone was also located to the north along Settler Creek by Giant Mascot in the mid 1970’s. This is covered by the Harrison Lake Property. This zone was reported in Minfile 092HNW045 to be in a "similar setting as the Pacific Nickel Mine in ultramafic rocks intruding the "Cretaceous Settler schist". Magnetite and pyrrhotite were reported (3% and 4% respectively) with minor chalcopyrite. Six chip samples were taken between 2.44 metres to 16.5 metres with the best assay reported as 0.08% Ni and 0.033% Cu per ton. Since that time, little to no recorded exploration was carried out on the East Harrison Lake ultramafic belt prior to 2001.

The area has been surveyed by a Geological Survey of Canada airborne magnetic survey (1972), which highlights the mine area as a distinct magnetic anomaly. Various magnetic high anomalies were not investigated at that time and most have been covered by the current staking. No regional government geological mapping took place in the area prior to 2001. During 2001, the B.C. Geological Survey Branch of Ministry of Energy and Mines undertook the first comprehensive detailed mapping of a portion of the belt; however, this was discontinued due to budget cuts prior to publication of final results. A government regional geochemistry survey has been completed and the data corresponds favourably to the IMM/Corporation geological data and the mine site. More specifically, the drainages covered by the Harrison Lake Property all report indicator minerals (Cu, Ni, Co, Cr) in the 90-95 percentile. This is similar to the mine site drainage.

During the time that the Pacific Nickel Mine was in operation it never failed to incur profits. When it ceased operations, some of the highest grades of Pt and Pd were being discovered (2.85 grams per tonne Pt and 4.94 grams per tonne Pd). No extensive underground exploration was undertaken even though the largest pod of ore ("4600") was only found by the underground operations. In early 2000, with the increase in Pd and Pt prices, Mr. Deering and 606896 were encouraged to research records with respect to exploration environments with potential for discovering Pd-Pt deposits. Their attention was drawn to the East Harrison Lake Ultramafic belt and follow-up prospecting work supported a claim staking program. With the available access greatly enhanced by the logging operations since March, 2000, it was possible, by numerous prospecting traverses to identify the ultramafic rocks that match the tenor and character of those within the Pacific Nickel Mine. Mr. Deering and 606896 acquired by staking an area of approximately 42,000 hectares of which approximately 60% was originally optioned to IMM in 2001 and later, in March, 2003 50% each was sold outright to IMM and SUT encompassing 81 claims representing 834 units.

Geological Setting; East Harrison Lake Belt

Introduction

The East Harrison Lake Belt, a northwest trending belt of metasedimentary, metavolcanic and subordinate mafic to ultramafic rocks, is the focus for the pro-posed exploration program herein. The target is a Ni-Cu-Co-PGE massive sulphide deposit, modeled after the past-producing (1955-1974) Pacific Nickel Mine, which is hosted by ultramafic rocks lying within the Cretaceous Spuzzum pluton, at the southeast end of the East Harrison Lake Belt. As one of the largest Canadian nickel producers outside of Sudbury and Thompson, the Pacific Nickel Mine was profitable throughout its life and produced approximately 4.2 million tonnes of ore grading 0.77 % Ni and 0.34% Cu. In today’s dollars, that quantity of ore equates to over U.S.$455 million, and does not include Au, Ag, Co, Cr, or platinum group element credits, which were reportedly significant. In spite of the long-standing (and on-going) controversy regarding the origin and classification of the host mafic-ultramafic rocks at the Pacific Nickel Mine (and hence to the genesis of mineralization), as well as more recent debates relating to the protolith of the mafic-ultramafic rocks of the Harrison Lake Belt, the close similarities between the distinctive mafic-ultramafic rocks at the mine and in the East Harrison Lake Belt, together with their juxtaposition along trend, indicates that they almost certainly share the same origin and, therefore, a similar economic potential. Few, if any, would disagree that these distinctive rocks once constituted parts of the same protolith, and therefore, that they have the ability to produce further mineral deposits.

Overview

Ultramafic rocks which host the deposits at the Pacific Nickel Mine are separated by less than a kilometre from the southeast end of the metamorphic rocks of the East Harrison Lake Belt (Ash, Pinsent). The belt is roughly 10 kilometres wide and at least 60 kilometres long, and consists of metasedimentary, metavolcanic and subordinate metamorphosed mafic to ultramafic rocks that are disrupted by common Middle and Late Cretaceous syn- to post-tectonic intrusions. Although the area encompassing the belt has been mapped at 1:250,000 scale, the distribution of mafic-ultramafic rocks within it, and the full extent of most individual bodies, remains to be established. This part of the belt has seen detailed mapping, and it is clear from prospecting and geological mapping in this program, that mafic-ultramafic rocks are present where none have been mapped previously. As mentioned above, the mafic-ultramafic rocks within the belt bear close mineralogical, compositional, and textural similarities to that found at the Pacific Nickel Mine. This includes peridotite and pyroxenite in which orthopyroxene predominates, as well as abundant coarse-grained amphibolite that is similar to hornblendite at the Pacific Nickel Mine. The amphibolite in the East Harrison Lake Belt appears, from textural evidence, to have formed by metamorphic replacement of pyroxenite (metamorphic grade in the belt is typically at amphibolite, and locally at upper greenschist, facies). The mafic-ultramafic rocks in the belt are in most cases hosted by metasedimentary rocks known as the Settler and Slollicum schists, which are commonly sulphide-rich, and by mafic metavolcanic rocks of the Cogburn Creek Group. Geological map-ping indicates that they were intrusive into their hosts, which is similar to the Pacific Nickel Mine, where the mafic-ultramafic rocks contain metasedimentary inclusions. Age constraints for the rocks of the East Harrison Lake Belt are poor. On the basis of correlation with other lithologic assembages in the southern Coast Belt and North Cascades, they are presumed to be of late Paleozoic age.

Tectonic setting

The East Harrison Lake Belt is part of a complex structural and metamorphic zone known as the North Cascades-Southern Coast Belt. In essence it is a suture zone separating two of the largest crustal fragments, or terranes, which comprise the western part of the northern North American Cordillera. On the east is the Intermontane terrane, which in southern B.C. underlies much of the province as far east as the West Kootenays, and which extends northward into the Yukon. On the west is the Insular terrane, which underlies much of the westernmost coast of mainland British Columbia, almost all of Vancouver and the Queen Charlotte islands, and which also extends far northward, through the Alaskan archipelago into the western Yukon and mainland Alaska. The two large terranes, themselves in part comprised of somewhat smaller and disparate geologic entities, were accreted to continental North America in Phanerozoic time, with the inboard Intermontane terrane accreted in Middle Jurassic time and the outboard Insular terrane accreted somewhat later, probably between Late Jurassic and middle Cretaceous time. This fundamentally significant crustal boundary is identified by the presence of rocks of oceanic affinity, such as cherts, MORB-type volcanic or metavolcanic rocks, and ultramafic rocks. The suture zone has undergone significant structural modification since the time of accretion, including a major contractional event in mid-Cretaceous time, and large-scale dextral translation associated with roughly 100 kilometres of movement on the nearby Fraser-Straight Creek fault. The emplacement of many younger and substantial plutonic bodies accompanied the deformation, and brought with them a regime of high heat flow, metamorphism, and uplift.

Mineralization in the East Harrison Lake Belt

Near Settler Creek, mineralized zones similar to, but of lower grade than those at the Pacific Nickel Mine, occur within ultramafic rocks of the East Harrison Lake Belt, less than a kilometre west of the mine. Locally the sulphides are semi-massive (roughly 30% sulphide), with mesh or net textures that appear to be of magmatic origin (sulphides enclose olivine and pyroxene), and which are virtually indistinguishable from rocks at the mine. Work has also revealed new mineralized showings in previously unmapped ultramafic rocks. These locally contain mesh- or net-textured sulphides, and commonly contain disseminated sulphides. The sulphides at the showings typically consist of pyrrhotite, pyrite, and local chalcopyrite. In addition to the new showings, ultramafic boulders have been identified in all the major drainages in the area (Talc, Settler, Emory, Garnet, American, and Ruby Creeks), as well as both the north and south branches of Cogburn Creek. As mentioned above, metasedimentary rocks in the belt are commonly sulphide-rich. In the Clear Creek area, several lenses of massive pyrrhotite up to ten metres long and two metres thick are hosted in metasedimentary rocks and are spatially associated with abundant boulders of coarse-grained ultramafic rocks. Elsewhere, the metasedimentary rocks are known to host local Besshi-style massive sulphide deposits, such as the North Fork occurrence, west of the North branch of Cogburn Creek, where a lens of massive sulphide graded 2-4% Cu, 1.5% Zn per tonne, and as much as 1.5 oz per ton Ag over widths up to 3 metres. These deposits, in and of themselves, represent a valid secondary exploration target in the belt. Besshi-type deposits are stratiform Cu-Zn-Ag-rich iron sulphide deposits most commonly associated with mafic volcanic rocks, and the current exploration program, with its focus on geochemistry and geophysics within an appropriate geologic context, is well-tailored to explore for them.

Airborne Geophysics Survey

A detailed airborne EM and magnetometer geophysics program was recently completed in December of 2004 over the centre core of the claims spanning north to south.

The airborne survey confirmed and defined several target areas and provided new areas to explore. This survey cost $211,000 bringing the total expenditures to date of $577,748.

A Phase I follow-up programme of ground geophysics, geological mapping, sampling and diamond drilling of a select number of targets is recommended at a cost of $330,000.

Success contingent on Phase I, a Phase II programme consisting of additional target follow-up and diamond drilling is projected to cost $676,000.

Exploration

Overview

Since the commencement of staking in the Harrison Lake area, 606896 and, thereafter, IMM contracted to Garex to provide management of a wide-ranging exploration program. During 2001-2003, the exploration programs included: compilation of relevant research material (ongoing);

  assisting the B.C. Geological Survey in fieldwork;
  locating and assessing access;
  prospecting;
  geological overview and initial mapping of contacts and units;
  economic geology potential;
  silt sampling;

  structural analysis; and,
  petrographic description of selected rocks.

Initial prospecting and geological mapping of drainages and roads was mainly geared to finding evidence for ultramafic and mineralized rocks, as well as to identifying accessible areas for subsequent more detailed mapping and surveying.

The availability of new forestry access roads was noted and tied into the existing data base. In addition, preliminary geological evaluations of the Pacific Nickel Property and several other known mineral occurrences (B.C. Government Minfile locations) in the East Harrison Lake Belt were undertaken in order provide a knowledge base for mapping.

Prospecting

Prospecting of the Harrison Lake Property entailed following existing and over-grown logging roads, looking at outcrops, reviewing material in large drainages which had been transported downstream and some traverses along ridges.

There were limited forays into the heavy underbrush because of safety concerns and difficulty ascertaining at this juncture of exploration the most revealing tar-get areas. Prospecting, in conjunction with geology, has yielded data which adds to the understanding of the detailed geology. Numerous rock samples were collected and cut sections were made from all areas reflecting different rock types.

The results of prospecting are further discussed in detailed sections for each block of the Harrison Lake Property.

Geology

Geological traverses over the claims identified the various geological units pre-sent in the area, including the metasedimentary and metavolcanics of the Slollicum and Settler schists, the metagabbro, metavolcanics and ultramafics of the Cogburn Schist and the intrusive ultramafics and Spuzzum Diorite and its equivalents (Hut Creek Pluton, Urquhart Intrusive, Scuzzy Diorite).

The geology of the belt was confirmed to be in distinctive sequential units broadly summarized as the Settler schist on the east and the Cogburn schist in the central portion and the Settler schist (or Slollicum Metavolcanic schist) to the west. The Spuzzum diorite is found on the east and south side of the belt and within it, and the ultramafic intrusives are generally located within the belt.

The geology of the area of the Harrison Lake Property is based on identification of outcrops and interpreting the regional mapping completed by the B.C. Geo-logical Survey Branch as it relates to the optioned claim areas.

Ultramafic units were identified on the Harrison Lake Property by prospecting and initial geological mapping. It was noted that disseminated sulphides were present in many localities and on a few occasions some sulphide stringers were found. The significance of these zones is enhanced by Aho’s report indicating that ultramafic rocks are associated with the most prolific part of this belt and, more significantly, any sulphides found, principally pyrrhotite, were associated with ore bearing areas. All the coarse grained ultramafics that have been identified to date have been associated with aeromagnetic highs from the 1972 regional government airborne magnetic survey. They are enclosed in metasedimentary rocks and gneisses and locally have diorite (Spuzzum) rocks intermixed. Definitive diorite xenoliths in the ultramafic as described by Aho at the mine area have been observed at the Settler Creek and North Fork showings and have been seen in boulders at Garnet Creek, Talc Creek, Settler Creek, and Hornet Creek.

The ultramafic belt in the Hornet Creek area appears to be highly metamorphosed and more finer grained with distinct north – south schistosity/bedding. This area associated with less pronounced magnetics did have some extensive serpentinized outcrops but their relationship to the ultramafics associated with Settler Creek to the south needs to be investigated.

A new showing was uncovered during staking along the North Fork Access road. In ultramafic rocks this showing is associated with a small magnetic high and returned anomalous Cu-Ni values with some traces of Pd (samples LS 3-6). Farther north, in the Clear Creek area coarse grained and mineralized ultramafic boulders associated with a significant magnetic high were discovered. In 1968 exploration work reported by Utah Mines, in two separate areas north and south of the Clear Creek headwaters, described lenses of massive pyrrhotite up to forty feet long and five feet wide in the vicinity of this magnetic feature. The airborne survey which identified this feature was not completed until 1972. Consequently, the significance of these mineralized lenses with respect to the magnetics has not been investigated and evaluated.

Ultramafic rocks were identified in all the major drainages (Fir, Clear Hornet, Talc, Settler, North Fork, Cogburn North Branch and South Branch, Emory, Gar-net, Ruby and American Creeks), some with significant amounts of sulphides in the matrix (Fur, Settler and Cogburn South Branch, particularly). The sources of these rocks are juxtaposed so that they cannot be related to Pacific Nickel Mine and therefore represent new mineralized zones.

Disseminated pyrrhotite was observed in the ultramafic (pyroxenite?) rocks and observed in significant concentrations along fractures and in rare small veinlets. According to Aho’s description of the mine area it is extremely positive to have the ultramafics mineralized. The prospecting and geological mapping programs identified more ultramafics than were previously mapped in the area, suggesting a more extensive ultramafic belt with a better potential for further discoveries.

Specifically in the area of the Settler Creek showing, a road cut exposed outcrop for 100 metres which was well mineralized with disseminated pyrrhotite. This exposure is located on a magnetic thumb print almost identical in location as is the relationship of the Pacific Nickel Mine to its magnetic thumb print. The report also states that Giant Mascot sampling encountered anomalous nickel and copper values over wide intervals of chip samples. The ratio of Ni to Cu (0.08 % to 0.033%) is very close to that of the Pacific Nickel Mine and warrants further investigation. The new showing on North Fork is exposed over 500 metres and is also situated on the edge of a magnetic thumbprint.

The similarity of the rock units on the optioned claims to the rock units found at the old Pacific Nickel Mine site is very encouraging. Analysis of the ratio of Ni to Cu with the higher values of Ni and Cu suggest that some areas have been located already that are extremely promising as they are associated with the "thumb print" magnetics referred to above. From comparison of the mine data ratios the results suggest a "distal" sulphide environment within the ultramafic intrusions but that the intrusions are similar in tenor to that hosting the Pacific Nickel Mine.

In all the drainage regions covered thus far within the Harrison Lake Property, mineralized ultramafic rock has been found. The mineralization principally consists of pyrrhotite, pyrite and chalcopyrite. Pyrrhotite is the most dominant throughout. The typical abundance of sulphides is 2-5% occurring as disseminated, occasionally as blebs or pods, or as fracture filling. The magnetic response of the rocks suggests more pyrrhotite than may be visible. In two locations, Settler Creek and Talc Creek, semi-massive sulphide boulders up to 30% sulphides within ultramafics were located. More importantly was the net texture of the sulphides as these are reported to occur proximal to or within the ore zones at the Pacific Nickel Mine.

Geochemistry

Introduction

Regional government stream sediment geochemical surveys clearly identify many drainages on the Harrison Lake Property as anomalous with respect to Cu, Ni, Co, and Cr (Figures 7a and 7b). Values for these elements are commonly in the 90 to 95th percentile in the provincial database. Many anomalous values, including those near the Pacific Nickel Mine, correspond with magnetic highs identified in the 1972 government airborne geophysical survey. Limited regional stream sediment geochemical sampling was also undertaken by Giant Mascot Mines. Follow-up work to their stream sediment sampling helped outline a large area of low grade Cu-Ni immediately south and west of the Pacific Nickel Mine (an inferred and speculative resource in this area in excess of 100 million tonnes was published by the government), and it identified the Cogburn and Talc creek areas (Jason Property and Leader Mining’s Magnesium metal project, respectively) as worthy of follow-up.

Clearly, previous stream sediment surveys have been shown to be successful in targeting Ni-Cu-Co (±PGE) mineralization in the East Harrison Lake Belt. With this in mind, and with the consideration that Pacific Nickel Mine ore bodies are limited in their surface expression (typically 10s to 100s of metres rather than 100s or 1000s of metres), a program of silt sampling was undertaken along the extensive road network which traverses the Harrison Lake Property.

Sampling and Analytical Procedure

The goal in sampling was to collect silt samples from all watercourses crossed by the logging roads – this included seeps and transient streams as well as major creeks. Due to the large number of silt samples collected, an excellent cross-section of geochemistry from a broad spectrum of lithologic units was obtained, because many of the road systems transect the northwest-trending lithologic belts on the Harrison Lake Property.

Roads were traversed either by truck, all-terrain-vehicle, or on foot. A base station was established at the beginning of each road and the distance between sample locations marked off in metres with a hipchain. Forestry maps of the roads traversed provided further control. At each sample location, a strip of distinctive, black-spotted bright orange arctic flagging was hung off a nearby branch or tree. The sample number was written on the flagging with a black, waterproof felt marker.

All samples were collected from locally-derived silt. Samples were not screened, and if there was insufficient silt available, no sample was collected. All samples were placed into marked 4" x 6" Kraft sample bags and sent for analysis to Acme Analytical Labs, at 852 East Hastings Street, Vancouver, B.C. Samples were dried at Acme Analytical Labs prior to sample preparation, then sieved to –80 mesh. A 50 gram sample was then leached with 3 millilitres of 2-2-2 HCL-HNO3 -H2 O at 95º Celsius for one hour, diluted to 10 millilitres and analysed by ICP-ES.

Regional Geophysics

Geophysics appears to have been conducted on the Pacific Nickel Mine area as reported by Aho in the 1950s, but the type, scale and reliability of data was not described. From the brief reference in Aho’s work it appears that there was a significant response from the zones. As well, inference from his work suggests discrete magnetic anomalies associated with the ore pods encompassing the possible down plunge extent of the "pods". During the subsequent years of operation and after the mine was closed, references in government reports indicate that early stage surveys of "self potential," electromagnetics and magnetics were conducted with respect to the mine and the area around the mine. The instrumentation type and method of the geophysical surveying is not clear.

The region within the claims has been covered by the 1972 Geological Survey of Canada airborne magnetometer survey, which highlighted certain broad, highly anomalous magnetic features. These magnetic "thumb print" features are very similar to the "thumb print" signature related to that found immediately north of the Pacific Nickel Mine area. The ore pods of the Pacific Nickel Mine are located along the southern edge of the elliptical magnetic anomaly associated with the mine area’s ultramafic intrusion. Therefore, a logical initial exploration approach has been to follow-up in those areas with similar geophysical imprints along the mapped ultramafic belt.

Although Giant Mascot was aware of the significant geophysical response of the ore zones, this information was not readily adaptable to the airborne surveying available at that time.

With the advent of more precise airborne geophysical instrumentation – more accuracy, better sensitivity, better depth penetration in both mag and EM response, the decision was made to fly better than half of the prospective ground owned by IMM and the Corporation with the Aeroquest Aerotem time domain EM and associated Mag unit. From north to south 1,452 line kilometres were flown in an east-west direction at 100 metre line spacing.

This program highlighted 15 specific target areas, most with multiple EM targets, some of which occurred as linears or clusters. There are almost equal representation between mag highs, lows, and transitional response. The programme commenced late November 2004 and was completed mid-December 2004. This was one of the most cost effective exploration techniques in this region to further delineate potential drill targets.

No ground geophysical surveying had previously been reported for the Harrison Lake Property. Local testing with magnetics of the pyrrhotite demonstrates its magnetic character. Some ground magnetic surveying has been reported in assessment reports on adjacent claims. It is apparent from the government and other reports and the observations in the field that the mineralization will be detectable by ground geophysical methods.

As part of the ongoing exploration programme ground magnetometer surveys were undertaken at a recommended 20 metre spacing along all accessible roads. The instrument was supplied by SJ Geophysics of Delta, B.C. The ground magnetometer surveys were effective in outlining the intrusive bodies as well several spikes were located, at least 2-3 per drainage, which are not either geologic contacts or intrusive relations and require more detailed follow up. Recently an airborne EM system was used on an adjoining property with very good results. This data is being reviewed.

Remote Sensing

Satellite images at a 1:50,000 scale were provided by Resource GIS and Imaging (RGI) of Vancouver. A cloud free image recorded August 11, 2001 was available and several bands were presented.

Given the recent date of the image, the data and maps give a good understanding of the Harrison Lake Property, outlining numerous features including:

  active roads;
  extent of logging operations;
  year round snowpack areas;
  variable vegetation;
  outcrops;
  inferred geologic contacts;
  gossans; and
  geological structure.

In addition, stereoscopic pairs can be created allowing for 3-D viewing. Several interesting features were noted, as well as areas for further follow-up reconnaissance.

Petrography

Due in part to working towards a greater understanding of variability expressed by the geologic units over relatively short distances, as well as the ongoing de-bate as to a deposition model (principally magmatic segregation versus ophidate sequence), it was felt prudent to undertake a thin section analysis of selected rocks. The rocks were chosen in part for their commonality, that is, the appearance at more than one locale, and also for any uniqueness that may yield important clues to ore formation.

A total of 30 samples were initially selected. They represented rocks from the Harrison Lake Property. The geology department at the University of British Columbia prepared the slides and Charlie Greig, M.Sc., P.Geo., completed the review and provided descriptive analysis.

Ultramafic Belt Exploration

Exploration to date on the Harrison Lake Property has been mainly geological prospecting and mapping, silt, soil and rock sampling and identifying the presence of the ultramafic rocks which are identical to those at the old Pacific Nickel Mine site. Several days were also spent at the Pacific Nickel Mine site sampling and investigating the geological setting of that property.

Traverses mainly along the roads, along short stretches up the drainages, along some ridge tops and via helicopter to some of the remote "peaks" confirmed some of the initial reports of ultramafics. However, there appears to be more extensive bodies of these rocks present.

Examination of the showings at Fir Creek, North Fork, Talc Creek, Settler Creek and Garnet Creek confirmed the presence of mineralization and ultramafic rocks that have a remarkable similarity in composition and tenor to those identified at the old Pacific Nickel Mine site. At least two new ultramafic showings were discovered along new logging road cuts, the Road Showing (North Fork Creek) and at Fir Creek (grab samples were taken with no systematic mapping completed at this time).

Exploration on the Harrison Lake Property was geared to achieving an under-standing of the accessibility of the area and to determine the potential of discovering zones similar to those at the Pacific Nickel Mine. As well, it was necessary to assess and determine the most practical and effective methods for future exploration.

Property Description – Hornet Creek Property

The Hornet Creek Property consisting of 210 claim units is located astride the Hornet Creek to the head waters of North Fork Creek. The property is accessible by road.

The Hornet Creek Property has had ultramafic rocks and dioritic rocks identified intruding the metasediments in the geological work done to date. Subtle regional magnetic features similar to the one associated with the Pacific Nickel Mine have been identified on the regional government airborne magnetic survey (Figure 10). Preliminary work has located significant structures and ultramafic float associated with these anomalies as well as identifying mineralization on newly constructed logging roads. Recently an ultramafic pegmatite breccia with significant sulphides was found on this property.

Geochemical surveying of the streams from this area are in the 90th or greater percentile for nickel and copper.

Property Description – Clear Creek Property

The Clear Creek Property consisting of 223 claim units is located astride and to the south of Clear Creek . The property is accessible by road up either Clear Creek or Hornet Creek on newly constructed logging roads.

Ultramafic rocks and dioritic rocks have been identified intruding the metasediments in the geological prospecting work done to date on this property. One of the most pronounced regional magnetic features similar to the one associated with the Pacific Nickel Mine have been identified on the regional government airborne magnetic survey (Figure 10). Preliminary work has located ultramafic float and mineralization associated with these anomalies as well as identifying mineralization on newly emplaced logging roads. This represents the largest property and the largest airborne magnetic feature of all the properties. Recent work has identified the same mineralized Pacific Nickel complex located on the Sible claim immediately north as extending onto this claim block.

Geochemical surveying of the streams from this area are in the 90th or greater percentile for nickel and copper.

Property Description – Buffer Property

The Buffer Property consisting of 286 claim units is located astride the headwater areas of Hornet Creek, North Fork Creek and the north arm of Cogburn Creek .

The property is accessible by road up all of the creeks but is the most remote area of the belt.

Ultramafic rocks and dioritic rocks have been identified intruding the metasediments in the geological prospecting work done to date on the property, and the only reported showing of anorthosite – the felsic phase of ultramafic intrusions. Subtle regional magnetic features similar to the one associated with the Pacific Nickel Mine have been identified on the regional government airborne magnetic survey. Preliminary work has located ultramafic float associated with these anomalies.

Geochemical surveying of the streams from this area are in the 70th or greater percentile for nickel and copper.

Property Description – Settler Creek Property

The Settler Creek Property consisting of 187 claim units is located astride Settler Creek east to the south arm of Cogburn Creek . The property is accessible by road up either of the two creeks.

One of the most significant showings located in the northern portion of the Harrison Lake Property has been identified. This showing reported in the Minfile Reports (092HNW045) was sampled in the mid 1970’s returning values of 0.3% nickel and 0.08% copper from various chip samples across a well mineralized outcrop area. Ultramafic rocks and dioritic rocks have been identified intruding the metasediments in the geological prospecting work carried out to date on the property. Two regional magnetic features similar to the one associated with the Pacific Nickel Mine have been identified on the regional government airbornemagnetic survey. Preliminary work has located significant ultramafic mineralized float and structures associated with these anomalies.

Geochemical surveying of the streams from this area are in the 90th or greater percentile for nickel and copper although the main Settler Creek was not sampled.

Recommended Program

Following the "Guides to Exploration" outlined in Section 11 of the Harrison Report and given the advanced nature of the work completed to date and the findings revealed by the recent airborne geophysics, the project now requires immediate follow-up with ground geophysics, preferable UTEM or MAX-MIN, and detailed geology of the priority targets to quickly establish drill targets.

Of the 15 targets, priority was given to those with favourable geology, geochemistry, airborne geophysics and working logistics. The key targets are 1, 2, 5/6, 10, 13. Of these 2,10 and 13 have road access and 10 is topographically the most subdued. To limit line cutting costs, it is recommended that winter geophysics be completed on targets 1, 5/6 and 10. Target 10 will be accessed by skidoos. The preferable time will be late February/March with maximum snow for ease of traverse yet cold enough for safety. This should only take a few days for each. With positive ground geophysics and snow gone in late May, ground proofing geology and sampling will quickly allow for drill hole selection.

Following these targets will be ground work on targets 2 and 13 once the snow has gone.

Road access to each will need to be cleaned of alders and brush to provide 4-Trax access. Follow-up on target 2 consisting of grid establishment, ground geophysics, geology and sampling can all be based from the existing roads.

A baseline starting from the end of the road on target 13 will have to be cut 4.2 kilometres south winglines extending 500-700 m east for control of mapping, geophysics, and sampling.

Following Phase I drilling, an additional 2000 m is budgeted for in Phase II to either continue drilling targets 1, 5/6, 10 or to step into targets 2 and 13 or both.

Following work on the priority targets and the degrees of success will determine further work. At some point, time and budget should be provided to at least do initial prospecting follow-up on the other 9 identified targets and to allocate funds to complete the airborne survey over the remainder of the claims.

Budget

The Harrison Lake Property has been segmented into 15 distinct target areas to take advantage of the logistics of access, and showings based on geology, geochemistry and geophysics.

Within the defined areas prioritized, the Phase I budget will cover grid establishment, line cutting and ground geophysics; detailed geological mapping; silt and soil geochemical sampling; and diamond drilling. It is estimated to cost $330,000 as described below. Preference will be focussed on those areas defined, namely targets 1, 5/6 and 10.

The Phase I program and budget is specifically designed towards gaining a definitive understanding of potential mineralized locales in a cost efficient and safe manner which is expected to be completed by December 31, 2005.

BUDGET PHASE I (1)

Helicopter Reconnaissance		$2,500

Target 1	(10 lines, 100 m apart @ 500 m long)
UTEM Geophysics	4 days @ $2,500/day	10,000
Helicopter	10 hours @ $1,000/hr	10,000

Target 5/6	(10 lines, 100 m apart @ 500 m long)
UTEM Geophysics	4 days @ $2,500/day	10,000
Helicopter	10 hours @ $1,000/hr	10,000

Target 10	(20 lines, 100 m apart @ 700 m long)
10 days ground crew grid	(all in – skidoos, camp, trucks, etc.)	10,000
UTEM Geophysics	50 days @$2,500/day	12,500

Subtotal		$65,000

Ground Follow-up Geology, Sampling		20,000
Diamond Drilling	6 holes @ 150 m @ $200/m all in	180,000

Subtotal		$265,000

Management
Report
Contingency @ 10%

GRAND TOTAL- Phase I		$330,000

BUDGET PHASE II (2)

Target 2
Road clearing, grid establishment (1 km x 1 km)		$15,000
Geology, geochemistry		5,000
UTEM Ground Geophysics		25,000

Target 13
Road clearing, grid establishment (4.2 km x 700 km)		40,000
Geology, geochemistry		20,000
UTEM Ground Geophysics		40,000

Subtotal		$145,000

Diamond Drilling	2,000 m @ $200/m all in	400,000
Management		50,000
Report		20,000
Contingency @ 10%		61,000

GRAND TOTAL- Phase II		$676,000

Notes:
(1)	To date no funds have been spent by the Corporation on the Phase I work program. The Phase I work program is expected to be completed by September 30, 2005.
(2)	The Phase II work program is contingent upon favourable results. The Phase II work program is expected to be completed by December 31, 2005.

Sampling Method; Sample Preparation; Data Verification

According to the Harrison Report, there has been no reflection on the credibility or professional ethics of the registered geologist and engineer who oversaw the previous work. All the exploration conducted to date has been conducted according to generally accepted exploration procedures, as outlined in the Harrison Report.

Sampling and analytical procedure are further described in the Harrison Report. The laboratories used for analysis are recognized reputable laboratories certified to complete the analysis and employ their internal checks and quality control. In the opinion of George E. Nicholson and Charles J. Greig the results provided are reliable.

Other procedures and techniques are described in the Harrison Report.

No drilling sampling or recovery factors are material to the accuracy and reliability of the results reviewed to the Harrison Lake Report. No material aspect of the sample preparation was conducted by anyone affiliated with the Corporation.

No other procedures of quality control were employed or needed and the professionalism of the project controllers is not in question.

Beale Lake Property - Liard Mining District - British Columbia

Ownership

The Beale Lake property is comprised of two contiguous modified grid claims, the BLT 1 and BLT 2, totaling 36 units. The claims are situated within the Liard Mining Division of British Columbia on NTS map sheet 104I/14E. D.B. Fleming of Ladner, BC is the current owner and holds 100% ownership of the claims.

Table 1. Claim Data

Claim Name	Record Number	Number of Units	Date of Record	Year of Expiry	Ownership
BLT 1	374633	18	28/02/2000	21/04/2005	D.B. Fleming
BLT 2	374634	18	28/02/2000	21/04/2005	D.B. Fleming

The Beale Lake Report indicates that all records have been returned and that the BLT 1-2 claims are free and clear of any liens and encumbrances. The Beale Lake Report also acknowledges that there are no environmental and/or wildlife concerns in the Beale Lake area.

The Corporation has entered into the Letter of Intent to earn a 100% interest from David Fleming on the Beale Lake Property by making cash payments totaling $120,000, issuing a total of 350,000 shares and committing to staged exploration programs totaling $1,550,000 over 4 years. The property is subject to a 2.5% net smelter return royalty.

Location

The Beale Lake property, comprising 900 hectares of mineral tenure in northern British Columbia, is located 75 kilometres northeast of the town of Dease Lake and roughly 120 kilometres south of the Yukon-British Columbia border. More precisely, the claims are situated immediately north of Beale Lake and centred at 58°54’ north latitude and 129°06’ west longitude on NTS map sheet 104I/14E.

Access and Physiography

Access to Beale Lake is by helicopter or float plane from a year-round base at Dease Lake. Travel time is roughly 0.4 hours one-way in a Bell 206B helicopter. An old access road from McDame, off the Stewart-Cassiar Highway, to the Four-ile Zn-Pb-Ag prospect terminates 12 kilometres from the property.

The claims straddle an east-west trending ridge within the Cassiar mountain ranges. Elevations range from 1213 metres at Beale Lake to a peak 1860 metres along the ridge crest. The central property area is within gentle to moderate alpine with some steeper talus covered slopes. Steep, south-facing slopes immediately north of Beale Lake are moderately vegetated with alpine fir and spruce. The lake is 3.7 kilometres long within a broad, u-shaped glacial valley.

History

Gold and silver bearing quartz-sulphide veins were first discovered on the Beale Lake property by the Cassiar Joint Venture, a 1982 Canamax Resources Inc./Dupont of Canada SEDER reconnaissance program. A follow-up traverse June 17, 1983 returned an assay of 41.83 g/t Au from oxidized quartz-sulphide float and resulted in the staking of the Keel 1 claim on July 24. Additional claims were staked in October of the same year. Grid soil sampling and limited prospecting confirmed and expanded northwest striking quartz-pyrite-arsenopyrite- galenasphalerite mineralization. No further work was conducted. The source of a broad Au-As-W soil geochemical anomaly west of outcropping mineralization was undetermined.

A 1996 regional stream sediment geochemical data release for the Cry Lake map sheet (NTS 104/I) and the publicized VMS potential of the Kootenay Terrane prompted exploration by Westmin Resources Ltd. in 1996. Field work focussed on base-metal drainage anomalies immediately west of Beale Lake on the Flag claims. Contour soil sampling beyond the Flag claim boundary to the east returned elevated tungsten and bismuth in the same general area as the 1983 Beale Lake property Au-As-W soil anomaly. A reconnaissance mapping traverse located a quartz-arsenopyrite float boulder that assayed 9860 ppb Au, 240 ppm W and 600 ppm Bi.

Compilation of publicly available data from the 1983 and 1996 programs was conducted in November-December of 1999. Based on this compilation, the exploration potential of the property was recognized and claims were staked on February 27-28, 2000. Subsequent to staking, previously unpublished maps, field notes and assay data from 1983 field work was acquired and incorporated into the database.

2000 Field Program

Field work on September 29 and 30, 2000 was conducted via helicopter set-out and pick-up from the base at Dease Lake. The program consisted of:

  Geological mapping, prospecting and rock sampling within the Hook Creek drainage basin. A total of 25 rocks were collected for geochemical analyses.

  Stream sediment sampling. One fine fraction (-230 mesh) silt sample and five conventional silt samples (-80 mesh) were collected for geochemical analyses.

  Confirmation soil sampling. At 25 metre intervals over 250 metres along the 1983 soil line 12+00W from 5+00S to 2+50S. A total of 11 soil samples were collected.

In addition to the work described above, the LCP for BLT 1 and 2 was GPS surveyed, the methods and results of which are documented in a separate report. Also of significance was the location and surveying of station 12+00W, 4+00S from the 1983 soil grid. This survey data allowed the re-positioning of the 1983 soil grid that had been internally geo-referenced from the publicly available assessment report map.

All work to date has been performed by Dave Fleming, P.Geo. and Rudi Durfeld, P.Geo., both of whom are deemed qualified persons.

Geology

Regional Geology

Regional geological mapping in the Cry Lake-Beale Lake area was conducted intermittently in the period 1956-1991, under the direction of H. Gabrielse of the Geological Survey of Canada. This work has culminated in the publication of a comprehensive 1:250,000 scale geological map for the Cry Lake area (NTS 104/I) and GSC Bulletin 504. Gabrielse shows the Beale Lake property to lie within a 40 kilometre long by up to 17 kilometre wide belt of structurally complex siliceous tectonites, commonly referred to as the Rapid River Tectonite. The Rapid River Tectonite is Devonian-Mississippian in age and consists of an assemblage of interleaved, thinly banded, strongly foliated and mylonitic metasedimentary, metavolcanic and probable meta-plutonic rocks, intruded by Early Permian plutons. Devonian-Mississippian ultramafic bodies are northwest trending and dominate the aeromagnetic character of the belt. Metamorphic grade ranges from greenschist to amphibolite facies with the structural style significantly more penetrative and ductile than within adjacent geological terranes. Based on similarities with the Nisutlin Subterrane in the Yukon Territory, these rocks are tentatively considered Kootenay Terrane correlatives with a probable continental margin origin. Regionally, the Kootenay Terrane strata forms the structurally highest portion of the Sylvester Allochthon, an extensive complex of lithotectonic slices that were thrust on top of ancestral North American miogeoclinal rocks (Cassiar Terrane) probably in the Early to Middle Jurassic. Devonian to Permian oceanic to island-arc rocks of the Slide Mountain Terrane form the structurally lowest slice of the Sylvester Allochthon and are interpreted to underlie Kootenay Terrane strata.

Kootenay Terrane rocks are situated along the northeast margin of the Early to mid-Cretaceous Cassiar batholith. The batholith is a k-feldspar megacrystic granite to granodiorite with K-Ar age dates in the 100-116 Ma range that cluster from 105-110 Ma. It is the largest single Cretaceous pluton in the Canadian Cordillera, extending northwesterly for roughly 350 kilometres. Synplutonic ductile shear has been reported along the southwest margin of the Cassiar batholith. The northwest trending, dextral transcurrent Kutcho and Kechika faults bound the region to the southwest and northeast respectively. Up to 280 kilometres of displacement is recorded along the Kechika fault and 100 kilometres for the Kutcho fault, likely initiated in the early Cretaceous. Eocene magmatism along the northeast margin of the Kootenay Terrane is related to transcurrent faulting and extensional tectonism.

Traditionally, the metallogeny along the northeastern margin of the Cassiar batholith is that of tungsten and molybdenum porphyries and skarns. This style of mineralization occurs 60 kilometres to the northwest and 50 kilometres southeast of Beale Lake in the Cassiar and Turnagain River areas respectively. Eocene, Late Cretaceous and Early Cretaceous ages of mineralization are documented. An Eocene age is inferred for epithermal gold-silver mineralization at the Nizi prospect, located 10 kilometres northeast of Beale Lake. Also, volcanogenic massive sulphide potential is recognized within Devonian-Mississippian metavolcanic rocks of the Kootenay Terrane.

Property Geology

A geological map for the Beale Lake property has been compiled at 1:10,000 scale from field notes and maps generated in the course of reconnaissance mapping and prospecting conducted in 1983, 1996 and September 2000. At this point, only a limited breakdown of mapable geological units is possible.

The project area is underlain by presumed Devonian-Mississippian siliceous, micaceous and argillaceous metasedimentary rocks that are interbedded, at the property scale, with mafic metavolcanics and probable felsic metavolcanic rocks. At the outcrop scale, intercalated marble is common within both metasediments and metavolcanics. Fine grained, siliceous bands are interpreted as meta-chert. Foliated, chlortic diorite occurs as a ridge-capping unit with a flatlying lower contact in the west-central portion of the property.

Structure

Structure in the Beale Lake property area is dominated, at the property scale, by a northwest trending foliation that dips gently to moderately west in the eastern project area and gently to the east further west. This dip reversal central to the claim block may represent a broad synform. At the outcrop scale, there is abundant evidence for complex isoclinal to open folding. This deformation was observed in phyllite outcrop and marble float. An earlier foliation was observed crenulated along a 145/40 NW fold axis. East plunging fold axes are reported to the west of the property boundary.

Thinly banded textures within siliceous units on the property are interpreted to be the result of intense tectonization where rock components have been remobilized as layers within quartzite and schist. Small scale faults are reported. These faults are north to northeast trending and apparently offset lithologies. The linear and parallel northeast trend to East Creek and Hook Creek may infer fault control to these drainages. A number of northeast breaks in regional topographic, geological and geophysical datasets are interpreted as transform faults between the northwest trending, dextral transcurrent Kechika and Kutcho fault systems.

Metamorphism

Regional mapping in the area suggests metamorphic grades ranging from greenschist to amphibolite facies. Highest grades of metamorphism are reported adjacent to the two surrounding intrusions. To the north, garnet-muscovite-biotite schist and hornfels extend at least a kilometre south of the Nizi pluton. To the southwest, mapping has identified garnet and cordierite along the margins of the Cassiar batholith. Within the claim area, there is abundant evidence for recrystalization and biotite hornfelsing. Detailed mapping is required to further define and distinguish regional and contact metamorphism.

Alteration

Oxidized quartz-arsenopyrite-galena mineralization north of peak 1725 has buff coloured sericite and iron carbonate alteration envelopes to stockwork veins and breccias. Descriptions of quartz-sulphide mineralization within the Bast Creek drainage basin suggest light green sericite alteration is common.

Quartzite float at the headwaters of Hook Creek is bleached white and cut by sheeted to stockwork quartz veins. Local complex textures suggest pervasive silica replacement. Massive, fine grained quartzite in nearby outcrop may be the result of silica flooding.

Widespread float in the vicinity of rock sample 530509, immediately west of Hook Creek, is described as fine grained, siliceous hornfels with trace disseminated, fine grained sulphide. It is unclear whether these rocks have been pervasively silicified or represent an isochemically-recrystallized hornfels.

Mineralization

Two compositionally distinct styles of gold mineralization are recognized at Beale Lake. Significant assay results are tabulated below. Complete rock geochemical/assay results and rock sample descriptions were completed.

In the western Beale Lake property area, sheeted to stockwork quartz-sulphide-scheelite veins and siliceous replacement mineralization has been located over 250 metres of outcrop and float at the headwaters of Hook Creek. Immediately east of Hook Creek, quartz-base metal sulphide veins, disseminations and breccia occur over an 800 by 1200 metre area in outcrop and float.

Geological Model

The association of gold with arsenic, tungsten and bismuth at Beale Lake suggests that mineralization belongs to a class of intrusion-related gold deposits recently recognized worldwide (McCoy, D. et al, 1999; ref. Thompson, J.F.H. et al). The economic significance of this class is highlighted by several deposits that contain in excess of 3 million ounces of gold within metallogenic belts traditionally explored for tungsten and tin. Mineral exploration within the Alaska-Yukon "Tintina Gold Belt" over the past 12 years has resulted in the discovery of the Fort Knox and Pogo deposits with resources that currently exceed 7 million and 5 million ounces of gold respectively.

Fort Knox is a low grade (0.93 g/t Au) intrusion-hosted gold deposit comprised of sheeted quartz-feldspar veins and moderate to low angle shear veins and pegmatites within the mid-Cretaceous Fort Knox granite pluton. Gold-quartz veins contain significant bismuth (up to 2000 ppm), tungsten (up to 600 ppm) and tellurium with lesser molybdenum. Gold correlates well with bismuth but not with tungsten. Mineralization is low in total sulphide content with moderate to low-angle multiple and parallel shears as major controls to ore.

Pogo is a high grade (17.8 g/t Au) deposit hosted in gneiss, approximately 1.5 kilometres from the mid-Cretaceous Goodpaster batholith. The deposit consists of two or more, gently dipping, shear hosted and tabular quartz bodies with Au, As, Bi, Pb, Ag and Te as principal metals and subordinate Cu, Sb and Zn. Both replacement and vein stockwork styles of formation are evident. Pogo is considered a proximal type of intrusion-related deposit with a magmatic fluid source, high grade metamorphism and low-angle structural preparation.

Beale Lake possesses characteristics of both Fort Knox and Pogo gold deposits and may represent a hybrid style of intrusion-related mineralization. The presence of scheelite in low sulphide gold-arsenic-bismuth mineralization at Beale Lake infers a relatively deep level of emplacement, proximal to a source intrusion. Sheeted vein styles of mineralization at Beale Lake and apparent zoning to the east towards high-sulphide Au-As-Pb-Ag-Zn-Sb-Cu mineralization is similar to that observed at Fort Knox and other intrusion-hosted deposits within the Tintina Gold Belt.

Geochemistry

The combined geochemical database from the Beale Lake area consists of 60 rock samples from float and outcrop, 631 soil samples and 7 stream samples. These samples were taken over a period from 1983-2000.

During the 1983 field season, a total of 576 soil samples, 34 rock samples and 1 silt sample were obtained by Canamax Resources. All samples in 1983 were sent to Rossbacher Labs in Vancouver BC.

During the 1996 field season, Westmin Resources collected a total of 55 contour soil samples from the Beale Lake Property. All samples were sent to Chemex. During the 2000 field season Dave Fleming and Rudi Durfeld collected a total of 11 soil samples, 25 rock samples and 1 silt sample were collected. All samples collected in 2000 were sent to Chemex.

Rock Geochemistry

A total of 60 rock samples collected in the course of prospecting and reconnaissance mapping at Beale Lake are considered in this report. Rock sample results are discussed in the preceding section on mineralogy.

Soil Geochemistry

The 1983 soil geochemical program consisted of 576 samples collected along north-south picketed grid lines. Sample spacing is generally 50 metres on lines 400 metres apart. Detailed sampling was conducted along intermediate lines in the central grid area with sample density up to 10 x 50 metres. Soil samples collected in the claim area in 1996 were derived from a single contour soil line from west to east that continued roughly 1,500 metres beyond the eastern limit of the Flag claim boundary. A total of 55 contour soil samples are considered in this report.

Field work conducted in September 2000 included re-sampling of soils at 25 metre intervals along 1983 soil line 12+00W for 250 metres from 5+50S to 2+50S inclusive. A total of 11 samples were collected. The objective was to provide confirmation of historic soil geochemical results, of which Au, As, Pb and W were compared in the writing of this report. All samples taken in September 2000 were sent to Chemex labs and subjected to I.C.P. Results of soil sampling conducted in September 2000, compared to 1983 same-site data reveals generally elevated Au and As from both data sets and similar overall trends. The peak value from 1983 data at station 5+00S, not apparent in the 2000 data, is likely related to mineralization within residual talus fines sampled along the ridge crest. Lead data, uniformly low in this area, is remarkably similar in the two data sets. The relatively low tungsten in the 2000 data is explained by partial digestion of the element in the aqua regia-AES analytical procedure employed.

Grid and contour soil sample results at Beale Lake define a Au-As-W-Bi anomalous area in the west-central claim area, distinct from Au-As-Pb anomalous soils further east. This pattern is coincident with the two differing styles of mineralization identified on the property to date. Elevated arsenic soil geochemistry, common to both areas, has a median value of 70 ppm, suggesting a broadly elevated background within and beyond the area sampled.

Western Soil Anomaly: A soil anomaly at the headwaters of, and immediately west of Hook Creek, is characterized by moderate to strong but locally intermittent Au, As and W for 1100 metres along a single north-south grid line(12W).

Eastern Soil Anomaly: Detailed grid sampling east of Hook Creek has generated gold soil anomalies coincident with auriferous quartz-arsenopyrite-galena mineralization in outcrop and float. Soil samples range up to 600 ppb Au within the East Creek drainage basin. A >20 ppb Au in soil occurs over a 200 x 300 metre area on the north-northeast face of the ridge between East and Hook creeks.

Stream Sediment Geochemistry

A total of five conventional silt samples (-80#) and one fine fraction sample (-230#) were collected in the course of the September 2000 field work. Also included in the data is a single stream sediment sample (-80#) from the 1983 field program.

Discussion

The coincidence of anomalous soil geochemistry and elevated rock geochemistry from mineralized outcrop and float has identified a Au-As-W-Bi target area within the Hook Creek drainage basin at Beale Lake. This target has minimum dimensions of 300-400 metres east to west and 1100 metres north to south. The southern 250 metres of the anomaly is characterized by sheeted to stockwork vein and replacement styles of quartz-arsenopyrite-pyrite-scheelite mineralization within phyllite outcrop and bleached quartzite float. Assays are up to 2490 ppb Au and 352 ppm Bi. The projected northern extension to the Hook Creek target is under till and talus cover and is inferred from intermittent, strongly anomalous gold, arsenic, tungsten and bismuth in soil. A float boulder at the northern limit of the target area assayed 9860 ppb Au, 240 ppm W and 600 ppm Bi.

Although scattered soil geochemical anomalies to the north of the Hook Creek Au-As-W-Bi target suggest some potential here, all data suggests good exploration potential downslope to the south. This area is unexplored over 1200 metres laterally and 400 metres of elevation to Beale Lake.

Exploration potential for Au-As-W-Bi mineralization west of the Hook Creek drainage basin at Beale Lake, is indicated by elevated tungsten and bismuth in contour soils. Also, the most southwesterly grid soil sample, immediately below the lower diorite contact, is weakly elevated in gold and arsenic. The suggestion is that mineralization in outcrop, at the base of slope beneath the diorite body, might extend to the west under the diorite. The diorite may have been emplaced post-mineralization or possibly have been a geochemical or lithologic barrier to mineralization.

The eastern limit to the Hook Creek Au-As-W- Bi target area at Beale Lake is partly defined, at surface, by a transition to auriferous base-metal sulphide mineralization in outcrop and float and elevated Au-As-Pb soil geochemistry. This eastern suite of high-sulphide veins, disseminations and breccia might represent metal zoning within an overall arsenic dominant hydrothermal system.

Potential for Au-As-W-Bi mineralization might exist at depth beneath the eastern property area, given a vertically zoned scenario. Also, high gold grades (up to 41.83 g/t Au) from Au-As-Pb mineralization suggest that the economic potential of outcropping mineralization in the eastern project area is worthy of further investigation.

Recommended Program and Budget

Following a review of all available technical information it is clear that the Beale Lake Property has a broad area of significant geochemical response enriched in precious metals, principally gold. It is also evident from the work done to date that there may be two distinct yet adjacent targets, one defined by anomalous Au-As-W-Bi geochemistry while the other more predominantly Au-Ag-Pb-Zn-As geochemistry.

Budget

The initial phase will be to methodically define the defined anomalous regions geologically and geochemically with the establishment of a proper grid. Following target definition and positive results, Phase II would be follow-up geology and ground geophysics to further define Phase III trenching and/or diamond drill targets. The recommended budgets are as follows:

PHASE I(1)(2)
Data Preparation and Technical Work
(thin sections, airborne data, satellite imagery)	$10,000
Grid Establishment, Geochemical Sampling	35,000
Geological Mapping, Reconnaissance, and Report	30,000
$75,000
PHASE II(3)
Follow-up Geology, Mapping and Reconnaissance,
IP Geophysics	$75,000
$75,000
PHASE III
Trenching and/or Diamond Drilling	$150,000

Notes:
(1)	To date a total of $72,673 has been spent by the Corporation on the Phase 1 work program. The Phase I work program is expected to be completed by June 30, 2005.
(2)	All phases are inclusive of mobilization, demobilization, air support (fixed wing and helicopter), camp and supplies.
(3)	Phase II and Phase III success are contingent upon favourable results. The Phase II and III work programs are expected to be completed by October 31, 2005 and December 31, 2005, respectively.
(4)	Should a positive feasibility study be completed and/or any commercial production from the Beale Lake Mineral Claims be attained, a bonus of 650,000 Common Shares shall be payable to David Fleming.

Sampling Method; Sample Preparation; Data Verification

According to the Beale Lake Report there has been no reflection on the credibility or professional ethics of the registered geologist and engineer who oversaw the previous work. All the exploration conducted to date has been conducted according to generally accepted exploration procedures as outlined in the Beale Lake Report.

Sampling and analytical procedures are further described in the Beale Lake Report. The laboratories used for analysis are recognized reputable laboratories certified to complete the analysis and employ their internal checks and quality control. In the opinion of John A. Nicholson the results provided are reliable. No drilling sampling or recovery factors are material to the accuracy and reliability of the results reviewed to the Beale Lake Report. No material aspect of the sample preparation was conducted by anyone affiliated with the Corporation.

No other procedures of quality control were employed or needed and the professionalism of the project controllers is not in question. John A. Nicholson acknowledged and disclosed the basis of the Beale Lake Report and the involvement of the property owners both of whom are considered professionals and John A. Nicholson is confident that there work is above repute.

Acquisitions and Dispositions

The Corporation has not made any material acquisition or disposition during the five year period ending as of the date hereof, other than to acquire options to acquire interests in the Harrison Lake Nickel Copper Massive Sulphide Project and the Beale Lake Property in British Columbia and to terminate all activities relating to, and write off its entire interest in, the Serrita Gold Project.

SELECTED CONSOLIDATED FINANCIAL INFORMATION AND
MANAGEMENT'S DISCUSSION AND ANALYSIS OF OPERATING RESULTS

The following is a summary of selected consolidated financial information for the periods indicated and should be read in conjunction with the consolidated financial statements of the Corporation and the notes thereto included elsewhere in this prospectus.

Selected Annual Information for Sutcliffe Resources Ltd.

		Year ended December 31,
		2004		2003		2002
		($)		($)		($)
		(audited)		(audited)		(audited)

Revenue	$	Nil	$	Nil	$	Nil
Deferred Exploration & Development Costs		357,680		129,585		Nil
General and Administrative Expenses		70,631		224,806		125,788
Net Income (Loss)		(105,843)		(224,806)		(125,909)
Working Capital (Deficiency)		(337,252)		(139,519)		(877,429)
Current Assets		114,686		103,344		16,285
Long Term Liabilities		Nil		Nil		Nil
Shareholders’ Equity		5,753,710		4,631,400		4,631,400
Shares Outstanding		11,633,900		2,412,500		2,412,500

General and Administrative Expenses for Year Ending December 31, 2004

Professional Fees	$7,638
Management Fees	30,000
Interest on demand loans	Nil
Financing Fees	2,072
Office, rent and supplies	637
Consulting	8,000
Regulatory and transfer agent fees	15,800
Automotive and travel	5,655
Bank charges and interest (net)	829
Stock based compensation	Nil
Total	$70,631

The expenditures made during the year reflected office, maintenance and accounting and increased activity due to the impending and subsequent revocation of the Cease Trade Orders. Expenditures for professional fees relate to the increased activity of the company as it acquired mineral properties and commenced preliminary corporate evaluation of their potential. Initial expenditures exploring the Beale Lake Property were incurred as were some maintenance evaluation of the Harrison Lake property. The company having had the Cease Trade Orders revoked commenced the process for issuing securities to complete its private placement which was done subsequent to year end. The management team and initial property portfolio are now in place to gain regulatory approval and to return the company to active status. Expenditures related to this are included in the office expenses and professional fee categories.

Related party expenditures are reflected in the notes to the annual financial statements. See "Financial Statements of Sutcliffe Resources Ltd.".

Except for historical financial information contained herein, the matters discussed in this prospectus may be considered forward-looking statements. Such statements include declarations regarding management's intent, belief or current expectations. Those reading this document, and prospective investors, are cautioned that any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties, which could mean that actual results will differ materially from those indicated by such forward-looking statements. Among the important factors that could lead to this result are: (i) the information herein is of a preliminary nature and may be subject to further adjustment; (ii) the possible unavailability of financing; (iii) risks related to the uncertainty inherent in the mining and mineral exploration industry; (iv) the seasonal nature of our business, (v) start-up risks; (vi) general operating risks; (vii) the dependence on third parties; (viii) changes in government regulation; (ix) the effects of competition; (x) dependence on senior management, and (xi) fluctuations in currency exchange rates and interest rates.

Selected Quarterly Information for Sutcliffe Resources Ltd. (unaudited)

	2004 – Quarter Ended								2003 – Quarter Ended
		March 31		June 30		Sept. 30		Dec. 31		March 31		June 30		Sept. 30		Dec. 31

Revenue	$	Nil	$	Nil	$	Nil	$	Nil	$	Nil	$	Nil	$	Nil	$	Nil
Net Income (Loss)		15,527		26,215		56,825		(105,843)		(18,081)		(50,193)		(60,147)		(224,806)
Deferred Exploration and
Development Costs		148,035		185,133		217,629		357,680		7,500		49,025		69,025		129,585
General & Administrative
Costs		15,527		26,215		53,825		70,631		18,081		50,193		60,147		224,806
Current Assets		80,216		112,059		59,183		114,686		27,163		60,346		73,356		103,344
Current Liabilities		141,203		220,832		231,062		451,938		900,173		252,193		250,157		242,863
Working Capital (Deficiency)		(60,987)		(108,773)		(171,879)		(337,252)		(873,010)		(191,847)		(176,801)		(139,519)

Business Risks

As discussed in this prospectus, if the Corporation is successful in proceeding with the Offering, the Corporation intends to proceed with the acquisition of mining properties and mineral exploration projects. If it is successful in this regard, the Corporation will compete directly with other companies that have greater resources. Business risks will include changes in economic or political conditions in the jurisdictions in which the Corporation operates or intends to operate, changing market conditions for minerals, changes in interest rates and the regulatory environment in which the Corporation operates, and retention of key staff.

Investors are also directed to the detailed discussion of the additional risk factors facing the Corporation under the heading "Risk Factors".

Year ended December 31, 2004 Compared to Year ended December 31, 2003

	Year ended December 31, 2004	Year ended December 31, 2003
Revenue	$Nil	$Nil
Net Income (Loss)	(105,843)	(224,806)
Deferred Exploration and Development Costs	357,680	129,585
General & Administrative Costs	70,631	224,806
Current Assets	114,686	103,344
Current Liabilities	451,938	242,863
Working Capital (Deficiency)	(337,252)	(139,519)

Management Discussion and Analysis for the year ended December 31, 2004

Description of Business

The Corporation has acquired an option to purchase a 50% interest in the Harrison Lake Nickel Copper Project and an option for a 100% interest in the Beale Lake Property, both located in British Columbia. The Corporation is working toward completing a prospectus offering in order to raise funds to finance the preliminary work programs on both these properties.

The Beale Lake Project in north western British Columbia, 60 km southeast of Cassiar is an early stage intrusive gold type target with significant anomalous geochemical values of gold and copper in quartz veins and breccia associated with a Cretaceous intrusive. The target is a multimillion ounce type deposit similar to those in the Tintina Gold belt in the adjacent state of Alaska. A multi-phase program involving geological mapping and geophysical surveying followed by diamond drilling for a total of $300,000 will be initiated once funding from the prospectus offering is in place.

The Harrison Lake Project located in southwestern British Columbia 130 km east of Vancouver is an advanced exploration stage copper nickel platinum group target with significant geophysical and anomalous geochemical signatures associated with a 60 km long belt. Field work during the past three years has outlined a similar geological environment and identified some similar regional geophysical zones to that found at the B.C. Nickel Mine which is located on the southeast end of this belt. An airborne geophysical survey was completed in December, 2004 and will be followed by geological mapping and diamond drilling in the spring of 2005.

Operations and Expenditures

During the year ended December 31, 2004, the Corporation concentrated its efforts on completing the requirements for its initial public offering. Field expenditures were limited to assessment work for filing requirements and an airborne geophysical survey on the Harrison Lake Nickel Copper Project in which 1426.8 line kilometers were flown between November 30 and December 17, 2004. A report on the interpretation of the results is being prepared and will be utilized in laying out the next phase of the exploration program.

Selected Annual Information

	December 31, 2004		December 31, 2003		December 31, 2002

Net Sales or Total Revenues	$	Nil	$	Nil	$	Nil
Income (Loss)		(70,631)		(224,806)		(125,788)
Income (Loss) per share		(0.006)		(0.093)		(0.052
Net Income (Loss)		(105,843)		(224,806)		(125,909)
Net Income (Loss) per share		(0.009)		(0.093)		(0.052)
Total Assets		472,366		263,838		16,285
Total Long-term Liabilities		Nil		Nil		Nil

Summary of Quarterly Results

	2004				2003
	Dec 31 $	Sep 30 $	Jun 30 $	Mar 31 $	Dec 31 $	Sep 30 $	Jun 30 $	Mar 31 $
Total revenue	nil	nil	nil	nil	nil	nil	nil	nil
General &	16,806	27,610	10,688	15,527	42,159	9,954	32,112	18,081
Admin. Exp.
Loss	(16,806)	(27,610)	(10,688)	(15,527)	(42,159)	(9,954)	(32,112)	(18,081)
Net Loss	(52,018)	(30,610)	(10,688)	(15,527)	(42,159)	(9,954)	(32,112)	(18,081)
Loss/share	(0.0045)	(0.0026)	(0.0009)	(0.0062)	(0.0175)	(0.0041)	(0.0133)	(0.0075)
Deferred Mineral	140,051	32,496	37,098	18,450	60,560	20,000	41,525	7,500
Property Costs
Total Assets	472,366	316,812	337,192	268,251	263,838	142,381	109,371	34,663

General and Administrative Expenses

	Year ended Dec. 31, 2004	Year ended Dec. 31, 2003

Professional fees	$7,638	$32,307
Management and administration fees	30,000	30,000
Consulting	8,000	9,355
Office, rent & supplies	637	10,592
Regulatory and transfer agent fees	15,800	2,935
Automotive and travel	5,655	2,114
Financing fees	2,072	-
Stock-based compensation	-	122,500
Interest on demand loans	-	14,758
Bank charges and interest	829	245
Total general and administrative expenses for the year	$70,631	$224,806

The administrative expenditures made during the year were indicative of the Corporation’s efforts to complete its public offering. Efforts were made to conserve funds for the year ended December 31, 2004 and this is reflected in lower expenditures in most categories except for regulatory and transfer agent fees ($15,800 for 2004 compared to $2,935 for 2003), automotive and travel ($5,655 – 2004, $2,114 – 2003) and financing fees ($2,072 – 2004, nil –2003). The fourth quarter of 2004 was no exception to this overall trend for the year as administrative expenditures for the quarter was at a minimal level. The net loss for the fourth quarter was much higher than for any of the first three quarters of the 2004 year due to year end write offs.

Related Party Transactions

Management fees charged by a company controlled by a director for the year totaled $30,000.

Liquidity and Solvency

The Corporation had a working capital deficiency for the year ending December 31, 2004 of $337,252 compared to a deficiency of $139,519 for the year ended December 31, 2003. The continued operations of the Corporation are dependent upon its ability to raise adequate financing. To this end the Corporation is attempting to raise funds through a prospectus offering for a minimum of $1,500,00 and a maximum of $2,000,000. The Corporation expects that upon the closing of the prospectus financing, funds will be available to initiate the exploration programs on the Beale Lake and Harrison properties, maintain adequate working capital, as well as to be able to discharge its obligations in the normal course of business.

	December 31, 2004	December 31, 2003

Working Capital (Deficiency)	$(337,252)	$(139,519)
Deficit	$(5,855,782)	$(5,733,635)

There have been no changes in accounting policies and the Corporation has made no off-balance sheet arrangements and none are contemplated in the future. The Corporation does not utilize financial or other instruments in its operations.

Capitalized Exploration and Development Costs

	Beale Lake $	Harrison $	Total $

Balance, December 31, 2003	95,173	34,412	129,585

Property Acquisition Costs (cash)	17,500	20,000	37,500
Consulting and Engineering	-	43,861	43,861
Equipment Rental and Supplies	-	1,690	1,690
Field Personnel	-	1,794	1,794
Filing Fees	-	41,470	41,470
Geophysical survey	-	103,280	103,280
Miscellaneous	-	1,500	1,500

Totals	17,500	213,595	231,095

Less: Mineral interest abandoned	-	3,000	3,000

Net Mineral Interest Costs for the	17,500	210,595	228,095
period

Balance, December 31, 2004	112,673	245,007	357,680

Disclosure of Outstanding Share Data

Share Capital Authorized – unlimited common shares

Share Capital Issued as of March 25, 2005 – 11,833,900

Options Outstanding as of March 25, 2005

-	1,200,000 exercisable for 1,200,000 common shares at $0.25 per share

Warrants Outstanding as of March 25, 2005
-	6,771,400 warrants exercisable for 6,771,400 common shares at $0.25 per share

Management Discussion and Analysis for the year ended December 31, 2003

Description of Business

During the year both the Alberta Securities Commission and the British Columbia Securities Commission approved the revocation of the cease trade orders that had been imposed on the Corporation’s securities. The Corporation initiated the sale of a non-brokered private placement to subscribers for a total of 6,771,400 Units at $0.15 per Unit. The proceeds from that financing were used to retire the outstanding debt and return the Corporation to a full reporting and active status.

The Corporation's two projects have now been acquired and initial assessment work has been commenced on both of them. The Corporation has optioned 100% of the Beale Lake property and has an option to purchase 50% of the Harrison Lake Property.

Operations and Expenditures

The Beale Lake Project in north western British Columbia, 60 km southeast of Cassiar is an early stage intrusive gold type target with significant anomalous geochemical values of gold and copper in quartz veins and breccia associated with a Cretaceous intrusive. Grab samples taken in 2000 had values in the 1-3 gram per tonne gold range with a high of 41 grams per tonne gold and 840 ppm silver. Some initial preliminary work for assessment purposes was undertaken during the year and a multi-phase program involving mapping, surveying and diamond drilling totaling $305,000 will be initiated once funding is in place.

The Harrison Lake Project located in southwestern British Columbia 130 km east of Vancouver is an advanced exploration stage copper nickel platinum group in ultramafic type target with significant geophysical and anomalous geochemical signatures associated with a 60 km long belt. Field work during the past three years has outlined a similar geological environment and identified some similar regional geophysical zones to that found at the B.C. Nickel Mine which is located on the southeast end of this belt and which had operated for 15 years. An exploration program utilizing an airborne geophysical survey followed by mapping and diamond drilling will total $445,000 to complete.

General and Administrative

The administrative expenditures made during the year reflected office, management and accounting expenses due to the increased activity leading up to the revocation of the cease trade order. Expenditures for professional fees also relate to the increased activity of the Corporation as it acquired mineral properties and commenced preliminary corporate evaluation of their potential. Initial expenditures exploring the Beale Lake Property were incurred as were some maintenance evaluation of the Harrison Lake property.

Related Party Transactions

Related parties have subscribed to 1,567,000 Units (out of a total of 6,771,400 Units) of the private placement financing. The directors have subscribed for a total of 2,100,000 new escrow shares at a price of $0.01 per share. Management fees charged by a director for the year totaled $30,000.

Investor Relations

The Corporation does not have any investor relations contracts at this time.

Liquidity and Solvency

The Corporation had a working capital deficiency at the end of the year ending December 31, 2003 of $139,519. The proceeds from the private placement that was subscribed for during the year will be available upon closing and these funds will allow the Corporation to retire the outstanding debt and improve its working capital position. The continued operations of the Corporation will be dependent upon its ability to secure additional adequate financing, to fund the exploration programs on the Beale Lake and Harrison properties as well as to be able to discharge its obligations in the normal course of business.

	December 31, 2003	December 31, 2002

Working capital (Deficiency)	$(139,519)	$(877,429)
Deficit	$(5,733,635)	$(5,508,829)

Future Developments and Subsequent Events

The Corporation will be continuing with its reactivation from dormant status to that of an active junior mineral exploration Corporation. The non-brokered private placement has been completed to raise $1,015,710 from the sale of 6,771,400 units. The Corporation is also in the process of completing a prospectus offering to raise enough funds to finance preliminary work programs on both the Beale Lake and Harrison properties.

CAPITALIZATION

The following table sets forth the consolidated capitalization of Sutcliffe as at December 31, 2004, both before and after giving effect to the Minimum Offering and Maximum Offering. This table should be read in conjunction with the financial statements of the Corporation and the notes thereto included elsewhere in this prospectus.

				Outstanding as at
		Outstanding as at	Outstanding as at	December 31, 2004 after
		December 31, 2004	December 31, 2004 after	giving effect to the
		prior to giving effect	giving effect to the	Maximum
	Authorized	to the Offering(1)	Minimum Offering(1)(4)(5)	Offering(1)(4)(5)(7)

Total Consideration	$-	$5,753,710	$7,453,710	$7,953,710

#Common Shares(1)(2)(3)	Unlimited	11,633,900	18,433,900	20,433,900

Notes:
(1)

Includes a total of 2,100,000 Common Shares issued for nominal consideration to the existing directors of the Corporation. (See "Escrowed Securities") as well as 1,200,000 Common Shares issued at a deemed price of $0.15 per common share to settle a $180,000 loan outstanding with a shares for debt exchange.

(2)	Sutcliffe is authorized to issue an unlimited number of Common Shares. See "Description of Share Capital".
(3)

As of the date hereof, a minimum of 3,970,000 Common Shares and a maximum of 5,810,000 Common Shares will be issuable on exercise of the Warrants comprising a part of the Units (which includes the Common Shares to be issued in connection with the Corporate Finance Units, Agents Warrants and Agent's Options) and a maximum of 6,771,400 Common Shares will be issuable on exercise of the warrants issued in connection with the Private Placement.

(4)	Assumes the completion of the Minimum Offering and Maximum Offering, respectively. See "Plan of Distribution".
(5)

Includes the Corporate Finance Units of 500,000 Units at a deemed price of $0.25 per Unit to be issued by the Corporation to the Agent as well as a total of 550,000 common shares at a deemed price of $0.25 per common share to be issued to the property vendors, both to be issued upon closing of the Offering.

(6)	Should a positive feasibility study be completed and/or commercial production from the Beale Lake Mineral Claims be attained, a bonus of 650,000 common shares shall be payable to David Fleming.
(7)	Does not include an aggregate of 200,000 Common Shares issued to 606896 on March 15, 2005. See "Prior Sales".

USE OF PROCEEDS

The net proceeds to the Corporation from the sale of Units pursuant to the Offering are estimated to be $1,380,000 under the Minimum Offering and $1,840,000 under the Maximum Offering before deducting the Offering Expenses. If the Agent's Option is exercised in full, the net proceeds to the Corporation from the sale of the Units pursuant to the Offering, net of all the Offering Expenses, will be approximately $2,031,000 assuming the completion of the Maximum Offering. The net proceeds of the Offering will be used by the Corporation to fund various resource exploration projects and for general corporate purposes with the funds raised from the issuance of Flow-Through Shares being used for CEE. See "Canadian Federal Income Tax Considerations".

Readers are also directed to the discussion of the Corporation's proposed business objectives contained under the heading "Corporate Strategy and Objectives" and the Corporation's administration costs under the heading "Administration". Although it is the Corporation's intention to apply the Available Funds as set forth above, management will regularly review its budget with respect to the success of the business and with respect to other opportunities which may become available from time to time. In the event that management determines that expenditures as originally planned are unwarranted, the remaining Available Funds may be used for other purposes, at management's discretion.

The net proceeds to be received by the Corporation from the Offering, less the Corporation's working capital deficiency of $337,252 as at December 31, 2004, will result in available funds of $1,042,748 under the Minimum Offering and $1,502,748 under the Maximum Offering which funds will be used as follows:

	Minimum	Maximum
	($)	($)
To pay the cost of the Harrison Lake Mineral Claims exploration program(1)	330,000	330,000

To pay the cost of the Beale Lake exploration Mineral Claims work program	235,000	235,000

Administration costs for 12 months	198,000	198,000
To pay the cost of the Offering	85,000	85,000
Further unallocated working capital	194,748	654,748
TOTAL	1,042,748	1,502,748

Notes:
(1)

The proposed exploration work program cost breakdown of the Harrison Lake Mineral Claim exploration is set out above under the heading "Harrison Property – New Westminster Mining District – British Columbia – Budget".

(2)

The proposed exploration work program cost breakdown of the Beale Lake Mineral Claim work program is set out above under the heading "Beale Lake Property – Liard Mining District – British Columbia – Recommended Program and Budget – Budget".

PLAN OF DISTRIBUTION

Offering

The total offering hereunder is a minimum of 6,000,000 Units and a maximum of 8,000,000 Units, for total gross proceeds of $1,500,000 under the Minimum Offering and $2,000,000 under the Maximum Offering. Each Warrant entitles the holder thereof to acquire one (1) Common Share at a price of $0.35 per share at any time on or prior to 4:30 p.m. (Calgary time) on that date which is two years from the Closing Date.

Pursuant to an Agency Agreement (previously defined as the "Agency Agreement") dated May 27, 2005 between the Corporation and Canaccord Capital Corporation (previously defined as the "Agent"), the Corporation has appointed the Agent as its agent to offer for sale on a "commercially reasonable efforts" basis to the public a minimum of 6,000,000 Units, under the Minimum Offering, and up to a maximum of 8,000,000 Units, under the Maximum Offering, at a price of $0.25 per Unit for gross proceeds of a minimum of $1,500,000 and a maximum of $2,000,000, respectively, subject to the terms and conditions in the Agency Agreement. The Agent will receive a commission of 8% of the gross proceeds from the sale of the Units pursuant to the Offering. In addition, the Corporation will pay the Agent the Corporate Finance Units by issuing the Agent 500,000 Units at the Closing of the Offering and will be reimbursed by the Corporation for its reasonable out-of-pocket expenses, including its legal fees and disbursements. The Agent has been paid a non-refundable work fee of $20,000 and an advance retainer of $20,000 to be applied to Agent's expenses.

The Corporation has also agreed to grant to the Agent the Agent's Option which entitles the Agent to accept additional subscriptions for that number of Units equal to 15% of the total number of Units sold pursuant to the Offering at a price of $0.25 per Unit. The Agent's Option is qualified under this prospectus for distribution. In addition, the Corporation has agreed to issue the Agent's Warrants to the Agents. The Agent's Warrant and Corporate Finance Units are qualified under this prospectus for distribution.

The Agent has agreed to use its commercially reasonable efforts to secure subscriptions for the Units pursuant to the Offering on behalf of the Corporation and may make selling group arrangements with other investment dealers at no additional cost to the Corporation. Such dealers may or may not receive a portion of the fees or commissions contemplated herein. The obligations of the Agent under the Agency Agreement may be terminated at its discretion on the basis of its assessment of the state of financial markets and may also be terminated on the occurrence of certain events as stated in the Agency Agreement.

Minimum Distribution

The Minimum Offering must be completed within 90 days of the date a receipt for the prospectus is issued, or such other time as may be consented to by the Agent and persons or companies who subscribed within that period, failing which, the Agent will remit the funds collected to the original subscriber without interest or deduction, unless such subscriber has otherwise instructed the Agent.

Flow-Through Shares

Up to a maximum of 3,000,000 Flow-Through Shares comprising a part of the Units will be issued pursuant to the Offering and the Corporation will use commercially-reasonable efforts to incur and renounce to each subscriber of Units consisting of Flow-Through Shares, effective on or before December 31, 2005 CEE in an amount equal to the aggregate purchase price paid by such subscriber for such Units, less the portion of the price allocated to Warrants comprised therein. The CEE the Corporation will incur will qualify as "flow-through mining expenditures", as defined in the Tax Act, for the purposes of the 15% non-refundable investment tax credit for individuals (other than trusts) who subscribe for Units. Further, to the extent that the Corporation will incur such CEE in British Columbia, it will qualify as "BC flow-through mining expenditures", as defined in the BC Tax Act, for the purposes of the 20% non-refundable tax credit for individuals (other than trusts) who are subject to the BC Tax Act and who subscribe for Units.

Determination of Price

The offering price of the Units pursuant to the Offering was determined by negotiation between the Corporation and the Agent.

Listing Application

The Exchange has conditionally approved the listing of the Common Shares, subject to the Corporation fulfilling the requirements of such Exchange, including the distribution of the Common Shares to a minimum number of public shareholders.

Warrants

The Warrants will be issued as stand-alone certificates created by the Corporation. Each Warrant will entitle the holder thereof to acquire one-half (1/2) of one (1) Common Share at an exercise price of $0.35 per Common Share at any time on or prior to that date which is two years following the Closing Date.

The Warrants will contain provisions to the effect that in the event of any subdivision, consolidation, change, reclassification or alteration of the Common Shares or in the event of the consolidation, amalgamation or merger of Sutcliffe with another corporation, a proportionate adjustment or change will be made in the number and kind of securities issuable on exercise of the Warrants and in the exercise price per Common Share.

To the extent that the holder of a Warrant would otherwise be entitled to purchase a fraction of a Common Share, such right may be exercised only in combination with other rights which, in the aggregate, entitle the holder to purchase a whole number of Common Shares. No adjustment as to dividends will be made upon any exercise of the Warrants. Holders of Warrants will not have any voting or pre-emptive rights or any other rights as shareholders of Sutcliffe. There is no market through which the Warrants may be sold and holders may be unable to dispose of the Warrants on a timely basis.

Escrowed Shares

The Corporation has issued 2,100,000 Common Shares at nominal cost to the directors of the Corporation in consideration for their efforts in reactivating the business and affairs of the Corporation. All such shares are placed in escrow. See "Escrowed Securities".

CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

In the opinion of Burnet, Duckworth & Palmer LLP, counsel to the Corporation, the following is a fair and adequate summary of the principal Canadian federal income tax considerations generally relevant to a subscriber who purchases Units pursuant to this offering and who, for purposes of the Tax Act and at all relevant times, is resident in Canada, deals at arm's length with the Corporation and holds the Units as capital property. The Units will generally constitute capital property to a holder thereof unless the holder holds the Units in the course of carrying on a business of buying and selling securities or acquires the Units in a transaction or transactions considered to be an adventure in the nature of trade.

This summary is based on the current provisions of the Tax Act and the regulations thereunder (the "Regulations"), all proposals to amend the Tax Act and the Regulations publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the "Proposed Amendments") and Counsel's understanding of the current published administrative practices of the Canada Revenue Agency (the "CRA"). Except for the Proposed Amendments, this summary does not take into account or anticipate any changes in law or administrative practice, nor does it take into account provincial or territorial tax laws of Canada or the tax laws of any foreign jurisdiction. No assurance can be given that the Proposed Amendments will be enacted as proposed (or at all) or that legislative, judicial or administrative changes will not alter the statements made herein.

This summary does not apply to a subscriber (i) that is a trust; (ii) that is a partnership; (iii) that is a "principal-business corporation" within the meaning of the Tax Act; (iv) whose business includes trading or dealing in rights, licenses or privileges to explore for, drill for or take minerals, petroleum, natural gas or other related hydrocarbons; (v) that is a "financial institution" as defined in subsection 142.2(1) of the Tax Act; or (vi) an interest in which constitutes a "tax shelter investment" within the meaning of the Tax Act.

This summary assumes that the Corporation will make all necessary tax filings in respect of the issuance of the Flow-Through Shares and the renunciation of CEE in the manner and within the time required by the Tax Act and the Regulations, and that the Corporation will incur sufficient CEE to enable it to renounce to subscribers all of the CEE covenanted to be renounced by the Corporation pursuant to subscription agreements in substantially the form of Schedule A attached to this Prospectus (the "Subscription Agreement") effective on the dates set out therein. This summary assumes that the Corporation will be a "principal-business corporation" at all material times and that the Flow-Through Shares, when issued, will not be "prescribed shares", all within the meaning of the Tax Act.

The federal income tax consequences to a particular subscriber of an investment in Units will vary according to a number of factors including the legal status of the subscriber as an individual or a corporation, the province or provinces in which the subscriber resides, carries on business or has a permanent establishment, and, in the case of an investment in Flow-Through Shares, the amount that would be the subscriber's taxable income but for the investment in the Flow-Through Shares and the manner in which the proceeds from the issuance of the Flow-Through Shares are expended.

This summary is of a general nature only and is not intended to be, nor should it be construed to be, legal or tax advice to any particular subscriber. Accordingly, each potential subscriber should obtain independent advice regarding the income tax consequences of investing in the Units with reference to the subscriber's own particular circumstances.

Qualifying Expenditures

The proceeds from the issue of the Flow-Through Shares may, in certain circumstances, be renounced by the Corporation to subscribers as CEE to the extent permitted by and in accordance with the Tax Act. Such CEE which is properly renounced to a subscriber will be deemed to be CEE incurred by the subscriber on the effective date of the renunciation. Certain CEE incurred pursuant to a Subscription Agreement and within 12 months after the end of the calendar year in which the Subscription Agreement is entered into are issued (the "preceding calendar year") can be treated as if incurred in the preceding calendar year, provided that the subscription price for the relevant Flow-Through shares has been paid for in money during the preceding calendar year, the subscriber deals at arm's length with the Corporation throughout that 12 month period and the renunciation has been duly made within 90 days after the end of such preceding calendar year. For example, certain CEE incurred by the Corporation between

January 1, 2006 and December 31, 2006 and renounced by the Corporation to subscribers by March 31, 2006 with an effective date of December 31, 2005 will, to the extent that the Corporation meets certain qualifications and restrictions, be deemed to be CEE incurred by the subscribers on December 31, 2005. Any expenses not incurred by December 31, 2006 will result in an adjustment of the amount previously renounced, which may result in an income tax reassessment of the subscriber.

Generally speaking, the Corporation will be entitled to renounce CEE incurred by it on or after the date that subscriptions for the Flow-Through Shares are accepted, less (i) any previous renunciations with respect to such expenses, (ii) any portion of those expenses which are prescribed under the Regulations as being "Canadian exploration and development overhead expenses", (iii) certain seismic expenses, and (iv) any assistance that the Corporation has received, is entitled to receive, or may reasonably be expected to receive at any time which is reasonably related to those expenses. The Corporation may not renounce to subscribers an amount in excess of the amount paid by the subscribers for the Flow-Through Shares. Further, the Corporation will not be entitled to renounce CEE to the extent that such renunciation, if effective, would cause the Corporation's cumulative CEE

("CCEE") to be a negative amount. The Tax Act also restricts the amount of CEE which the Corporation can renounce to the extent that, but for the renunciation, the Corporation would be entitled to claim a deduction in respect of the CEE so renounced in computing its income for purposes of the CRA's published administrative position is that this restriction would not apply merely because the Corporation has insufficient income to otherwise claim the CEE deduction.

A subscriber for Flow-Through Shares to whom the Corporation renounces CEE may deduct in computing his income from all sources for a taxation year an amount not exceeding 100% of his CCEE at the end of that taxation year. Deductions claimed by a subscriber reduce CCEE. Further, the CCEE of a subscriber is reduced by the amount deducted from the subscriber's CCEE in prior years and by any CEE-related amount of "assistance" (as defined in the Tax Act), such as a provincial mining tax credit (see "British Columbia Tax Considerations" below), that the subscriber has received or is entitled to receive. The CCCE of a subscriber for a taxation year is reduced by any federal, non-refundable, 15% investment tax credit for "flow-through mining expenditures" (described under "Flow-Through Mining Expenditures" below) which the subscriber claimed in the preceding taxation year.

To the extent that a subscriber does not claim the full balance of his CCEE at the end of the taxation year, the unclaimed balance will be carried forward and the subscriber will be entitled to claim deductions in respect thereof in subsequent taxation years in accordance with the provisions of the Tax Act, except as restricted on the acquisition of control and on certain amalgamations and liquidations of a corporate subscriber. If at the end of a taxation year the reductions of a subscriber's CCEE exceed the additions thereto, the excess must be included in computing the subscriber's income for that year. Such a negative CCEE balance could arise, among other circumstances, where a subscriber becomes entitled to receive assistance (such as a provincial mining tax credit; see "British Columbia Income Tax Considerations" below), or where a subscriber claims the federal non-refundable 15% investment tax credit for "flow-through mining expenditures" (described under "Flow-Through Mining Expenditures" below) for a taxation year and has no or insufficient off-setting credits to the subscriber's CCEE in the next taxation year.

The disposition of Flow-Through Shares will not automatically reduce a subscriber's CCEE, although a subscriber will be entitled to apply CEE to reduce proceeds of disposition if he chooses to do so. The acquisition of the Common Shares offered hereunder which are not Flow-Through Shares will not entitle the subscriber to any such deductions.

Allocation of Purchase Price

Under the Tax Act, the Corporation and subscribers for Units will be required to allocate the purchase price thereof between the Common Shares and Warrants in accordance with the relative fair market value and the amount so allocated will constitute the purchase price of each such security. In respect of the Warrants, such allocated amount will constitute their acquisition cost for the purposes of determining the adjusted cost base of each such security to the potential purchaser. The CRA has taken the position that any allocation by Unit purchasers must be consistent with the allocation made by the Corporation. The Corporation intends to allocate $0.25 to each Common Share and $Nil to each Warrant. While the Corporation considers this allocation to be reasonable, it is not binding on CRA.

The Flow-Through Shares will be deemed to have been acquired at a cost of $nil for Canadian income tax purposes.

Flow-Through Mining Expenditure

A holder of Flow-Through Shares who is an individual (other than a trust) is entitled to a federal non-returnable 15% investment tax credit for certain CEE relating to surface exploration for mineral resources. The credit claimed in a taxation year will reduce the individual's CCEE for the following year. As a result, if the individual subscriber claims 100% of his or her CCEE in the year the 15% tax credit is claimed, the subscriber may have an income inclusion in the following year. Prospectus subscribers for Units comprising Flow-Through Shares are advised to contact their personal tax advisors to determine the impact of the foregoing on them.

Exercise or Expiry of Warrants

No gain or loss will be realized by a subscriber upon the exercise of Warrants. When a Warrant is exercised, the subscriber's cost of the Common Share acquired thereby will be the aggregate of the subscriber's adjusted cost base of the Warrant and the exercise price paid pursuant to the Warrant. In the event of the expiry of an unexercised Warrant, the subscriber will realize a capital loss equal to his adjusted cost base, if any, of the Warrant.

Disposition of Common Shares or Warrants

A disposition or deemed disposition of a Common Share or Warrant (other than to the Corporation) will result in the holder thereof realizing a capital gain (or a capital loss) in the taxation year of the disposition equal to the amount by which the proceeds of disposition exceed (or are less than) the aggregate of the holder's adjusted cost base of such Common Share or Warrant and reasonable costs of the disposition. The initial cost to a subscriber of the Flow-through Shares is deemed to be nil. The cost of any Common Shares or Warrants acquired pursuant to this offering must be averaged with the adjusted cost base of all other Common Shares or Warrants held by the holder for the purpose of calculating capital gains or capital losses on subsequent dispositions of the Common Shares or Warrants.

One-half of any such capital gain (a taxable capital gain) must be included in computing income of the holder in the year of disposition, and one-half of any such capital loss (an allowable capital loss) generally must be deducted against taxable capital gains realized by the holder in the year of disposition. Allowable capital losses in excess of taxable capital gains for the year of disposition generally may be deducted by the holder against net taxable capital gains realized in any of the three preceding years or in any subsequent year, subject to the detailed provisions of the Tax Act.

Minimum Tax

Pursuant to the alternative minimum tax rules in the Tax Act, the tax otherwise payable under Part I of the Tax Act by an individual (other than certain trusts) will not be less than the minimum amount computed by reference to the individual's "adjusted taxable income" for the year. For these purposes the minimum amount generally means the "aggregate percentage" (currently 16%) of adjusted taxable income in excess of $40,000. In calculating adjusted taxable income for this purpose, certain deductions and credits otherwise available are disallowed and certain amounts otherwise not taxable are included in income. These disallowed items include deductions for CEE to the extent the deductions exceed the individual's resource income before deduction of those amounts, and deductions for carrying charges which relate to an investment in Flow-Through Shares to the extent that such deductions exceed the individual's resource income after deductions for resource expenses, including CEE. Also included in adjusted taxable income are 80% of capital gains. Whether and to what extent a particular holder will be subject to minimum tax will depend upon the amount of the holder's income, the sources from which it is derived and the nature and amount of any deductions that are claimed. Any additional tax payable for a year resulting from the application of the minimum tax provisions is recoverable to the extent the tax otherwise determined exceeds the minimum tax for any of the following seven taxation years.

BRITISH COLUMBIA INCOME TAX CONSIDERATIONS

An individual (other than a trust) that is subject to income tax under the Income Tax Act (British Columbia) may claim a 20% "BC mining flow-through share tax credit" (as defined in that Act) in computing his or her tax payable under that Act. The credit is available generally to such an individual in respect of mining exploration activity which meets the criteria for the 15% federal non-refundable investment tax credit for "flow-through mining expenditures" (See "Flow-Through Mining Expenditures") and all or substantially all of which is conducted in British Columbia for the purpose of determining the existence, location, extent or quality of a mineral resource in British Columbia.

Any BC mining flow-through share tax credit claimed by such an individual for a year will constitute "assistance" within the meaning of the ITA, and will reduce his or her CCEE for the year (See "Qualifying Expenditures").

Prospective subscribers for Units comprising Flow-Through Shares who may be eligible for, and wish to claim, a BC mining flow-through share tax credit in respect thereof are advised to contact their personal tax advisors to determine the impact of the foregoing on them.

ADMINISTRATION COSTS

The Corporation's administration costs over the past year, in the view of management, are not indicative of the costs the Corporation will face on a going-forward basis, as the Corporation has incurred significant one-time expenses simply to proceed with the Corporation's reactivation. Management does not believe that such costs would be repeated in the future. Accordingly, on a going-forward basis, estimated aggregate administration costs required in order for the Corporation to achieve its stated business objectives are estimated to be approximately $16,500 per month, with initial allocations estimated as follows:

	Monthly Expenditures	Aggregate Yearly Expenditures

Shareholder communications	$1,000	$12,000
Transfer fees	2,000	24,000
Advertising, Marketing and Promotion	3,000	36,000
Professional Fees	3,000	36,000
Office Expenses	1,500	18,000
Rent	1,500	18,000
Salaries, Wages and Benefits(2)	2,500	30,000
Travel, Meals and Entertainment	2,000	24,000
Total	$16,500	$198,000

Notes:
(1)	See also "Corporate Strategy and Objectives". The expenses will be incurred in pursuit of the Corporation's business objectives.
(2)	See "Executive Compensation".

All of the foregoing expenses will be paid from equity raised by the Corporation through the Offering and, as applicable, through future offerings. This being the case, the Corporation will not be in a position to proceed with major discretionary expenditures unless it is able to raise additional equity.

DESCRIPTION OF SHARE CAPITAL

The authorized share capital of Sutcliffe consists of an unlimited number of Common Shares without nominal or par value. As of the date hereof, there are 11,833,900 Common Shares issued and outstanding. A summary of the rights, privileges, restrictions and conditions attaching to Sutcliffe's share capital is as set forth below.

Common Shares

Subject to the provisions of the ABCA, the holders of Common Shares are entitled to receive notice of, to attend and vote at all meetings of the shareholders of Sutcliffe and are entitled to one vote, in person or by proxy, for each Common Share held. The holders of Common Shares are entitled to receive, if, as and when declared by the directors of Sutcliffe, non-cumulative dividends at such rate and payable on such date as may be determined from time to time by the directors of Sutcliffe. On the liquidation, dissolution or winding-up of Sutcliffe, or any other distribution of the assets of Sutcliffe among its shareholders for the purpose of winding-up its affairs, the holders of the Common Shares shall be entitled to receive the remaining property and assets of Sutcliffe.

DIVIDEND RECORD AND POLICY

Sutcliffe has not paid any dividends on the Common Shares and does not intend to pay dividends on the Common Shares in the foreseeable future. The future payment of dividends will be dependent upon the requirements of Sutcliffe to fund future growth, the financial condition of the Corporation and other factors the Board of Directors of Sutcliffe may consider appropriate in the circumstances.

DIRECTORS AND OFFICERS

The names, municipalities of residence, ages, positions with Sutcliffe, time to be devoted to the Corporation, the principal occupations for the preceding five years and certain other information in respect of the directors and officers of Sutcliffe are set out below. Directors are elected at the annual meetings of shareholders and serve until the next annual meeting or until a successor is elected or appointed.

			Percentage of
Name and			Time to be
Municipality of		Position	Devoted to the
Residence	Age	Held	Corporation	Principal Occupation during past five years

Laurence Stephenson(1) Vancouver, British Columbia	56	President and Director	50%	President and Director of Sutcliffe since March 1, 2001 and President of Geofin Inc. geological and financial consultants, since July 1985.

Glen Indra(1)(3) Vancouver, British Columbia	56	Director	25%	President and Chief Executive Officer of Starfield Resources Inc., a TSX Venture Exchange listed company, which is currently developing a base and precious metal resource in Nunavut Territory, Canada since November 1997 and President of Floralynn Investments Ltd., a private investment company, since February, 1992.

Robert Maddigan(1)(3) Vancouver, British Columbia	40	Director	25%	Project Manager for Ferguson Simek Clark Architects & Engineers since July, 1996.

Susan Wong(1) Vancouver, British Columbia	56	Chief Financial Officer	10%	Member Services Representative for VanCity Credit Union since 1986.

Notes:
(1)	Member of the Audit Committee.
(2)	Sutcliffe does not have an Executive Committee.
(3)	Messrs. Indra and Maddigan were appointed directors of the Corporation on June 4, 1996 and August 20, 1996, respectively.

Corporate Cease Trade Orders or Bankruptcies

Except as disclosed here or elsewhere in this Prospectus, no director, officer or promoter of the Corporation is, or has been within the past five years, a director, officer or promoter of any other company that, while such person was acting in that capacity, was the subject of a cease trade or similar order or an order that denied the company access to any statutory exemptions for a period of more than 30 consecutive days, or was declared bankrupt or made a voluntary assignment in bankruptcy, made a proposal under any legislation relating to bankruptcy or insolvency or been subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold the assets of that person.

Econ Ventures Limited, a company which Mr. Glen Indra was a director from September, 1995 to July, 2001, was subject to a cease trade order from January 11, 2000 to March, 2000 as a result of its failure to file financial statements for a period of more than 30 days.

In addition, the Corporation has been subject to the Orders since February of 2000 to December of 2003 as a result of its inactivity and failure to file financial statements.

Penalties or Sanctions

No director, officer or promoter of the Corporation has, within the ten years prior to the date of this Prospectus, been subject to any penalties or sanctions imposed by a court or securities regulatory authority relating to trading in securities, promotion or management of a publicly traded company, or theft or fraud.

Individual Bankruptcies

No director, officer or promoter of the Corporation is, or has, within the ten years prior to the date of this Prospectus, been declared bankrupt or made a voluntary assignment in bankruptcy, made a proposal under any legislation relating to bankruptcy or insolvency or been subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of that individual.

Public and Insider Ownership

As at the date hereof, prior to giving effect to the Offering, the directors and officers of the Corporation hold, directly or indirectly, or exercise control or direction over, an aggregate of 3,672,000 Common Shares representing approximately 31.6% of the outstanding Common Shares of the Corporation. After giving effect to the Offering, the directors and officers of the Corporation will hold, directly or indirectly, or exercise control or direction over, an aggregate of 3,672,000 Common Shares representing approximately 20.1% of the issued and outstanding Common Shares after giving effect to the Minimum Offering, and approximately 17.5% of the issued and outstanding Common Shares after giving effect to the Maximum Offering.

Conflict of Interest

Directors and officers of the Corporation may, from time to time, be involved with the business and operations of other issuers, in which case a conflict may arise. See "Risk Factors".

Other Reporting Issuer Experience

The following table sets out the directors and officers of the Corporation that are, or have been within the last ten years, directors or officers of other reporting issuers:

Name	Name of Reporting Issuer	Position	From	To

Laurence	Golden Chief Resources Inc. (TSX.V)	Vice President, Exploration,	April 1994	April 1999
Stephenson		Secretary and Director
	Golden Hemlock Exploration Ltd.	President, Director	September 1991	April 1994
	(TSX.V)	President, Director	February 2004	Present
	West Gold Resources Ltd.	Director	October 1987	March 2002
Glencarin Exploration Ltd. (TSX.V)

Glen Indra	Thelon Ventures Inc. (TSX.V)	Director	April 2002	Present
	Starfield Resources Ltd. (TSX.V)	President	November 1997	Present
	Bioxel Pharma Inc. (formerly Richcor	Director	September 1995	July 2001
Resources Ltd. and formerly Econ
Ventures Ltd.) (TSX.V)
	Calibre Energy Inc. (formerly Deep	Director	July 1988	June 1997
Basin Energy Corp.) (TSE)
	AGC Americas Gold (VSE)	Director	December 1994	September 1995

Robert	Starfield Resources Ltd. (TSX.V)	Director	October 2003	Present
Maddigan

Susan Wong	Signature Resources Ltd. (TSX.V)	Director, Chief Financial	October 2003	Present
Officer and Secretary
	Saturn Minerals Inc. (TSX.V)	Chief Financial Officer and	October 2002	Present
Secretary
	Santa Cruz Ventures Inc. (TSX.V)	Chief Financial Officer	April 2004	Present

MANAGEMENT AND DIRECTORS OF SUTCLIFFE

The following is a brief description of the background of the key management and directors of the Corporation.

Laurence Stephenson, P. Eng., M.B.A., President and Director

Mr. Stephenson has over 35 years experience in the field of mineral exploration, particularly guiding new companies in the acquisition and utilization of capital. He was instrumental in starting Glencarin Explorations Ltd. (TSX Venture Exchange) and Glencarin's subsidiary company, Wheaton River Minerals (Toronto Stock Exchange). He also assisted in the reorganization of several other companies. These companies remain active.

He was most recently involved in Golden Chief Resources Inc. (TSX Venture Exchange) as a founding partner, Director and Vice President, Exploration. In that role he actively guided the exploration and acquisition of capital investment to fund the exploration. Eventually through his efforts, Kincross Gold Corp. of Toronto optioned a 50% interest in the main Golden Chief project.

Glen J. Indra, B. Comm., Director

Mr. Indra began his career as a financial analyst with an international oil company. Subsequently, during a 10 year stint in banking he focused on major commercial lending. He has served on the boards of several publicly traded resource corporations. In addition to managing a family investment corporation, he is the President and Chief Executive Officer of Starfield Resources Inc., which is currently developing a base and precious metal resource in Nunavut Territory, Canada.

Mr. Indra has been responsible for arranging over $27 million in exploration financing for Starfield and in establishing Starfield as a TSX Venture Exchange Tier 1 listed company.

Robert Maddigan, P. Eng., Director

Mr. Maddigan graduated in 1986 from the University of Alberta with a Bachelor of Applied Science in Civil Engineering and is registered as a professional engineer in the Northwest Territories. In 1991, Mr. Maddigan established Maddigan Consulting Ltd. and has been the project manager and general contractor for the public and private sectors for numerous building projects in the Canadian and Russian Arctic regions. He is presently managing the construction of public works projects in Chukotka, Russia as a partner of Ferguson, Simek and Clark, an international architectural and engineering firm.

Susan Wong, Chief Financial Officer

Ms. Wong has been a member services representative for VanCity Credit Union since 1986, during which time she has been responsible for directing member service investment and financial planning. She is presently serving as a director and/or officer for a number of public companies, including Santa Cruz Ventures Inc., Saturn Minerals Inc. and Signature Resources Ltd.

EXECUTIVE COMPENSATION

The following table sets forth certain information regarding the compensation of the Corporation's President for the periods indicated (the "Named Executive Officer").

		Annual Compensation			Long-Term Compensation
					Awards		Payouts
Name and Principal Position	Year Ended December 31	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Securities Under Options/ SARs Granted (#)	Restricted Shares or Restricted Share Units ($)	LTIP Payouts ($)	All Other Compensation ($)
Laurence Stephenson(1) President	2004 2003 2002	- -	- -	30,000(2) 30,000(2) 30,000(2)	- -	- -	- -	- -
George Heard	2001	-	-	-	-	-	-	-

Notes:
(1)	Mr. Stephenson has served as President of the Corporation since March 1, 2001, prior to which time Mr. George Heard served as President of the Corporation.
(2)	Represents management fees of $2,500 per month.

Stock Options

A total of 430,000 options to purchase Common Shares were granted to the Corporation's Named Executive Officer during the most recently completed financial year.

Option Exercises and Year-End Option Values

Aggregated Option Exercises During the Year Ended
December 31, 2004 and Year-end Option Values

The following table provides details with respect to all options of the Corporation exercised by the Named Executive Officer during the most recently completed financial year, the number of unexercised stock options and the value of the stock options as of the most recent financial year end.

Name	Securities Acquired on Exercise (#)	Aggregate Value Realized ($)	Unexercised Options at December 31, 2004 (#) Exercisable/Unexercisable	Value of Unexercised in-the-Money Options at December 31, 2004(1) ($) Exercisable/Unexercisable
Laurence Stephenson President	Nil	Nil	- / 430,000	- / -

Retirement Plans

Sutcliffe has no retirement plans, pension plans or other forms of funded or unfunded retirement compensation for its employees.

Employment Contracts and Termination of Employment

There are no employment contracts or other compensation plans or arrangements with regard to the Named Executive Officer or any other executive officer which provide for specific compensation in the event of resignation, retirement, other termination of employment or from a change of control of Sutcliffe or from a change in such officer's responsibilities following a change of control.

Compensation of Directors

Directors of Sutcliffe are not paid any annual retainer fees and are not paid for attendance at board or committee meetings, but are entitled to be reimbursed for all reasonable expenses incurred in order to attend such meetings. Directors who also serve as employees may receive salaries from Sutcliffe or consulting fees for services provided.

Share Option Plan

Sutcliffe has adopted a stock option plan (the "Option Plan") pursuant to which options are granted in order to attract, retain and motivate directors, officers and employees of Sutcliffe and other persons, such as consultants who provide services or who are of special value to Sutcliffe and to closely align the personal interest of such individuals to that of Sutcliffe. The number of options and the exercise price thereof is set by the board of directors of Sutcliffe at the time of grant, provided that the exercise price will not be less than the current market price of the Common Shares on the Exchange on the trading day immediately prior to the date of grant, less the maximum discount permitted by the Exchange. At present, the maximum number of Common Shares that may be reserved for issuance pursuant to options granted under the Option Plan, and pursuant to any other share compensation arrangements is 2,326,780 Common Shares (being 20% of the Corporation's presently issued and outstanding Common Shares) and the maximum number of Common Shares issuable to any one individual pursuant to the Option Plan may not exceed 5% of the outstanding Common Shares.

ESCROWED SECURITIES

Escrow Agreement

In connection with their ongoing activities in order to reactivate the business and affairs of the Corporation, the Corporation agreed in early December, 2003, that the Corporation would issue to the directors of the Corporation, for nominal consideration, an aggregate of 2,100,000 Common Shares. In addition to the 2,100,000 Common Shares issued to the directors, the directors and officers as a group, beneficially own, directly or indirectly, or exercise control or direction over an additional 1,572,000 Common shares. All such Common Shares (representing approximately 20% of the outstanding Common Shares of the Corporation after giving effect to the Minimum Offering and 18% of the outstanding Common Shares of the Corporation after giving effect to the Maximum Offering) have been or will be as the case may be placed in escrow pursuant to a time release escrow agreement (the "Escrow Agreement") among the Corporation, the Trustee and each of the securityholders set forth below.

Common Shares
Shareholder	Placed in Escrow

Glen Indra	600,000
Laurence Stephenson	900,000
Robert Maddigan	600,000
2,100,000

Glen Indra	305,000
Floralynn Investments Ltd.	300,000
Laurence Stephenson	467,000
Robert Maddigan	500,000
1,572,000

Total	3,672,000

The Common Shares will be released from escrow on the following basis:

Percentage of
Shares Released	Release Date

10%	On the date the Corporation's common Shares are listed and posted for trading on the Exchange (the "Listing Date")
15%	Six months from the Listing Date
15%	Twelve months from the Listing Date
15%	Eighteen months from the Listing Date
15%	Twenty four months from the Listing Date
15%	Thirty months from the Listing Date
15%	Thirty six months from the Listing Date

The escrowed securities held pursuant to the Escrow Agreement may not be sold, assigned, transferred, redeemed, surrendered or otherwise dealt with in any manner except provided by the Escrow Agreement. Securities may be transferred within escrow to an individual who is a director or senior officer of the Corporation or a material operating subsidiary of the Corporation, provided that certain requirements of the Alberta Securities Commission are met, including that the new proposed transferee agrees to be bound by the terms of the agreement. In the event of the bankruptcy of the securityholder, the shares held by such holder may be transferred within escrow to the trustee in bankruptcy or other person legally entitled to such securities provided that certain prescribed Alberta Securities Commission requirements are met. Shares held in escrow may also be transferred within escrow by a securityholder to a registered retirement savings plan ("RRSP") or a registered retirement income fund ("RRIF") provided that the Commission receives proper notice of the same, the securityholder is the sole beneficiary of the RRSP or RRIF and the Trustee of the RRSP or RRIF agrees to be bound by the terms of the Agreement. In the event of the death of a securityholder, the shares held in escrow shall be released to the legal representatives of the deceased securityholder. A securityholder should consult his or her own tax advisor before transferring shares to an RRSP or an RRIF about the tax consequences of doing so.

Escrowed shareholders who are not individuals will provide undertakings to the Alberta Securities Commission that they will not issue securities of their own issue or effect or permit a transfer of ownership of securities of their own issue that would have the effect of changing the beneficial ownership of, or control or direction over, the escrowed Common Shares.

PRINCIPAL HOLDERS OF SECURITIES

To the knowledge of the directors and senior officers of the Corporation, as at the date hereof, the following person or company beneficially owns, directly or indirectly, or exercises control or direction over, 10% or more of the outstanding Common Shares.

Name	No. of Shares	Percentage of Shares Outstanding Prior to Offering	Percentage of Shares utstanding after Minimum Offering	Percentage of Shares Outstanding after Maximum Offering on a fully diluted basis
Glen Indra	1,205,000(1)	10.4%	6.6%	5.7%
Laurence Stephenson	1,367,000	11.8%	7.5%	6.5%

Note:
(1)	905,000 held directly and the remainder held indirectly through Floralynn Investments Ltd., a private company wholly- owned by Glen Indra.

PRIOR SALES

The Corporation has not issued any Common Shares within the 12 months prior to the date hereof except for (i) the issuance on March 15, 2005 of 200,000 Common Shares of 606896 pursuant to the terms and conditions of the Sale, Purchase and Assignment Agreement and (ii) the non-brokered private placement of 6,771,400 Units, each unit being comprised of one (1) common share and one (1) common share purchase warrant, which warrant is exercisable to purchase one common share at a price of $0.25 for a period of two years from the date of issuance, at a price of $0.15 per unit for gross proceeds to the Corporation of $1,015,710.

PRICE RANGE AND TRADING VOLUME OF COMMON SHARES

There is no published or public market for the Common Shares of Sutcliffe.

INVESTOR RELATIONS ARRANGEMENTS

Sutcliffe has not entered into any written or oral agreement or understanding with any person to provide any promotional or investor relation services for the Corporation or its securities.

RISK FACTORS

An investment in the Common Shares should be considered highly speculative due to the Corporation's present stage of development. In addition, if the Corporation is successful in its stated business objectives, it will proceed with the acquisition of mining properties and mineral exploration properties. An investment in the Common Shares should only be made by knowledgeable and sophisticated investors who are willing to risk and can afford the loss of their entire investment. A prospective investor should consider carefully the following factors.

Speculative Nature of Mineral Exploration and Development Activities

Resource exploration and development is a speculative business, characterized by a number of significant risks including, among other things, unprofitable efforts resulting not only from the failure to discover mineral deposits but from finding mineral deposits which, though present, are insufficient in quantity and quality to return a profit from production. The marketability of minerals acquired or discovered by the Corporation may be affected by numerous factors which are beyond the control of the Corporation and which cannot be accurately predicted, such as market fluctuations, the proximity and capacity of milling facilities, mineral markets and processing equipment, and such other factors as government regulations, including regulations relating to royalties, allowable production, importing and exporting of minerals, and environmental protection, the combination of which factors may result in the Corporation not receiving an adequate return of investment capital.

Substantial expenditures are required to establish ore reserves through drilling, to develop metallurgical processes to extract the metal from the ore and, in the case of new properties, to develop the mining and processing facilities and infrastructure at any site chosen for mining. Although substantial benefits may be derived from the discovery of a major mineralized deposit, no assurance can be given that minerals will be discovered in sufficient quantities and grades to justify commercial operations or that the funds required for development can be obtained on a timely basis. Estimates of reserves, mineral deposits and production costs can also be affected by such factors as environmental permitting regulations and requirements, weather, environmental factors, unforeseen technical difficulties, unusual or unexpected geological formations and work interruptions. In addition, the grade of ore ultimately mined may differ from that indicated by drilling results. Short term factors relating to reserves, such as the need for orderly development of ore bodies or the processing of new or different grades, may also have an adverse effect on mining operations and on the results of operations. Material changes in ore reserves, grades, stripping ratios or recovery rates may affect the economic viability of any project.

Development of any potential mineral properties will only follow upon obtaining satisfactory exploration results. Few properties which are explored are ultimately developed into producing mines. Major expenses may be required to establish ore reserves, develop metallurgical processes and construct mining and processing facilities at a particular site. There is no assurance that the Corporation's mineral exploration activities will result in any discoveries of commercial bodies of ore. Also, no assurance can be given that the potential properties are not subject to prior unregistered agreements or interests or undetected claims which could be materially adverse to the Corporation.

Additional Funding Requirements

If the Corporation is successful in acquiring properties in the exploration stage, the Corporation, in the short term, will have no source of operating cash flow. The Corporation intends to raise additional funds to complete future projects. There is no assurance that the Corporation will be able to raise additional funds on reasonable terms. The development of any ore deposits, if such are even located, depends on the Corporation's ability to obtain financing through debt financing, equity financing or other means. If the Corporation's exploration programs are successful, additional funds will be required to develop the properties and, if successful, to place them into commercial production. The only sources of future funds presently available to the Corporation will be the issue of equity. The ability of the Corporation to arrange such financing in the future will depend in part upon the prevailing capital market conditions as well as the business performance of the Corporation. There can be no assurance that the Corporation will be successful in its efforts to arrange additional financing if needed on terms satisfactory to the Corporation. If additional financing is raised by the issuance of shares from the treasury of the Corporation, control of the Corporation may change and shareholders may suffer additional dilution. If adequate financing is not available, the Corporation may be required to delay, reduce the scope of, or eliminate one or more exploration activities or relinquish rights to certain of its interests. Failure to obtain additional financing on a timely basis could cause the Corporation to forfeit its interests in some or all of its properties and reduce or terminate its operations.

Operating Hazards and Risks

Mineral exploration involves many risks, which even a combination of experience, knowledge and careful evaluation may not be able to overcome. The Corporation's operations will be subject to all the hazards and risks normally incidental to exploration, development and production of metals, such as unusual or unexpected formations, cave-ins, pollution, all of which could result in work stoppages, damage to property, and possible environmental damage. The Corporation does not have general liability insurance covering its operations and does not presently intend to obtain liability insurance as to such hazards and liabilities. Payment of any liabilities as a result could have a materially adverse effect upon the Corporation's financial condition.

Environmental and Other Regulatory Requirements

The Corporation's activities are subject to environmental regulations promulgated by government agencies from time to time. Environmental legislation generally provides for restrictions and prohibitions on spills, releases or emissions of various substances produced in association with certain mining industry operations, such as seepage from tailings disposal areas, which would result in environmental pollution. A breach of such legislation may result in imposition of fines and penalties. In addition, certain types of operations require the submission and approval of environmental impact assessments. Environmental legislation is evolving in a manner which means stricter standards and enforcement, fines and penalties for non-compliance are more stringent. Environmental assessments of proposed projects carry a heightened degree of responsibility for companies and directors, officers and employees. The cost of compliance with changes in governmental regulations has a potential to reduce the profitability of operations.

The current or future operations of the Corporation, including exploration activities, will require permits from various federal, provincial and local governmental authorities and such operations are and will be governed by laws and regulations governing prospecting, development, mining, production, exports, taxes, labour standards, occupational health, waste disposal, toxic substances, land use, environmental protection, mine safety and other matters. Companies engaged in the development and operation of mines and related facilities generally experience increased costs and delays in production and other schedules as a result of the need to comply with applicable laws, regulations and permits. The Corporation believes it is in substantial compliance with all material laws and regulations which currently apply to its activities.

Failure to comply with applicable laws, regulations, and permitting requirements may result in enforcement actions thereunder, including orders issued by regulatory or judicial authorities causing operations to cease or be curtailed, and may include corrective measures requiring capital expenditures, installation of additional equipment or remedial actions. Parties engaged in mining operations may be required to compensate those suffering loss or damage by reason of the mining activities and may have civil or criminal fines or penalties imposed for violations of applicable laws or regulations and, in particular, environmental laws.

Competition

Sutcliffe's major competitors will principally be large multinational companies, many of which are substantially larger than Sutcliffe, with significantly greater resources available for marketing and research and development programs. In certain aspects of its business, Sutcliffe will also compete with a number of other small companies which, like Sutcliffe, have certain competitive advantages such as low overhead costs and specialized regional strengths.

In addition, significant and increasing competition exists for the limited number of mineral acquisition opportunities available. As a result of this competition, some of which is with large established mining companies with substantial capabilities and greater financial and technical resources than the Corporation, the Corporation may be unable to acquire additional attractive mineral properties on terms it considers acceptable. Accordingly, there can be no assurance that the Corporation's proposed exploration and acquisition programs will yield any reserves or result in any commercial mining operation.

Employees

The success of Sutcliffe is dependent upon key personnel of Sutcliffe. Loss of the services of such persons could have a material adverse effect on the business and operations of Sutcliffe. The ability of Sutcliffe to expand its services is dependent upon its ability to attract additional qualified employees.

Limited Operating History

The Corporation has a limited operational history. It will have never paid dividends nor does the Corporation have any present intention to pay dividends. The Corporation is in the early stage of its business and therefore will be subject to the risks associated with early stage companies, including uncertainty of revenues, markets and profitability and the need to raise additional funding. The Corporation will be committed, and for the foreseeable future will continue to commit, significant financial resources to exploration of potential mineral properties. The Corporation's business and prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in the early stage of mining exploration. There can be no assurance that the Corporation will be successful in doing what is necessary to address these risks.

Market for Securities

There can be no assurance that an active trading market in the Corporation's securities will be established and sustained. Accordingly, holders of securities of the Corporation may be unable to dispose of such. Furthermore, the market price for the Corporation's securities could be subject to wide fluctuations. Factors such as precious and base metal commodity prices, government regulation, interest rates, share price movements of the Corporation's peer companies and competitors and overall market movements may have a significant impact on the market price of the securities of the Corporation. The stock market has from time to time experienced extreme price and volume fluctuations, which have often been unrelated to the operating performance of particular companies.

Conflicts of Interest

Certain of the proposed directors and officers of the Corporation are engaged in, and will continue to engage in, other business activities on their own behalf and on behalf of other companies and, as a result of these and other activities, such proposed directors and officers of the Corporation may become subject to conflicts of interest. The ABCA provides that, in the event a director has an interest in a contract or proposed contract or agreement, the director shall disclose his interest in such contract or agreement and shall refrain from voting on any matter in respect of such contract or agreement unless otherwise provided under such. To the extent that conflicts of interest arise, such conflicts will be resolved in accordance with the provisions of the ABCA.

No Key Man Insurance

The Corporation does not anticipate having key man insurance in place in respect of any of its senior officers or personnel.

Fluctuations in Commodity Prices

The profitability, if any, in any mining operation in which the Corporation may acquire an interest will be significantly affected by changes in the market price of precious metals and base metals which fluctuate on a daily basis and are affected by numerous factors beyond the Corporation's control.

INDEBTEDNESS OF DIRECTORS, EXECUTIVE OFFICERS AND SENIOR OFFICERS

No director or senior officer, or their respective associates or affiliates, has been indebted to Sutcliffe since the commencement of its last completed financial year.

INTEREST OF MANAGEMENT AND OTHERS IN MATERIAL TRANSACTIONS

There are no material interests, direct or indirect, of directors and senior officers of Sutcliffe, any shareholder who beneficially owns more than 10% of the shares of Sutcliffe, or any known associate or affiliate of such persons, in any transactions within the three years prior to the date hereof or in any proposed transaction which has materially affected or will materially affect Sutcliffe.

LEGAL PROCEEDINGS

Management is not aware of any existing or contemplated legal proceedings to which Sutcliffe is a material party.

LEGAL MATTERS

Certain legal matters in connection with this prospectus will be passed on behalf of the Corporation by Burnet, Duckworth & Palmer LLP of Calgary, Alberta and on behalf of the Agent by Miller Thomson LLP. As at the date hereof, partners and associates of Burnet, Duckworth & Palmer LLP and Miller Thomson LLP hold less than 1% of the outstanding Common Shares of the Corporation.

RELATIONSHIP BETWEEN SUTCLIFFE AND PROFESSIONAL PERSONS

To the knowledge of the management of Sutcliffe, as of the date hereof, no professional person or any associate or affiliate of such person has any beneficial interest, direct or indirect, in the securities or property of Sutcliffe or of an associate or affiliate of it. Moreover, no professional person is expected to be elected, appointed or employed as a director, senior officer or employee of the Corporation or of an associate or affiliate of it, or as a promoter of any such entity or of an associate or affiliate of any such entity.

MATERIAL CONTRACTS

Except for contracts entered into by the Corporation in the ordinary course of business or otherwise disclosed herein, the only material contracts entered into or to be entered into by the Corporation since incorporation which can reasonably be regarded as presently material, are the following:

1.	the Joint Venture Agreement;

2.	the Sale, Purchase and Assignment Agreement;

3.	the Letter of Intent;

4.	the Agency Agreement dated May 27, 2005; and

5.	the Escrow Agreement referred to under "Escrowed Securities".

Copies of each of the above agreements may be inspected during normal business hours at the head office of the Corporation in Vancouver, British Columbia and at the offices of the Corporation's agent for service in the Province of Alberta at Suite 1400, 350 – 7th Avenue S.W., Calgary, Alberta, during the period of distribution hereunder and for a period of thirty (30) days thereafter. Copies of these agreements are also available for inspection at the offices of each of the Alberta Securities Commission and the British Columbia Securities Commission at any time during normal business hours and are available on SEDAR.

PROMOTER

Mr. Laurence Stephenson may be considered to be the promoter of Sutcliffe by reason of his initiatives in reactivating the business and affairs of Sutcliffe. Assuming the successful completion of the Offering, Mr. Stephenson, the President of the Corporation, will own an aggregate of 1,367,000 Common Shares, representing approximately 7.5% of the issued and outstanding shares of the Corporation after giving effect to the Minimum Offering, and 6.5% of the issued and outstanding shares of the Corporation after giving effect to the Maximum Offering. See "Management and Directors of Sutcliffe" and "Escrowed Securities".

AUDITOR, TRANSFER AGENT AND REGISTRAR

The auditor of the Corporation is Gordon K.W. Gee Ltd., Chartered Accountant, 101 – 325 Howe Street, Vancouver, B.C. V6C 1Z7.

Computershare Trust Corporation of Canada through its principal office in Vancouver, British Columbia is the transfer agent and registrar of the Common Shares.

PURCHASERS' STATUTORY RIGHTS

Securities legislation in several of the provinces and territories provide purchasers with the right to withdraw from an agreement to purchase securities within two business days after receipt or deemed receipt of a prospectus and any amendment. In several of the provinces and territories, securities legislation further provides a purchaser with remedies for rescission or, in some jurisdictions, damages where the prospectus and any amendment contains a misrepresentation or is not delivered to the purchaser, provided that such remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the applicable province. The purchaser should refer to the securities legislation of the province or territory in which the purchaser resides for the particulars of these rights or consult with a legal advisor.

AUDITOR'S CONSENT

The Board of Directors of Sutcliffe Resources Ltd.

We have read the prospectus of Sutcliffe Resources Ltd. (the "Corporation") dated May 27, 2005 relating to the issue and sale of units of the Corporation, each unit being comprised of one common share and one-half of one common share purchase warrant. We have complied with Canadian generally accepted standards for an auditor's involvement with offering documents.

We consent to the use in the above-mentioned prospectus of our report to the directors on the statement of financial position of the Corporation as at December 31, 2004 and 2003 and the statements of operations and deficit and cash flows for the periods then ended. Our report was dated March 23, 2005.

We also consent to the use in the above-mentioned prospectus of our report to the directors on the statement of financial position of the Corporation as at December 31, 2003 and 2002 and the statements of operations and deficit and cash flows for the periods then ended. Our report was dated March 1, 2004.

(Signed) Gordon K. W. Gee Ltd.
Chartered Accountant
Vancouver, British Columbia
May 27, 2005

FINANCIAL STATEMENTS OF SUTCLIFFE RESOURCES LTD.

SUTCLIFFE RESOURCES LTD.
FINANCIAL STATEMENTS
FOR THE YEARS ENDED
31 DECEMBER 2004 AND 2003

GORDON K.W. GEE LTD.	601 – 325 Howe Street, Vancouver, B.C. Canada V6C 1Z7
Chartered Accountant	Telephone: (604) 689-8815
An Incorporated Professional	Facsimile: (604) 689-8838
E-mail: gkwg@telus .net

AUDITOR’S REPORT

To the Shareholders of Sutcliffe Resources Ltd.

I have audited the statement of financial position of Sutcliffe Resources Ltd. as at 31 December 2004 and 2003 and the statements of operations and deficit and cash flows for the periods then ended. These financial statements are the responsibility of the company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I have conducted my audit in accordance with Canadian generally accepted auditing standards. Those standards require that I plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In my opinion, these financial statements present fairly, in all material respects, the financial position of the company as at 31 December 2004 and 2003 and the results of the operations and cash flows of the company for the year then ended, in accordance with Canadian generally accepted accounting principles. As required by the Company Act of Alberta, I report that in my opinion, these principles have been applied on a basis consistent with that of the preceding year.

“Gordon K.W. Gee”
Vancouver, B.C.
23 March 2005	CHARTERED ACCOUNTANT

SUTCLIFFE RESOURCES LTD.
STATEMENT OF FINANCIAL POSITION
AS AT 31 DECEMBER

	2004	2003
	$	$

ASSETS
CURRENT
Cash	50,248	49,759
Accounts receivable	14,438	53,585
Prepaid expenses	50,000	-
	114,686	103,344
Due from Related Company	-	30,909

MINERAL INTEREST (Note 3)	357,680	129,585
	472,366	263,838

LIABILITIES
CURRENT
Accounts payable and accrued liabilities	115,095	62,863
Loans payable (Note 4)	336,843	180,000
	451,938	242,863

SUBSCRIPTIONS PAYABLE	-	1,000,710
	451,938	1,243,573
SHAREHOLDERS' EQUITY
SHARE CAPITAL (Note 5)	5,753,710	4,631,400
CONTRIBUTED SURPLUS	122,500	122,500

DEFICIT	(5,855,782)	(5,733,635)
	20,428	(979,235)
	472,366	263,838

(See accompanying notes to the financial statements)

APPROVED BY THE DIRECTORS:

"Glen Indra"  Director          "Laurence Stephenson"  Director

SUTCLIFFE RESOURCES LTD.
STATEMENT OF OPERATIONS AND DEFICIT
FOR THE YEARS ENDED 31 DECEMBER

	2004	2003
	$	$

GENERAL AND ADMINISTRATIVE EXPENSES
Management fees	30,000	30,000
Regulatory and transfer agent fees	15,800	2,935
Consulting	8,000	9,355
Professional fees	7,638	32,307
Automotive and travel	5,655	2,114
Financing fees	2,072	-
Bank charges and interest	829	245
Office, rent and supplies	637	10,592
Stock based compensation	-	122,500
Interest on demand loans	-	14,758

LOSS BEFORE THE FOLLOWING	70,631	224,806
Write off of amounts receivable net of debt settlement	35,314	-
Other income	(102)	-

NET LOSS	105,843	224,806

DEFICIT, beginning of year, as previously stated	5,733,635	5,508,829
Adjustment for accounting estimates (Note 9)	16,304	16,304

DEFICIT, beginning of year, as restated	5,749,939	5,525,133

DEFICIT, end of year	5,855,782	5,749,939

BASIC LOSS PER SHARE	(0.009)	(0.093)

WEIGHTED AVERAGE LOSS PER SHARE	(0.009)	(0.093)
(See accompanying notes to the financial statements)

SUTCLIFFE RESOURCES LTD.
STATEMENT OF CHANGES IN CASH FLOWS
FOR THE YEARS ENDED 31 DECEMBER

	2004	2003
	$	$

OPERATING ACTIVITIES
Net Loss	(105,843)	(224,806)
Items not involving cash:
Stock based compensation	-	122,500
Adjustment for accounting estimates	(16,304)	-
	(122,147)	(102,306)
Accounts receivable	39,147	(37,362)
Prepaid expenses	(50,000)	-
Related parties	30,909	(50,502)
Accounts payable and accrued liabilities	52,232	(28,725)
Loans payable on demand	156,843	(602,533)
	106,984	(821,428)

FINANCING ACTIVITIES
Subscriptions Payable	(1,000,710)	1,000,710
Share capital	1,122,310	-
	121,600	1,000,710

INVESTING ACTIVITIES
Mineral Interests	(228,095)	(129,585)

INCREASE (DECREASE) IN CASH	489	49,697
CASH, beginning	49,759	62

CASH, ending	50,248	49,759

(See accompanying notes to the financial statements)

SUTCLIFFE RESOURCES LTD.
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 2004 AND 2003

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Foreign Currency Translation

Monetary assets and liabilities denominated in foreign currencies are translated into Canadian dollars at the period end exchange rate, non-monetary assets are translated at historical exchange rates and all income and expenses are translated at average exchange rates prevailing during the period. Foreign currency translation adjustments are included in income.

Loss Per Share
Loss per share has been calculated based on the weighted average number of shares outstanding.

Fair Value of Financial Instruments

The respective carrying value of certain on-balance sheet financial instruments approximate their fair values. These financial statements include cash, receivables, advances receivable, cheques issued in excess of cash, accounts payable and property obligations payable. Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments. Unless otherwise noted, fair values were assumed to approximate carrying values for these financial instruments since they are short term in nature and their carrying amounts approximate fair values or they are receivable or payable on demand.

Deferred Costs

The company follows the practice of capitalizing all costs related to exploration projects, until such time as the project is put into commercial production, sold or abandoned. If commercial production commences, capitalized costs will be amortized on a unit-of-production basis. When mineral properties are abandoned, the related capitalized costs are expensed.

Future Income Taxes

The company recognizes income taxes using an asset and liability approach. Future income tax assets and liabilities are computed annually for differences between the financial statements and tax bases using enacted tax laws and rates applicable to the periods in which the differences are expressed to affect taxable income, and where there is relative certainty the losses will be realized.

Use of Estimates

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could materially differ from these estimates.

Stock-based Compensation
The company recognizes and values stock-based compensation on the Black-Scholes model of option pricing, as recommended by the CICA Handbook Section 3870.

SUTCLIFFE RESOURCES LTD.
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 2004 AND 2003

2.	NATURE OF OPERATIONS AND CONTINUANCE OF OPERATIONS

The Company was incorporated in British Columbia on February 6, 1996. By Articles of Continuances effective June 3, 1996, the Company was continued in Ontario under the Business Corporation Act (Ontario). On November 4, 1996, the Company was continued in Alberta under the name Latin American Mining Investment Corporation. On February 18, 1997, the Company was extra-provincially registered in British Columbia.

The continued operation of the Company is dependent upon continued creditor support, the acquisition and discovery of economically recoverable mineral properties and reserves, confirmation of the Company's interest in underlying mineral claims, the ability of the Company to obtain necessary financing to complete property development and upon further profitable production.

3.	MINERAL INTERESTS

	a)	Beale Lake Property, Liard Mining District, British Columbia

By a Letter of Intent dated February 5, 2003 and amended by addendum on 15 September 2004, the Company received an option to acquire a 100% undivided interest in 2 mineral claims known as the Beale Lake property located in the Liard District of British Columbia, subject to a 2 1/2% net smelter return royalty payable to the vendor, and for the following payments and share issuances:

Date	Payment	Share Issuance

On signing Letter of Intent	$ 7,500 (paid)	nil
September 30, 2003	$15,000 (paid)	nil
June 30, 2004	$17,500 (paid)	nil
Closing of Prospectus Offering	nil	150,000 common shares
June 30, 2005	$30,000	100,000 ‘ ‘
June 30, 2006	$50,000	100,000 “ “

An exploration program totaling $1,550,000 is to be completed as follows:

Date	Expenditure	Expended todate

October 31, 2005	$300,000	$ 72,673
October 31, 2006	$350,000
October 31, 2007	$400,000
October 31, 2008	$500,000

A bonus of 650,000 common shares are payable to the vendor in the event that a positive feasibility study is completed and/or commercial production is attained. The 2 ½% net smelter return royalty is payable with a buyout for 1% (40% of the total net smelter return royalty) upon the payment of $1,000,000.

SUTCLIFFE RESOURCES LTD.
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 2004 AND 2003

3.	MINERAL INTERESTS (continued)

	b)	Harrison Property

By a Sale, Purchase and Assignment Agreement dated March 7, 2003 and amended on November 5, 2004, the company received the exclusive right to purchase a 50% interest in 92 contiguous mineral claims comprising 906 claim units, situated in the New Westminster Mining District near Harrison Lake, British Columbia, subject to a 2% net smelter royalty as well as other royalties to the vendor. The terms required an initial payment of $5,000 by September 5, 2003 (paid), additional payment of $20,000 by November 30, 2004 (paid), the issuance of 200,000 common shares by March 15, 2005 (issued) and minimum work program of $300,000 plus filing fees for assessment purposes to be completed by December 31, 2005. During November and December of 2004, the Company and the co-purchaser of the Harrison Property expended $203,280 on an airborne geophysical survey of which the Company’s portion was $103,280

	c)	Mineral Interest expenditure breakdown:

	Beale Lake $	Harrison $	Total $

Balance, December 31, 2003	95,173	34,412	129,585

Property Acquisition Costs (cash)	17,500	20,000	37,500
Consulting and Engineering	-	43,861	43,861
Equipment Rental and Supplies	-	1,690	1,690
Field Personnel	-	1,794	1,794
Filing Fees	-	41,470	41,470
Geophysical survey	-	103,280	103,280
Miscellaneous	-	1,500	1,500

	17,500	213,595	231,095

Less: Mineral interest abandoned	-	3,000	3,000

Net Mineral Interest Costs for the period	17,500	210,595	228,095

Balance, December 31, 2004	112,673	245,007	357,680

4.	LOANS PAYABLE

The loans payable are unsecured amounts owing to unrelated parties with variable interest rates and are due on demand.

SUTCLIFFE RESOURCES LTD.
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 2004 AND 2003

5.	SHARE CAPITAL
	Authorized	- Unlimited common shares without par value
	Issued	- 11,633,900 common shares as follows:

	SHARES
	#	$

Balance, 31 December 2003	2,412,500	4,631,400
Issued for cash pursuant to private placement	6,771,400	1,015,710
Less share issue costs	-	(94,400)
Issued for cash, escrowed shares	2,100,000	21,000
Issued as shares for debt	1,200,000	180,000
Cancelled, “old escrow and property earn-out”	(850,000)	-

Balance, 31 December 2004	11,633,900	5,753,710

c)	Shares Held in Escrow

A total of 2,100,000 new escrow shares have been subscribed for at $0.01 per share (a total of 850,000 “old escrow and property earn-out” shares were cancelled) and are subject to escrow agreements and may not be transferred, assigned or otherwise dealt with without the consent of the regulatory body having jurisdiction thereon. The terms of release from escrow are as follows: 10% on the date on which the company’s shares are listed for trading (the “Listing Date”) and 15% every six months after the initial release so that all escrowed shares will have been released in 36 months from the Listing Date.

d)	Stock Options

Director and employee stock options to acquire 1,200,000 common shares have been granted and may be exercised to purchase common shares at $0.25 per share until December 30, 2008.

The Company accounts for its stock option plan under the fair value method and uses the Black-Scholes Model for calculating the fair value of the options based on the following;

- Risk-free interest rate	5%
- Expected life of options	5 years
- Expected volatility	33.3%

e)	Warrants

There are 6,771,400 warrants outstanding from the non-brokered private placement of 6,771,400 units which were issued March 31, 2004. Each warrant is exercisable to purchase one common share at a price of $0.25 for a period of two years from the date of issuance.

SUTCLIFFE RESOURCES LTD.
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 2004 AND 2003

6.	INCOME TAXES

The Company has non-capital income tax losses, which may be applied against future taxable income. The potential income tax benefits arising from these losses carry forward and expire between 2005 and 2009 and have not been reflected as future income tax assets on these financial statements.

7.	RELATED PARTY TRANSACTIONS

Management fees charged by a director totaled $30,000 for the year.

8.	COMMITMENTS

The Company has verbally agreed to lease premises from a related party on a month to month basis.

9.	ADJUSTMENT FOR ACCOUNTING ESTIMATES

Goods and Services Tax (GST) was accrued for the years 1999 to 2003. However, the company was deregistered in those years for GST. The adjustment represents the estimate of Input Tax Credits that would have been recoverable in those years. As the Company was deregistered, the amount accrued has been written-off to the statement of operations.

10.	SUBSEQUENT EVENTS

On 15 March 2005, the Company issued 200,000 common shares to the seller of the Harrison Property in accordance with the conditions of the underlying agreement.

SUTCLIFFE RESOURCES LTD.
FINANCIAL STATEMENTS
FOR THE YEARS ENDED
31 DECEMBER 2003 AND 2002

GORDON K.W. GEE LTD.	601 – 325 Howe Street, Vancouver, B.C. Canada V6C 1Z7
Chartered Accountant	Telephone: (604) 689-8815
An Incorporated Professional	Facsimile: (604) 689-8838
E-mail: gkwg@telus .net

AUDITOR’S REPORT

To the Shareholders of:
Sutcliffe Resources Ltd.

I have audited the statement of financial position of Sutcliffe Resources Ltd. as at 31 December 2003 and 2002 and the statements of operations and deficit and cash flows for the periods then ended. These financial statements are the responsibility of the company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I have conducted my audit in accordance with Canadian generally accepted auditing standards. Those standards require that I plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In my opinion, these financial statements present fairly, in all material respects, the financial position of the company as at 31 December 2003 and 2002 and the results of the operations and cash flows of the company for the year then ended, in accordance with Canadian generally accepted accounting principles. As required by the Company Act of British Columbia, I report that in my opinion, these principles have been applied on a basis consistent with that of the preceding year.

"Gordon K.W. Gee"
Vancouver, B.C.	(Original Signed)
01 March 2004	CHARTERED ACCOUNTANT

SUTCLIFFE RESOURCES LTD.
STATEMENT OF FINANCIAL POSITION
AS AT 31 DECEMBER

	2003	2002
	$	$

ASSETS
CURRENT
Cash	49,759	62
Accounts receivable	53,585	16,223
	103,344	16,285
DUE FROM RELATED PARTY	30,909	-

MINERAL INTERESTS (Note 3)	129,585	-
	263,838	16,285

LIABILITIES
CURRENT
Accounts payable and accrued liabilities	62,863	91,588
Loans payable (Note 4)	180,000	782,533
Due to related parties	-	19,593
	242,863	893,714
SUBSCRIPTIONS PAYABLE (Note 5)	1,000,710	-
	1,243,573	893,714

SHAREHOLDERS' EQUITY
SHARE CAPITAL (Note 6)	4,631,400	4,631,400

CONTRIBUTED SURPLUS (Note 6)	122,500	-

DEFICIT	(5,733,635)	(5,508,829)
	(979,235)	(877,429)
	263,838	16,285

(See accompanying notes to the financial statements)

APPROVED BY THE DIRECTORS:

"Glen Indra"  Director          "Laurence Stephenson"  Director

SUTCLIFFE RESOURCES LTD.
STATEMENT OF OPERATIONS AND DEFICIT
FOR THE YEARS ENDED 31 DECEMBER

	2003	2002
	$	$

GENERAL AND ADMINISTRATIVE EXPENSES
Stock-based compensation	122,500	-
Professional fees	32,307	28,000
Management fees	30,000	27,000
Interest on demand loans	14,758	63,789
Office, rent & supplies	10,592	-
Consulting	9,355	-
Regulatory and transfer agent fees	2,935	250
Automotive	2,114	6,487
Bank charges and interest	245	262

LOSS BEFORE GAIN ON DEBT SETTLEMENT	224,806	125,788

Mineral interests abandoned	-	50,400
Gain on debt settlement liabilities written off	-	(50,279)

NET LOSS	224,806	125,909

DEFICIT, beginning of year	5,508,829	5,382,920

DEFICIT, end of year	5,733,635	5,508,829

BASIC LOSS PER SHARE	(0.084)	(0.052)

WEIGHTED AVERAGE LOSS PER SHARE	(0.084)	(0.052)
(See accompanying notes to the financial statements)

SUTCLIFFE RESOURCES LTD.
STATEMENT OF CHANGES IN CASH FLOWS
FOR THE YEARS ENDED 31 DECEMBER

	2003	2002
	$	$

OPERATING ACTIVITIES

Net Loss	(224,806)	(125,909)
Items not involving cash:
Stock based compensation	122,500
Changes in no-cash working capital accounts

Accounts receivable	(37,362)	257
Accounts payable and accrued liabilities	(28,725)	(29,892)
Loans payable on demand	(602,533)	139,231
Related parties	(50,502)	11,000
	(821,428)	(6,313)
FINANCING ACTIVITIES
Subscriptions Payable	1,000,710	-

INVESTING ACTIVITIES
Mineral Interests	(129,585)	-

INCREASE (DECREASE) IN CASH	49,697	(6,313)

CASH, beginning	62	6,375

CASH, ending	49,759	62

(See accompanying notes to the financial statements)

SUTCLIFFE RESOURCES LTD.
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 2003 AND 2002

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Foreign Currency Translation

Monetary assets and liabilities denominated in foreign currencies are translated into Canadian dollars at the period end exchange rate, non-monetary assets are translated at historical exchange rates and all income and expenses are translated at average exchange rates prevailing during the period. Foreign currency translation adjustments are included in income.

Loss Per Share
Loss per share has been calculated based on the weighted average number of shares outstanding.

Fair Value of Financial Instruments

The respective carrying value of certain on-balance sheet financial instruments approximate their fair values. These financial statements include cash, receivables, advances receivable, cheques issued in excess of cash, accounts payable and property obligations payable. Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments. Unless otherwise noted, fair values were assumed to approximate carrying values for these financial instruments since they are short term in nature and their carrying amounts approximate fair values or they are receivable or payable on demand.

Deferred Costs

The company follows the practice of capitalizing all costs related to exploration projects, until such time as the project is put into commercial production, sold or abandoned. If commercial production commences, capitalized costs will be amortized on a unit-of-production basis. When mineral properties are abandoned, the related capitalized costs are expensed.

Future Income Taxes

The company recognizes income taxes using an asset and liability approach. Future income tax assets and liabilities are computed annually for differences between the financial statements and tax bases using enacted tax laws and rates applicable to the periods in which the differences are expressed to affect taxable income, and where there is relative certainty the losses will be realized.

Use of Estimates

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could materially differ from these estimates. The assets which required management to make significant estimates and assumptions in determining carrying values in 1997 included interests in mineral properties.

Stock-based Compensation
The company recognizes and values stock-based compensation on the Black-Scholes model of unit pricing, as recommended by the CICA Handbook Section 3870.

SUTCLIFFE RESOURCES LTD.
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 2003 AND 2002

2.	NATURE OF OPERATIONS AND CONTINUANCE OF OPERATIONS

The Company was incorporated in British Columbia on February 6, 1996. By Articles of Continuances effective June 3, 1996, the Company was continued in Ontario under the Business Corporation Act (Ontario). On November 4, 1996, the Company was continued in Alberta under the name Latin American Mining Investment Corporation. On February 18, 1997, the Company was extra-provincially registered in British Columbia.

The continued operation of the Company is dependent upon continued creditor support, the acquisition and discovery of economically recoverable mineral properties and reserves, confirmation of the Company's interest in underlying mineral claims, the ability of the Company to obtain necessary financing to complete property development and upon further profitable production.

On 11 December 2003 and 12 December 2003, the British Columbia Securities Commission and the Alberta Securities Commission, respectively, approved the revocation of the cease trade orders imposed on the Company on 23 February 2000 and 04 February 2000 for failure to file and circulate financial statements.

3.	MINERAL INTERESTS

On 5 February 2003, the Company paid $7,500 to acquire an option to earn 100% ownership of the Beale Lake property, located in the Liard Mining Division of British Columbia, subject to certain terms. The terms to achieve 100% ownership requires payments over time until 30 June 2006 of $112,500, in addition to the initial $7,500, the issuance of 350,000 shares and a work program on the site of $1,550,000.

On 27 August 2003, the Company signed an option agreement to earn a 50% interest in 770 claim units near Harrison Lake, British Columbia, subject to a 2% net smelter royalty. The terms to achieve 50% ownership interest, requires payments over time to 31 December 2003 of $25,000, including the initial payment of $5,000, the issuance of 200,000 common shares and a work program of $200,000.

	Beale Lake $	Harrison $	Total $
Balance, December 31, 2002	-	-	-
Property Acquisition Costs (cash)	7,500	-
Balance, March 31, 2003	7,500	-	7,500
Consulting & Engineering	24,075	4,500
Equipment rental & supplies	5,017	-
Field personnel	-	7,933
	29,092	12,433
Balance, June 30, 2003	36,592	12,433	49,025

	Beale Lake $	Harrison $	Total $
Balance, June 30, 2003(carried forward)	36,592	12,433	49,025
Property Acquisition Costs (cash)	15,000	5,000
Balance, September 30, 2003	51,592	17,433	69,025
Consulting & Engineering	17,375	4,075
Equipment rental & supplies	11,160	12,904
Field personnel	8,457	-
Helicopter	6,589	-
	43,581	16,979
Balance, December 31, 2003	95,173	34,412	129,585

4.	LOANS PAYABLE

The loans payable of $180,000 (2002 - $802,126) are unsecured amounts owing to both related and unrelated parties, without interest and due on demand. The fair value of these liabilities was not practical to determine.

5.	SUBSCRIPTIONS PAYABLE

The company has received $1,000,710 in funds as subscription for 6,671,400 units at $0.15 per unit. Each unit is comprised of one common share and one common share purchase warrant of the Company. Each warrant is exercisable to purchase one common share at a price of $0.25 per share for a period of two years from the date the proposed Offering will close.

Subsequent to the year end an additional $15,000 was received for the subscription of 100,000 units, at $0.15 per unit..

SUTCLIFFE RESOURCES LTD.
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 2003 AND 2002

6.	SHARE CAPITAL

	Authorized	- Unlimited common shares without par value

	Issued	- 2,412,500 common shares as follows:

	SHARES
	#	$

Balance, 31 December 1996	1,990,800	3,753,650
Issued for cash	301,700	754,250
Less share issue costs	-	(55,500)

Balance, 31 December 1997	2,292,500	4,452,400

Issued for settlement of property obligations	100,000	25,000
For exercise of special warrants	20,000	154,000

Balance, 31 December 1998 to 2003	2,412,500	4,631,400

Of the 2,412,500 shares issued as of 31 December 1998 to 2003, a total of 850,000 “old escrow and property earn-out” shares are to be cancelled upon the closing of a prospectus financing.

A total of 2,100,000 new escrow shares have been subscribed for at $0.01 per share as of December 31, 2003 but are not issued. The terms of release from escrow are based upon the expiration of time. The releases from escrow are as follows: 10% upon issuance of a final receipt for the prospectus, and 15% every six months from the date of Receipt of the prospectus, to the thirty-sixth month.

At the beginning of the year there were no stock options outstanding. As of December 31, 2003, stock has been reserved for employee and director stock options. At the annual meeting, 125,000 employee stock options were granted and 1,075,000 directors’ stock options were granted. Each stock option may be exercised to purchase shares in the Company at $0.25 per share. The stock options are exercisable until 30 December 2008.

The Black-Scholes model for calculating the fair value of the options was used. In this calculation, the following was used:

- Risk-free interest rate	5%
- Expected life of options	5 years
- Expected volatility	33.3%

The total compensation calculated is $0.098 per option or a total of $122,500, which is less than the option price offered. The $122,500 has been recognized in the financial statements as an expense and contributed surplus.

7.

INCOME TAXES

The Company and its subsidiaries have non-capital income tax losses, which may be applied against future taxable income. The potential income tax benefits arising from these losses carry forward expire between 2003 and 2009 and have not been reflected as future income tax assets on these financial statements.

SUTCLIFFE RESOURCES LTD.
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 2003 AND 2002

8.	RELATED PARTY TRANSACTIONS

	a)	Related parties have subscribed to 1,567,000 units at $0.15 each.

	b)	Management fees were charged by a director for $30,000.

9.	COMMITMENTS

The Company has verbally agreed to lease premises from a related party on a month to month basis.

10.	SUBSEQUENT EVENTS

a)

The Company is seeking to achieve listing on a recognized stock exchange and has retained Canaccord Capital Corp. as its fiscal agent. The Company has issued Canaccord Capital Corp. a retainer of $40,000.

	b)	An additional $15,000 was received subsequent to the year end as subscriptions for 100,000 units.

	c)	Subsequent to the year end, and subject to regulatory approval, the company closed a private placement, of which $1,015,710 has been received for 6,771,400 units.

	d)	Of the 6,771,400 units subscribed for, 610,000 units at $0.15 will be issued to satisfy loans previously recorded on the Statement of Financial Position.

	e)	The $180,000 loan outstanding at 31 December 2003 is being settled with a shares for debt exchange, at a deemed price of $0.15 per common share for a maximum of 1,200,000 common shares.

11.	COMPARATIVES

Some of the comparatives have been reclassified to conform with the financial presentation used in the current year.

CERTIFICATE OF THE CORPORATION

May 27, 2005

The foregoing constitutes full, true and plain disclosure of all material facts relating to the securities offered by this prospectus as required by Part 9 of the Securities Act (British Columbia), Part 9 of the Securities Act (Alberta), Part XV of the Securities Act (Ontario), Part 3 of the Securities Act (Yukon) and the Securities Act (Northwest Territories) and the respective regulations thereunder.

(signed) "Laurence Stephenson"	(signed) "Susan Wong"
President and Chief Executive Officer	Chief Financial Officer

On behalf of the Board of Directors

(signed) "Glen Indra"	(signed) "Robert Maddigan"
Director	Director

CERTIFICATE OF THE PROMOTER

May 27, 2005

The foregoing constitutes full, true and plain disclosure of all material facts relating to the securities offered by this prospectus as required by Part 9 of the Securities Act (British Columbia), Part 9 of the Securities Act (Alberta), Part XV of the Securities Act (Ontario), Part 3 of the Securities Act (Yukon) and the Securities Act (Northwest Territories) and the respective regulations thereunder.

(signed) "Laurence Stephenson"

CERTIFICATE OF THE AGENT

___________________, 2005

To the best of our knowledge, information and belief, the foregoing constitutes full, true and plain disclosure of all material facts relating to the securities offered by this prospectus as required by Part 9 of the Securities Act (British Columbia), Part 9 of the Securities Act (Alberta), Part XV of the Securities Act (Ontario), Part 3 of the Securities Act (Yukon) and the Securities Act (Northwest Territories) and the respective regulations thereunder.

CANACCORD CAPITAL CORPORATION

President and Chief Operating Officer

SCHEDULE "A"

FLOW-THROUGH UNIT AGREEMENT

THIS AGREEMENT dated for reference May 27, 2005.
BETWEEN
THE PERSONS LISTED AS PURCHASERS IN APPENDIX I TO THIS AGREEMENT (the "Purchasers");

AND

SUTCLIFFE RESOURCES LTD. 420, 625 Howe Street, Vancouver, British Columbia, V6C 2T6 (the "Issuer").

                                       WHEREAS each of the Purchasers has agreed to purchase, and the Issuer has agreed to sell, the number of flow-through units (the "Flow-Through Units") that include Flow-Through Shares (as that term is defined in the Prospectus of the Issuer dated May 27, 2005 (the "Prospectus")) set forth across from the Purchaser’s name on Appendix I to this Agreement, which such units are comprised of one Flow Through Share, and one half of one non flow through Warrant;

                                       THEREFORE, upon payment for the Flow-Through Units by the Purchasers, and execution of this agreement by Canaccord Capital Corporation, as agent for the Purchasers and by the Issuer, the Purchasers and the Issuer hereby irrevocably agree to be bound by the terms and conditions set forth in Appendix II to this Agreement with respect to the Flow-Through Shares.

EXECUTED by Canaccord Capital Corporation, as agent for the Purchasers, this day of ________________ , 2005.

CANACCORD CAPITAL CORPORATION

Per: __________________________________
Authorized Signatory

EXECUTED by the Issuer this _____day of _______________________, 2005.

SUTCLIFFE RESOURCES LTD.

Per: __________________________________
Authorized Signatory

APPENDIX I

TO THE FLOW-THROUGH UNIT AGREEMENT

Name of Purchaser	Address and Telephone Number of Purchaser	Number of Flow- Through Shares Purchased (Note: One Flow Through Share in each Flow- Through Unit purchased)	Social Insurance Number (If Purchaser is an Individual)

APPENDIX II

TO THE FLOW-THROUGH UNIT AGREEMENT

TERMS AND CONDITIONS GOVERNING
FLOW THROUGH SHARES

WHEREAS:

A.          Sutcliffe Resources Ltd. (the "Issuer") will be, on closing of its initial public offering as contemplated under the Prospectus, listed on the Exchange and subject to the regulatory jurisdiction of the Exchange and the Commissions;

B.          The Issuer has certain interests in natural resource properties situated in Canada (collectively, the "Property");

C.          The Issuer is a "principal-business corporation" as that phrase is defined in subsection 66(15) of the Income Tax Act of Canada (the "ITA");

D.          It is the intention of the Issuer, either alone or in conjunction with others, to carry out or participate in an exploration program on the Property for the purpose of determining the existence, location, extent and quality of the mineral resources located thereon (the "Exploration Program");

E.	The expenses incurred in performing the Exploration Program will:

	(a)	qualify as:

(i)

"Canadian exploration expense" as described in paragraph (f) of the definition thereof in subsection 66.1(6) of the ITA (other than expenditures which constitute "Canadian exploration and development overhead expense" ("CEDOE") as prescribed for the purposes of paragraph 66(12.6)(b) of the ITA and seismic expenses specified in paragraph 66(12.6)(b.1) of the ITA),

(ii)

"flow-through mining expenditures" for the purposes of subsection 127(9) of the ITA (the "FTME Tax Credit"), to the extent such expenses are incurred (or deemed to be incurred) before 2006 or, if applicable, the last day of any period of time thereafter which may in future be allowed by the Canadian income tax authorities as the period on or before which the Issuer may incur such expenditures so as to allow a Purchaser to claim an FTME Tax Credit (the "FTME Deadline"); and

		(iii)	"BC flow-through mining expenditures" for the purposes of section 4.721 of the Income Tax Act (British Columbia), to the extent that such expenses are incurred:

(A)

(or deemed to be incurred) before 2006 or, if applicable, the last day of any period of time thereafter which may in future be allowed by the British Columbia income tax authorities as the period on or before which the Issuer may incur such expenditures so as to allow a Purchaser to claim a tax credit pursuant to section 4.721 of the Income Tax Act (British Columbia); and

(B)

in respect of mining exploration activity all or substantially all of which is conducted in British Columbia for the purpose of determining the existence, location, extent or quality of a mineral resource in British Columbia; and

	(b)	to the extent such expenses are incurred before the FTME Deadline, be incurred by conducting mining exploration activities from or above the surface of the earth for the purpose of determining the existence, location, extent or quality of a mineral resource described in paragraph (a) or (d) of the definition of "mineral resource" in subsection 248(1) of the ITA" which in paragraph (a) of the definition is a base or precious metal deposit, or a mineral deposit in respect of which:

(i)	the federal Minister of Natural Resources has certified that the principal mineral extracted is an industrial mineral contained in a non-bedded deposit,

(ii)	the principal mineral extracted is ammonite gemstone, calcium chloride, diamond, gypsum, halite, kaolin or sylvite, or

(iii)	the principal mineral extracted is silica that is extracted from sandstone or quartzite;

and which is not an expense in respect of:

(iv)	trenching, if one of the purposes of the trenching is to carry out preliminary sampling (other than Specified Sampling),

(v)	digging test pits (other than digging test pits for the purpose of carrying out Specified Sampling), and

(vi)	preliminary sampling (other than Specified Sampling)

which qualifying expenses are hereinafter referred to as "Qualifying Expenses";

F.

Certain persons (individually, the "Purchaser") have agreed to fund, in part, the Exploration Program by purchasing Flow Through Shares comprised in the Flow-Through Units in accordance with the terms of this Agreement; and

G.

The Issuer has agreed to apply the Flow Through Funds to carry out the Exploration Program and to renounce the Qualifying Expenses associated therewith to the Purchaser in accordance with the terms of this Appendix.

1.	DEFINITIONS

In this Appendix, the following words have the following meanings unless otherwise indicated:

(a)	"Agent" means Canaccord Capital Corporation or one of its sub agents;

(b)

"Agreement" means the agreement between the Issuer and the Purchaser dated for reference May 27, 2005 pursuant to which they irrevocably agreed to be bound by the terms and conditions set forth in this Appendix and, for greater certainty, includes this Appendix;

(c)	"Appendix" means this Appendix II;

(d)	"CRA" has the meaning set out in the provisions under the heading ISSUER TO FILE PRESCRIBED FORM IN RESPECT OF RENUNCIATIONS WITH THE CANADA REVENUE

AGENCY below;

(e)	"CEDOE" has the meaning set forth in recital E above;

(f)	"Closing" means the completion of the sale and purchase of the Flow Through Units;

(g)	"Closing Year" means the calendar year in which the Closing takes place;

(h)	"Commissions" means the British Columbia Securities Commission and the Alberta Securities Commission;

(i)	"Exchange" means the TSX Venture Exchange;

(j)	"Exploration Account" has the meaning set out in the provisions under the heading FLOW THROUGH UNITS below;

(k)	"Exploration Program" has the meaning set forth in recital D above;

(l)	"Flow Through Funds" has the meaning set out in the provisions under the heading ALLOCATION OF SUBSCRIPTION PRICE below;

(m)

"Flow Through Shares" means the previously unissued common shares of the Issuer that constitute "flow through shares" as defined in subsection 66(15) of the ITA and having the special "flow- through" features described in this Appendix and in the Prospectus, which Flow Through Shares are to be listed on the Exchange;

(n)	"Flow Through Units" means the flow through units of the Issuer offered pursuant to the Prospectus comprised of one Flow-Through Share and one half of one Warrant of the Issuer;

(o)	"ITA" has the meaning set forth in recital C above;

(p)	"Notice Requirement" has the meaning set out in the provisions under the heading SCHEDULE FOR INCURRING QUALIFYING EXPENSES below;

(q)	"Property" has the meaning set forth in recital B above;

(r)	"Purchaser" has the meaning set forth in recital F above;

(s)	"Qualifying Expenses" has the meaning set forth in recital E above;

(t)	"Prospectus" means the prospectus of the Issuer dated May 27, 2005;

(u)	"Specified Sampling" means the collecting and testing of samples in respect of a "mineral resource" (as that phrase is defined in the ITA) except that specified sampling does not include:

(i) the collecting or testing of a sample that, at the time the sample is collected, weighs more than 15 tonnes, and

(ii)

the collecting or testing of a sample collected at any time in a calendar year in respect of any one "mineral resource" if the total weight of all such samples collected (by the Issuer, any partnership of which it is a member or any combination of the Issuer and any such partnership) in the period in the calendar year that is before that time (other than samples each of which weighs less than one tonne) exceeds 1,000 tonnes;

(v)	"Warrants" means the transferable non-flow-through share purchase warrants, of which one-half of such warrant will form part of the Flow Through Units; and

(w)	"Warrant Shares" means the non-flow-through common shares of the Issuer to be issued on exercise of the Warrants, which non-flow through warrant shares are or are to be listed on the Exchange.

2.	ALLOCATION OF SUBSCRIPTION PRICE

The subscription price of $0.25 per Flow Through Unit will be allocated as follows:

(a)	$0.25 as to the subscription price for the Flow Through Share comprised therein (the "Flow Through Funds"); and

(b)	$Nil as to the subscription price for the Warrant comprised therein.

3.	FLOW-THROUGH UNITS

Following receipt by the Issuer of the Flow Through Funds from the Purchaser and on acceptance of this Agreement by the Issuer, the Issuer will:

(a)	deposit the Flow-Through Funds in a bank account (the "Exploration Account") established by the Issuer for the purpose of financing the Exploration Program;

(b)	issue to the Purchaser the number of Flow Through Shares subscribed and paid for by the Purchaser; and

(c)	issue to the Purchaser the number of Warrants purchased and paid for by the Issuer.

4.	WARRANTS

	(a)	The Warrants will be transferable.

	(b)	If the Purchaser exercises any Warrants, the Issuer will:

		(i)	issue to the Purchaser the number of Warrant Shares equal to the number of Warrants exercised; and

		(ii)	deliver to the Purchaser a share certificate representing the Warrant Shares.

5.	ADDITIONAL PURCHASERS TO PARTICIPATE IN THE PROGRAM

The Purchaser acknowledges that the Issuer has entered into and will be entering into agreements similar to the Agreement with other persons in respect of Flow-Through Shares. Such agreements will be made and be dated for reference the same date as the Agreement. Any Flow-Through Funds paid to the Issuer pursuant to the terms of such agreements will also be deposited in the Exploration Account. If the Issuer, however, sells rights to acquire, or issues, "flow-through" common shares pursuant to private placements or pursuant to other public offerings, any subscription funds received from such private placements or public offerings will be deposited into a bank account separate from the Exploration Account and will not be commingled with the funds deposited in the Exploration Account, it being the intention of the Issuer that a separate subscriber’s Exploration Account be established for each such private placement or public offering. The Issuer will expend each subscriber’s Exploration Account in the order of:

(a)	the reference date of any private placement "flow-through" subscription agreements entered into for such private placements; and

(b)	the date of closing of such public offerings,

such that the subscription funds from the oldest "flow-through" financing will always be spent first and renunciation made in respect of such expenditures before any renunciations are made in respect of any Qualifying Expenses that are financed from subsequent "flow-through" financings.

6.	APPLICATION OF EXPLORATION ACCOUNT

Subject to the Issuer’s right to revise the Exploration Program as provided in the provisions under the heading REVISION OF EXPLORATION PROGRAM below, the Issuer will apply the Flow-Through Funds deposited in the Exploration Account exclusively for the purpose of performing the Exploration Program and the Issuer will only apply such funds to incur expenditures which are Qualifying Expenses.

7.	ACCRUED INTEREST ON EXPLORATION ACCOUNT

The Purchaser acknowledges that any interest accruing on Flow-Through Funds in the Exploration Account will accrue to the sole benefit of the Issuer and may be applied by the Issuer for general corporate purposes.

8.	SCHEDULE FOR INCURRING QUALIFYING EXPENSES

(a)

Unless the Purchaser gives notice to the Issuer or the Issuer gives notice to the Purchaser to the contrary (the "Notice Requirement") during the period of time described in paragraphs (a) or (b) of the second section under this heading SCHEDULE FOR INCURRING QUALIFYING

EXPENSES, for the purposes of this Agreement the Purchaser will be deemed to be dealing with the Issuer at "arm’s length", as that term is used in the ITA.

	(b)	The Issuer will expend as much of the Flow Through Funds in the Exploration Account as is commercially reasonable between the date the Agreement is entered into and:

		(i)	the end of the year after the Closing Year, if the Notice Requirement has not been fulfilled prior to December 31 of the Closing Year; or

		(ii)	December 31 of the Closing Year, if the Notice Requirement has been fulfilled prior to December 31 of the Closing Year and, thereafter, until the end of the year after the Closing Year.

(c)

The Issuer will expend the Flow-Through Funds in the Exploration Account on or before the last day of the twenty-fourth month after the end of the month that includes the date this Agreement was entered into as described under the heading ISSUER’S ACCEPTANCE below.

9.	ISSUER TO RENOUNCE QUALIFYING EXPENSES IN FAVOUR OF PURCHASER

(a)

Subject to the provisions of the second and third sections under this heading ISSUER TO RENOUNCE QUALIFYING EXPENSES IN FAVOUR OF PURCHASER, the Issuer will, within the times set out below and in accordance with the provisions of subsections 66(12.6) and 66(12.66) of the ITA, take all necessary steps to renounce in favour of the Purchaser, the amount of Qualifying Expenses incurred by it using the Flow Through Funds in the Exploration Account under the Exploration Program during the periods specified below less the amount, if any, of the assistance, as that latter term is defined in subsection 66(15) of the ITA, that the Issuer received or may reasonably be expected to receive in respect of such Qualifying Expenses:

(i)

on or after March 15 and before March 31 of the year following the Closing Year, if the Purchaser has paid the price in money for Flow Through Shares in the Closing Year the Issuer will renounce, effective December 31 of the Closing Year, Qualifying Expenses it has incurred between the date of Closing and the end of February of the year following the Closing Year;

(ii)

on or after March 15 and before March 31 of the year following the Closing Year, if the Purchaser has paid the price in money for Flow Through Shares in the Closing Year the Issuer will renounce, effective December 31 of the Closing Year, Qualifying Expenses it

has incurred or plans to incur between March 1 and December 31 of the year following the Closing Year; and

(iii)

with respect to Qualifying Expenses which are not renounced in accordance with paragraphs (a) or (b) immediately above, the Issuer will renounce those expenditures effective as of the earliest possible calendar year and, in any event, before March of the calendar year following the date which is 24 months after the end of the month that includes the date this Agreement was entered into as described under the heading ISSUER’S ACCEPTANCE below.

(b)

Should the Notice Requirement be fulfilled prior to March 15 of the year after the Closing Year, the term "February of the year following" will be deleted from paragraph (a) in the preceding section, the provisions of paragraph (b) in the preceding section will be deleted, paragraph (c) will become paragraph (b) and the term "paragraphs (a) or (b)" therein will be replaced with "paragraph (a)".

(c)

The aggregate Qualifying Expenses renounced to the Purchaser will not be less than nor exceed the aggregate consideration paid by the Purchaser for Flow Through Units that is allocated as the subscription price for Flow Through Shares.

(d)

The Purchaser acknowledges that if the Issuer renounces Qualifying Expenses pursuant to paragraph (b) of the first section under this heading ISSUER TO RENOUNCE QUALIFYING EXPENSES IN FAVOUR OF PURCHASER and does not incur all or part of the Qualifying Expenses which it planned to incur during the period specified therein, the Issuer will be required to reduce the amount of Qualifying Expenses renounced pursuant to that paragraph and, as a result, the Purchaser:

		(i)	may be subject to increased income tax liabilities for the year in respect of which the excess renunciation was made; and

		(ii)	may be required to file appropriate amendments to the Purchaser’s income tax return for that and other years.

10.	ISSUER TO FILE PRESCRIBED FORM IN RESPECT OF RENUNCIATIONS WITH THE CANADA REVENUE AGENCY

The Issuer will file, in respect of each renunciation made pursuant to this Agreement, before the last day of the month following the date of making such renunciation, such information returns with the Canada Revenue Agency ("CRA") as are prescribed by subsection 66(12.7) of the ITA and will send concurrently a copy of such information returns to the Purchaser.

11.	ISSUER TO FILE COPY OF AGREEMENT WITH CANADA REVENUE AGENCY

The Issuer will file, together with a copy of the Prospectus (or other selling instrument) or the Agreement, the prescribed form referred to in subsection 66(12.68) of the ITA with the CRA on or before the last day of the month following the earlier of:

(a)	the month in which the Issuer’s acceptance under the provisions under the heading ISSUER’S ACCEPTANCE below occurs; and

(b)	the month in which the Prospectus (or other selling instrument) is first delivered to a potential investor.

12.	ISSUER TO FILE PART XII.6 RETURN WITH THE CANADA REVENUE AGENCY

The Issuer will file with the CRA, before March of the year following a particular year, any return required to be filed under Part XII.6 of the ITA in respect of the particular year, and will pay any tax or other amount owing in respect of that return on a timely basis. Any amounts paid in respect of such tax amount will not be paid from the Exploration Account.

13.	ISSUER TO FILE PRESCRIBED FORM WITH THE CANADA REVENUE AGENCY IN RESPECT OF EXCESS

Where an amount that the Issuer has purported to renounce to the Purchaser effective December 31 of the Closing Year pursuant to paragraph (a) or (b) of the first section under the heading ISSUER TO RENOUNCE QUALIFYING EXPENSES IN FAVOUR OF PURCHASER (otherwise than as amended pursuant to the second section under that heading) exceeds the amount that it can renounce on that effective date because it did not actually incur Qualifying Expenses within the period of time specified in that paragraph, and at the end of the year following the Closing Year the Issuer knew or ought to have known of all or part of such excess renunciation, the Issuer will file a statement with the CRA in prescribed form before March of the second year following the Closing Year, all as required by subsection 66(12.73) of the ITA. A copy of such statement will be sent concurrently to the Purchaser.

14.	WARRANTIES

	(a)	The Purchaser acknowledges, represents, warrants and covenants to and with the Issuer that, as at the effective date of the Prospectus and at the Closing:

(i)

the Purchaser is at arm’s length (as that term is used in the ITA) with the Issuer and, notwithstanding the fulfilment or non-fulfilment of the Notice Requirement, the Purchaser acknowledges that if at any time during the year following the Closing Year, the Purchaser is not at arm’s length with the Issuer and the Issuer renounces Qualifying Expenses it incurs or plans to incur pursuant to paragraph (a) or (b) of the first section under the heading ISSUER TO RENOUNCE QUALIFYING EXPENSES IN FAVOUR OF PURCHASER (otherwise than as amended pursuant to the second section under that heading) above, notwithstanding the provisions of those paragraphs, the renunciation will not be effective December 31 of the Closing Year and, as a result, the Purchaser:

			(A)	may be subject to increased income tax liabilities for the Closing Year; and

			(B)	may be required to file appropriate amendments to the Purchaser’s income tax return for the Closing Year and other years; and

		(ii)	if:

			(A)	the Issuer has not accepted the subscription by the Purchaser for Flow Through Units pursuant to the provisions under the heading ISSUER’S ACCEPTANCE below, or

			(B)	the Purchaser has not paid in money the Flow-Through Funds to the Issuer,

on or before December 31 of a particular year, the Purchaser will not be entitled to have any Qualifying Expenses which are incurred after the particular year renounced to the Purchaser effective December 31 of the particular year, pursuant to the first section under the heading ISSUER TO RENOUNCE QUALIFYING EXPENSES IN FAVOUR OF PURCHASER above (otherwise than as amended pursuant to the second section under that heading) and, as a result, the Purchaser:

			(C)	may be subject to increased tax liabilities for the particular year; and

			(D)	may be required to file appropriate amendments to the Purchaser’s income tax return for the particular year and other years,

and the Purchaser agrees that the above acknowledgements, representations, warranties and covenants in this subsection will be true and correct both as of the Purchaser’s execution of the Agreement and as of the Closing.

	(b)	The Issuer represents, warrants and covenants that, as of the effective date of the Prospectus and at the Closing:

		(i)	the Issuer is, and at all material times will remain, a "principal-business corporation" within the meaning prescribed by subsection 66(15) of the ITA;

(ii)

the Flow Through Shares will qualify as "flow-through shares" as defined in subsection 66(15) of the ITA and in particular will not be prescribed shares as defined in section 6202.1 of the regulations to the ITA;

(iii)

if the Issuer amalgamates or otherwise merges with any one or more companies, any shares issued to or held by the Purchaser as a replacement for Flow-Through Shares as a result of such amalgamation or merger will qualify, whether by virtue of subsection 87(4.4) of the ITA or otherwise, as "flow-through" shares as described in subsection 66(15) of the ITA and in particular will not be prescribed shares as defined in section 6202.1 of the regulations to the ITA; and

(iv)

the Issuer will incur expenses which are Qualifying Expenses in an amount which equals the gross proceeds derived from the sale of Flow-Through Shares to the Purchaser, renounce that amount to the Purchaser and otherwise comply with its obligations as set forth in this Appendix, and the Issuer agrees that the above representations, warranties and covenants in this subsection will be true and correct both as of the Issuer’s execution of the Agreement and as of the Effective Date.

15.	NO RENUNCIATION TO THIRD PARTIES, AND ALLOCATION OF RENOUNCED AMOUNTS

The Issuer will not renounce any Qualifying Expenses in respect of its Exploration Program in favour of any person other than the Purchaser and the other purchasers who purchase Flow-Through Shares. For the purpose of determining the extent to which the Flow-Through Funds received by the Issuer from the Purchaser have been the subject of renunciation under the ITA, the total amount expended from the Exploration Account on Qualifying Expenses will be allocated among the Purchaser and the other purchasers who purchase Flow-Through Shares, on a basis pro rata to the relative amounts of their respective contributions of flow-through funds, as described in the provisions under the heading ALLOCATION OF SUBSCRIPTION PRICE, and as set forth in the information returns required by subsection 66(12.7) of the ITA.

16.	ISSUER NOT TO CLAIM A DEDUCTION OR CREDIT IN RESPECT OF RENOUNCED QUALIFYING EXPENSES

The Issuer acknowledges that it has no right to claim any deduction or credit for Canadian exploration expense, or depletion of any sort, in respect of any Qualifying Expenses that the Issuer renounces in favour of the Purchaser pursuant to the Unit Agreement and covenants not to claim any such deduction or credit when preparing its tax returns from time to time.

17.	ISSUER’S ACCOUNTS AND INCOME TAX FILINGS

The Issuer will maintain proper accounting books and records, and will make all income tax filings as and when required under the ITA, relating to the Qualifying Expenses it incurs and renounces pursuant to the Unit Agreement.

18.	NO DISSEMINATION OF CONFIDENTIAL INFORMATION

The Issuer will be entitled to hold confidential all exploration information relating to any program on which any portion of the Flow Through Funds is expended pursuant to this Agreement and it will not be obligated to make such information available to the Purchaser except in the manner and at such time as it makes any such information available to its shareholders or to the public pursuant to the rules and policies of any stock exchange or laws, regulations or policies of any province.

19.	REVISION OF EXPLORATION PROGRAM

While it is the present intention of the Issuer to undertake the Exploration Program, it is the nature of mining exploration that data and information acquired during the conduct of an exploration program may alter the initially proposed Exploration Program and the Issuer expressly reserves the right to alter the Exploration Program on the advice of its technical staff or consultants and further reserves the right to substitute other exploration programs on which to expend part of the Flow Through Funds, provided such programs entail the incurrence of exploration expenses which are described in paragraph 66(12.66)(b) of the ITA and are otherwise capable of renunciation by the Issuer to the Purchaser pursuant to this Agreement.

20.	INDEMNITY BY ISSUER

The Issuer will indemnify the Purchaser against any loss or damages incurred by the Purchaser in an amount up to but not exceeding any amount of tax payable by the Purchaser under the ITA or the laws of a province as a consequence of the failure of the Issuer to renounce Qualifying Expenses to the Purchaser within the time and otherwise as required by the ITA, or as a consequence of a reduction, pursuant to subsection 66(12.73) of the ITA, by the tax authorities of an amount purported to be renounced to the Purchaser in respect of the Flow-Through Shares.

21.	OTHER FLOW-THROUGH SHARE SALES

The Purchaser acknowledges that there may be other sales of Flow Through Shares, some or all of which may occur after the acquisition of Flow Through Shares by the Purchaser. The Purchaser further acknowledges that there is a risk that insufficient funds may be raised from the sale of Flow Through Shares to fund the Issuer’s objectives described in the Prospectus, if any, and that it is possible that no Flow Through Shares may be purchased after the Purchaser has done so.

22.	ISSUER’S ACCEPTANCE

The Agreement, when executed by the Agent on the Purchaser’s behalf and delivered to the Issuer, will constitute a subscription for Flow-Through Shares which will not be binding on the Issuer until accepted by the Issuer by executing this Agreement in the space provided on the first page of the Agreement and, notwithstanding the reference date on that page, if the Issuer accepts the subscription by the Purchaser, the Agreement will be entered into on the date of such execution by the Issuer.

23.	MISCELLANEOUS

	(a)	The Purchaser hereby irrevocably authorizes the Agent, in its sole discretion:

(i)

to act as the Purchaser’s representative to receive certificates for Flow Through Shares subscribed for and to execute in his, her or its name and on his, her or its behalf all closing receipts and documents required; and

(ii) to waive, in whole or in part, any representations, warranties, covenants or conditions for the benefit of the Purchaser contained herein or in any agreement or document ancillary or related thereto.

(b)	The Agreement is not assignable or transferable by either of the parties hereto without the express written consent of the other party hereto.

(c)	Time is of the essence of this Appendix and will be calculated in accordance with the provisions of the Interpretation Act (British Columbia).

(d)

Except as expressly provided in this Appendix and in the Prospectus, agreements, instruments and other documents contemplated or provided for herein, the Agreement contains the entire agreement between the parties with respect to Flow Through Shares and there are no other terms, conditions, representations or warranties whether expressed, implied, oral or written, by statute, by common law, by the Issuer, by the Agent, or by anyone else.

(e)	The parties to the Agreement may amend the Agreement only in writing.

(f)	The Agreement enures to the benefit of and is binding upon the parties to the Agreement and their successors and permitted assigns.

(g)

A party to the Agreement will give all notices to or other written communications with the other party to the Agreement concerning the Agreement by hand or by registered mail addressed to such party, in the case of the Issuer to the address given on the Prospectus and in the case of the Purchaser, c/o the Agent at its address given on the Prospectus.

(h)	This Appendix is to be read with all changes in gender or number as required by the context.

(i)

The Agreement will be governed by and construed in accordance with the laws of British Columbia, and the parties hereto irrevocably attorn and submit to the jurisdiction of the courts of British Columbia with respect to any dispute related to the Agreement.

END OF APPENDIX II